     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 2002
                                                      REGISTRATION NO. 333-86234


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED


                                   ----------

                           DIVIDEND CAPITAL TRUST INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                       518 SEVENTEENTH STREET, 17TH FLOOR
                             DENVER, COLORADO 80202
                            TELEPHONE (303) 869-4700
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                   EVAN ZUCKER
                                    PRESIDENT
                       518 SEVENTEENTH STREET, 17TH FLOOR
                             DENVER, COLORADO 80202
                            TELEPHONE (303) 869-4700
                          (NAME, ADDRESS AND TELEPHONE
                          NUMBER OF AGENT FOR SERVICE )

                                   COPIES TO:

           EDWARD D. WHITE, ESQ.                                 JEFFREY B. SAMUELS, ESQ.
            DAVID C. ROOS, ESQ.                          PAUL, WEISS, RIFKIND, WHARTON & GARRISON
MOYE, GILES, O'KEEFE, VERMEIRE & GORRELL LLP                    1285 AVENUE OF THE AMERICAS
        1225 17TH STREET, 29TH FLOOR                             NEW YORK, NEW YORK 10019
           DENVER, COLORADO 80202

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================

Title of each class of securities   Amount to be     Proposed maximum             Proposed maximum             Amount of
        to be registered             registered     offering price per Share   aggregate offering price   registration fee(1)
-----------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value(2)     29,000,000            $10.00                      $290,000,000            $   26,680

Common Stock, $0.01 par value(3)      1,000,000            $12.00                      $ 12,000,000            $    1,104

Soliciting Dealer Warrants(4)         1,000,000            $ .001                      $      1,000            $      .10

Total                                                                                  $302,001,000            $27,784.10
=============================================================================================================================

(1)      Previously paid.

(2) Includes 4,000,000 shares issuable pursuant to the Company's dividend reinvestment plan.

(3) Represents shares issuable upon exercise of warrants to be issued to Dividend Capital Securities, Inc., or its assigns pursuant to the Warrant Purchase Agreement with the Registrant. Pursuant to Rule 416, includes such indeterminate number of additional shares of Common Stock as may be required for issuance on exercise of the Soliciting Dealer Warrants as a result of any adjustment in the number of shares of Common Stock issuable on such exercise by reason of the anti-dilution provisions of the Soliciting Dealer Warrants.

(4) Consists of warrants to purchase up to 1,000,000 shares pursuant to the Warrant Purchase Agreement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED JULY 15, 2002
                                25,000,000 SHARES
                           DIVIDEND CAPITAL TRUST INC.
                                  COMMON STOCK


         Dividend Capital Trust Inc. (Dividend Capital Trust) was formed to invest in commercial real estate properties, consisting primarily of high quality industrial buildings triple-net leased to creditworthy corporate tenants. We intend to qualify as a real estate investment trust (REIT) for federal tax purposes commencing with our taxable year ending December 31, 2002. However, we have not yet qualified as a REIT. Dividend Capital Trust was formed as a Maryland corporation in April, 2002 and has no operating history.

         Of the 30,000,000 shares of common stock we have registered, we are offering 25,000,000 shares to the public on a best-efforts basis at a price of $10 per share. The minimum number of shares that we will sell in this offering is 200,000 shares for gross proceeds of $2,000,000. We are also offering up to 4,000,000 shares to participants in our dividend reinvestment plan and up to 1,000,000 shares upon the exercise of certain warrants that may be issued to broker-dealers participating in this offering. Subject to certain exceptions described in this prospectus, you must purchase at least 200 shares for $2,000.

         Dividend Capital Advisors LLC (the "Advisor"), which is an affiliate of Dividend Capital Trust, will be responsible for managing our day to day activities. The Advisor is beneficially owned and controlled by three of our directors. See the "Conflicts of Interest" section of this Prospectus for a discussion of the relationship between Dividend Capital Trust, the Advisor and other of our affiliates.


         SEE "RISK FACTORS" BEGINNING ON PAGE 20 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN OUR SHARES. In particular, you should carefully consider the following risks:


               o The Company has no operating history and currently has no properties identified for acquisition

               o    Lack of a public trading market for the shares

               o Reliance on Dividend Capital Advisors LLC, our Advisor, to select properties and conduct our operations

               o Payment of substantial fees to the Advisor and its affiliates

               o Borrowing - which increases the risk of loss of our investments

               o Conflicts of interest between Dividend Capital Trust and certain affiliates which will be compensated for their services, including the Advisor, Dividend Capital Property Management LLC (our property manager) and Dividend Capital Securities LLC (the dealer manager of this offering)

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFITS OR TAX CONSEQUENCES WHICH MAY FLOW FROM YOUR INVESTMENT IS NOT PERMITTED.

                                                                                         PROCEEDS TO THE
                                           PRICE TO PUBLIC     SELLING COMMISSION(1)     COMPANY(2)(3)
---------------------------------------------------------------------------------------------------------
Per Share .............................     $         10            $      0.70                 $9.30
Total Minimum (200,000 shares) ........     $  2,000,000            $   140,000             $1,860,000
Total Maximum (25,000,000 shares) .....     $250,000,000            $17,500,000           $232,500,000
=========================================================================================================


(1) We will pay a sales commission of 7% to participating broker-dealers and pay a dealer manager fee of 2.5% to Dividend Capital Securities LLC, an affiliate. We will also issue, for nominal consideration, soliciting dealer warrants to Dividend Capital Securities LLC to purchase one share of common stock at a price of $12 per share for each 25 shares sold in this offering. See the "Plan of Distribution" section of this prospectus for a complete description of the amount and terms of such fees and expense reimbursement.

(2) Proceeds are calculated before deducting certain organization and offering expenses (excluding the dealer manager fee and selling commissions) payable by us in an amount equal to up to 3% of the total proceeds. Such expenses are estimated to be approximately $7,500,000 if 25,000,000 shares are sold. See "Management - Management Compensation."

(3) Proceeds from the sale of shares will be promptly deposited into an interest bearing escrow account at Wells Fargo Bank West, N.A. If we do not sell 200,000 shares before _______________, 2003, this offering will terminate and your funds in the escrow account (including interest) will be returned promptly. If we sell 200,000 shares by such date, then we may continue to offer shares until ____________, 2004. See "The Offering."

                         DIVIDEND CAPITAL SECURITIES LLC

                 The date of this prospectus is _________, 2002

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS OFFERING......................................5
PROSPECTUS SUMMARY............................................................12
   Dividend Capital Trust Inc.................................................12
   Our REIT Status............................................................12
   Summary Risk Factors.......................................................12
   Description of Properties..................................................13
   Estimated Use of Proceeds of Offering......................................13
   Investment Objectives......................................................13
   Conflicts of Interest......................................................14
   Prior Offering Summary.....................................................15
   The Offering...............................................................15
   Terms of the Offering......................................................16
   Compensation to the Advisor................................................16
   Dividend Policy............................................................17
   Listing....................................................................17
   Dividend Reinvestment Plan.................................................17
   Share Redemption Program...................................................18
   Dividend Capital Operating Partnership.....................................18
   ERISA Considerations.......................................................18
   Description of Securities..................................................18
RISK FACTORS..................................................................20
   Investment Risks...........................................................20
   Real Estate Risks..........................................................24
   Federal Income Tax Risks...................................................27
   Retirement Plan Risks......................................................29
SUITABILITY STANDARDS.........................................................30
ESTIMATED USE OF PROCEEDS.....................................................32
MANAGEMENT....................................................................34
   General....................................................................34
   Committees of the Board of Directors.......................................35
   Directors and Executive Officers...........................................36
   Independent Directors......................................................37
   Compensation of Directors..................................................38
   Independent Director Stock Option Plan.....................................39
   2002 Employee Stock Option Plan............................................40
   Limited Liability and Indemnification of Directors, Officers and Others....41
   The Advisor................................................................42
   The Advisory Agreement.....................................................43
   Holdings of Shares and Partnership Units...................................45
   Affiliated Companies.......................................................45
   Management Decisions.......................................................46
   Management Compensation....................................................46
   Organizational and Offering Stage..........................................47
   Acquisition and Development Stage..........................................47
   Operational Stage..........................................................48
   Stock Ownership and Ownership of Partnership Interests.....................51
CONFLICTS OF INTEREST.........................................................52
   Interests in Other Real Estate Programs....................................52
   Other Activities of the Advisor and its Affiliates.........................52
   Competition................................................................52
   Affiliated Dealer Manager..................................................53

   Affiliated Property Manager................................................53
   Lack of Separate Representation............................................53
   Joint Ventures with Affiliates of the Advisor..............................53
   Fees and Other Compensation to the Advisor.................................54
   Certain Conflict Resolution Procedures.....................................54
INVESTMENT OBJECTIVES AND CRITERIA............................................56
   General....................................................................56
   Acquisition and Investment Policies........................................56
   Development and Construction of Properties.................................58
   Acquisition of Properties from the Advisor.................................59
   Terms of Leases and Tenant Creditworthiness................................59
   Joint Venture Investments..................................................59
   Borrowing Policies.........................................................60
   Disposition Policies.......................................................61
   Investment Limitations.....................................................62
   Change in Investment Objectives and Limitations............................63
Prior Performance Summary.....................................................64
FEDERAL INCOME TAX CONSIDERATIONS.............................................65
   General....................................................................65
   Requirements for Qualification as a REIT...................................67
   Failure to Qualify as a REIT...............................................73
   Sale-Leaseback Transactions................................................73
   Taxation of Taxable U.S. Shareholders......................................73
   Treatment of Tax-Exempt Shareholders.......................................75
   Special Tax Considerations for Non-U.S. Shareholders.......................76
   Statement of Stock Ownership...............................................78
   State and Local Taxation...................................................79
   Federal Income Tax Aspects of Our Operating Partnership....................79
ERISA Considerations..........................................................82
   Plan Asset Considerations..................................................83
   Other Prohibited Transactions..............................................85
   Annual Valuation...........................................................85
DESCRIPTION OF SECURITIES.....................................................87
   Common Stock...............................................................87
   Preferred Stock............................................................87
   Soliciting Dealer Warrants.................................................88
   Meetings, Special Voting Requirements and Access to Records................88
   Restriction on Ownership of Shares.........................................89
   Dividends..................................................................91
   Dividend Reinvestment Plan.................................................91
   Share Redemption Program...................................................92
   Restrictions on Roll-Up Transactions.......................................94
   Business Combinations......................................................95
   Control Share Acquisitions.................................................96
THE OPERATING PARTNERSHIP AGREEMENT...........................................98
   General....................................................................98
   Capital Contributions......................................................98
   Operations.................................................................99
   Exchange Rights...........................................................100
   Transferability of Interests..............................................100
PLAN OF DISTRIBUTION.........................................................102
   Supplemental Sales Material...............................................107
LEGAL OPINIONS...............................................................107

EXPERTS......................................................................107
ADDITIONAL INFORMATION.......................................................108
FINANCIAL STATEMENTS.........................................................F-1
APPENDIX A: PRIOR PERFORMANCE TABLES.........................................A-1
APPENDIX B: SUBSCRIPTION AGREEMENT...........................................B-1
APPENDIX C: DIVIDEND REINVESTMENT PLAN.......................................C-1

                    QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to an offering of this type. Please see the "Prospectus Summary" and the remainder of this prospectus for more detailed information about this offering.

Q:   WHAT IS A REIT?

A:   In general, a REIT is a company that:

     o Pays dividends to investors of at least 90% of its taxable income for each year;

     o Avoids the federal "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

     o Combines the capital of many investors to acquire or provide financing for real estate properties; and

     o Offers the benefit of a diversified real estate portfolio under professional management.

Q:   WHAT IS DIVIDEND CAPITAL TRUST INC.?

A: Dividend Capital Trust was formed in April, 2002 as a Maryland corporation to acquire high quality industrial properties and other commercial real estate and lease them primarily on a triple-net basis to creditworthy corporate tenants. Dividend Capital Trust is not yet qualified as a REIT. However, we intend to operate in a manner that will allow Dividend Capital Trust to qualify as a REIT under the Internal Revenue Code commencing with our first taxable year ending December 31, 2002.

Q:   WHO WILL CHOOSE WHICH REAL ESTATE PROPERTIES TO INVEST IN?

A: Dividend Capital Advisors LLC (Dividend Capital Advisors) is our advisor and it makes recommendations on all property acquisitions to our board of directors. Our board of directors must approve all of our acquisitions.

Q:   WHAT IS DIVIDEND CAPITAL ADVISORS?

A: Dividend Capital Advisors LLC is a Colorado limited liability company formed in April, 2002, to serve as our Advisor. As of March 31, 2002, the principals of Dividend Capital Advisors, directly or through affiliated entities, had sponsored one public real estate investment trust (American Real Estate Investment Corporation) which raised approximately $93,230,000 of equity capital (including $10,750,000 in its initial public offering and $82,480,000 in connection with the acquisition of real estate) from more than 130 investors and 54 private real estate programs which had raised approximately $174,437,000 of equity capital from approximately 415 investors. Collectively, the public and private programs described above purchased interests in 75 real estate projects having combined acquisition and development costs of approximately $503,600,000. We sometimes refer to Dividend Capital Advisors in this prospectus as the Advisor.

Q: WILL THE ADVISOR USE ANY SPECIFIC CRITERIA WHEN SELECTING A POTENTIAL PROPERTY ACQUISITION?

A: Yes. The Advisor generally will seek to invest in properties that will satisfy the primary objective of providing quarterly dividend distributions to shareholders. We will acquire properties for investment with an expectation of holding properties for an extended period. The Advisor will also seek to protect our investors' capital contributions and to realize capital appreciation upon the sale of properties.

     We will attempt to accomplish these objectives by acquiring high-quality industrial and other commercial properties generally located in the top 20% of the United States industrial markets which are newly constructed, under construction, or which have been previously constructed and have operating histories. The Advisor intends to focus on properties which have been leased or pre-leased on a triple-net basis to one or more creditworthy corporate tenants.

Q.   WHY DO YOU PLAN ON FOCUSING YOUR ACQUISITIONS ON INDUSTRIAL PROPERTIES?

A. Based on the experience of its principals, the Advisor believes that industrial real estate has historically been among the top real estate classes for stability and performance. The Advisor believes that industrial real estate's stability is due to its relatively short development periods, which enable a better balancing of supply and demand. Additionally, industrial real estate is relatively inexpensive to build and has low maintenance requirements as compared to certain other property types, such as office and retail properties.

     Although we believe there are certain advantages to investing in industrial properties, by focusing on industrial properties we will not have the advantage of a portfolio of properties that is diversified across different property types. As a result, we will be exposed to risks or trends that have a greater impact on the market for industrial properties. These risks or trends may include the movement of manufacturing facilities to foreign markets which have lower labor or production costs, changes in land use or zoning regulations which restrict the availability of suitable industrial properties and other economic trends or events which would cause industrial properties to under-perform other property types.

Q:   WHAT ARE SOME OF THE RISKS TO INVESTING IN THIS OFFERING?

A: We have summarized certain risks in the "Risk Factors" section of this prospectus. These include, among others, our lack of an operating history, the absence of any properties identified for acquisition, reliance on the Advisor and our board of directors for the selection of properties and the application of offering proceeds, the payment of significant fees to the Advisor and its affiliates, and the potential for conflicts of interest involving the Advisor and its affiliates.

Q:   WHY MAY YOU ACQUIRE CERTAIN PROPERTIES IN JOINT VENTURES?

A: We may acquire some of our properties in joint ventures, some of which may be entered into with affiliates of the Advisor. Joint ventures may allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. As a result, joint ventures may allow us to diversify our portfolio of properties in terms of geographic region, property type and industry group of our tenants.

Q: WHAT STEPS DO YOU INTEND TO TAKE TO MAKE SURE YOU PURCHASE ENVIRONMENTALLY COMPLIANT PROPERTY?

A: We intend to obtain a Phase I environmental assessment of each property purchased. In addition, we generally intend to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials. Although these steps may reduce certain environmental risks, Dividend Capital Trust may nevertheless be liable for the costs related to removal or redemption of hazardous materials found on any properties we acquire.

Q:   WHAT ARE THE PROPOSED TERMS OF THE LEASES YOU EXPECT TO ENTER INTO?

A: We will seek primarily to enter into "triple-net" leases, the majority of which we expect will have terms of five to fifteen years, and many of which will have renewal options for additional periods. "Triple-net" means that the tenant is responsible for repairs, maintenance, property taxes, utilities, insurance and other operating costs. We expect that certain of our leases will provide that we have responsibility for replacement of specific structural components of a property such as the roof of the building or the parking lot.

Q:   HOW WILL DIVIDEND CAPITAL TRUST OWN ITS REAL ESTATE PROPERTIES?

A: We expect to own all of our real estate properties through an operating partnership called Dividend Capital Operating Partnership LP (which we refer to in this prospectus as the Partnership) or subsidiaries of the Partnership. The Partnership has been organized to own and lease real properties on our behalf. Dividend Capital Trust is the sole general partner of the Partnership and the Advisor and Dividend Capital Advisors Group LLC, the parent of the Advisor, are currently the only limited partners of the Partnership. As described below, the Partnership may issue additional limited partnership interests in connection with certain property acquisitions.

Q:   WHAT IS AN "UPREIT"?

A: UPREIT stands for "Umbrella Partnership Real Estate Investment Trust". An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds an interest. We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the partnership in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later sells the partnership units or exchanges his partnership units normally on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. Using an

     UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:   IF I BUY SHARES, WILL I RECEIVE DISTRIBUTIONS AND HOW OFTEN?

A: We intend on making distributions on a quarterly basis to our shareholders. The amount of each distribution will be determined by the board of directors and will typically depend on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions of at least 90% of our REIT taxable income for each year.

Q:   HOW DO YOU CALCULATE THE PAYMENT OF DIVIDENDS TO SHAREHOLDERS?

A: We will calculate our quarterly dividends using daily record and declaration dates so your dividend benefits will begin to accrue immediately upon becoming a shareholder.

Q:   MAY I REINVEST THE DIVIDENDS I MAY RECEIVE IN SHARES OF DIVIDEND CAPITAL
     TRUST?

A: Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the Subscription Agreement or by filling out an enrollment form we will provide to you at your request. As part of this offering we have registered 4,000,000 shares to be sold under the dividend reinvestment plan, all of which will be offered at a price equal to the fair market value per share on the applicable distribution date, including applicable fees and commissions. Until there is more than a de minimis amount of trading in our shares, the fair market value will be deemed to be the same as the price of a share in this offering. Dividends will begin to accrue after we have closed on the sale of at least 200,000 shares in this offering. See "Description of Securities - Dividend Reinvestment Plan".

Q:   WILL THE DISTRIBUTIONS I RECEIVE BE TAXABLE AS ORDINARY INCOME?

A: Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary dividend income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of our common stock. This, in effect, would defer a portion of your tax until your investment is sold or Dividend Capital Trust is liquidated, at which time you may be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled "Federal Income Tax Considerations."

Q:   WHAT WILL YOU DO WITH THE MONEY RAISED IN THIS OFFERING?

A: We will use your investment proceeds to purchase commercial real estate such as high-quality industrial properties. We intend to invest a minimum of 84% of the proceeds from this offering to acquire such properties. The remaining proceeds will be used to pay fees and expenses of this offering and expenses related to the acquisition of properties.

Q:   WILL THE FEES AND EXPENSES REDUCE MY INVESTED CAPITAL?

A: The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per share, and your dividend yield will be based on your $10 per share investment. However, the payment of fees and expenses will reduce the funds available for investment in real estate as well as the book value of the shares. Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid investments. These short-term investments may earn a lower return than we expect to earn on our real estate investments, and we cannot guarantee how long it will take to fully invest the proceeds in real estate.

Q:   WHAT KIND OF OFFERING IS THIS?

A: We are offering the public up to 25,000,000 shares of common stock on a "best efforts" basis. We have also registered 4,000,000 shares to be offered under our dividend reinvestment plan and 1,000,000 shares to be issued upon the exercise of warrants that may be issued to broker-dealers participating in this offering.

Q:   HOW DOES A "BEST EFFORTS" OFFERING WORK?

A: When shares are offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the shares. Brokers do not have a firm commitment or obligation to purchase any of the shares.

Q:   HOW LONG WILL THIS OFFERING LAST?

A: The offering will not last beyond _____________, 2004 (two years from the date of our original prospectus). However, in certain states, including Arizona and Iowa, the offering may continue for just one year unless we renew the offering for up to one additional year.

Q:   WHO CAN BUY SHARES?

A: You can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the "Suitability Standards" section of this prospectus.

Q: MAY PERSONS AFFILIATED WITH DIVIDEND CAPITAL TRUST PURCHASE SHARES IN THIS OFFERING?

A: Yes. Officers and directors of Dividend Capital Trust, as well as officers and employees of the Advisor or other affiliated entities, may purchase shares at a price of $8.90 per share. The reduced offering price reflects a $.15 reduction in acquisition and advisory fees and elimination of the $.70 sales commission and the $0.25 dealer manager fee that would otherwise be paid on each share. Notwithstanding the discounted sale price, the net proceeds received by Dividend Capital Trust will be the same on all shares sold in the offering. The purchase of shares by our affiliates will not count toward satisfying our minimum offering of 200,000 shares.

Q:   IS THERE ANY MINIMUM INVESTMENT REQUIRED?

A: Yes. Generally, you must invest at least $2,000. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this prospectus.

Q:   HOW DO I SUBSCRIBE FOR SHARES?


A: If you choose to purchase shares in this offering, you will need to complete a Subscription Agreement in the form attached to this prospectus as Appendix B for a specific number of shares. You must pay for the shares at the time you subscribe. Until we have closed on the sale of the first 200,000 shares from at least 100 subscribers who are independent of Dividend Capital Trust and of each other, your funds will be placed into an escrow account with Wells Fargo Bank West, N.A., where your funds will be held, along with those of other subscribers. Upon our acceptance of subscriptions for at least 200,000 shares, funds held in escrow will be released to us and will be available for the acquisition of properties and the payment of expenses. Thereafter, proceeds from the sale of shares will be released to us on an ongoing basis at the time we accept each Subscription Agreement.


Q:   IF I BUY SHARES IN THIS OFFERING, HOW MAY I LATER SELL THEM?

A: At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we believe it is unlikely that we would apply to have the shares listed for trading in any public market for at least the first three years following this offering. After that time, we plan to consider opportunities to list our shares for trading based on a number of factors, such as the public market for REITS generally, the amount of capital we have been able to raise and the economic performance of the properties we have acquired.

     As discussed in the following paragraph, the absence of a public market may continue for an extended period of time after the initial closing under this offering. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. You may sell your shares to any buyer unless such sale would cause any person or entity to directly or indirectly own more than 9.8% of the outstanding shares of any class or series of our stock or would violate the other restrictions imposed by our articles of incorporation on ownership and transfers of our shares. See "Description of Securities -- Restriction on Ownership of Shares."

     In addition, after you have held your shares for at least one year, you may be able to have your shares repurchased by Dividend Capital Trust pursuant to our share redemption program. See the "Description of Securities -- Share Redemption Program" section of the prospectus. If we have not listed the shares on a national securities exchange or over-the-counter market within 10 years after the initial closing under this offering, our articles of incorporation require us to begin selling our properties and other assets and return the net proceeds from these sales to our shareholders through distributions.

Q:   WHAT IS THE EXPERIENCE OF YOUR OFFICERS AND DIRECTORS?

A: The key members of our management team are currently comprised of James R. Mulvihill and Evan H. Zucker, each of whom is an executive officer and director of Dividend Capital Trust as well as a manager of the Advisor, and John A. Blumberg, who is a director of Dividend Capital Trust and a manager of the Advisor. Since 1990, Messrs. Blumberg, Mulvihill and Zucker have directed the acquisition, development, financing and sale of approximately 75 real estate projects with an aggregate value in excess of $503,000,000. See the "Management -- Executive Officers and Directors" section of this prospectus for a more detailed description of the background and experience of each of our directors and the Prior Performance Tables which appear as Appendix A of this Prospectus for detailed information concerning real estate programs sponsored by principals of our Advisor.

Q:   WILL I BE NOTIFIED OF HOW MY INVESTMENT IS DOING?

A: You will receive periodic updates on the performance of your investment with us, including:

     o    Three quarterly financial reports;

     o    An annual report; and

     o    An annual IRS Form 1099.

Q:   WHEN WILL I GET MY DETAILED TAX INFORMATION?

A: We intend to mail your Form 1099 tax information by January 31 of each year.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

                          Mark Quam
                          Dividend Capital Securities LLC
                          518 17th Street, 17th Floor
                          Denver, Colorado 80202
                          Telephone:  (303) 228-2200
                          Fax:  (303) 228-2201

                               PROSPECTUS SUMMARY

         This prospectus summary summarizes information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the "Risk Factors" section.

DIVIDEND CAPITAL TRUST INC.

         Dividend Capital Trust Inc. was formed in order to acquire commercial real estate properties, consisting primarily of high quality industrial properties leased to creditworthy corporate tenants. Our office is located at 518 17th Street, 17th Floor, Denver, Colorado 80202 and our telephone number is
(303) 228-2200.

         Our advisor is Dividend Capital Advisors LLC, which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. We refer to Dividend Capital Advisors LLC as the Advisor or as Dividend Capital Advisors in this prospectus. Our board of directors must approve each real property acquisition proposed by the Advisor, as well as certain other matters set forth in our articles of incorporation. We have eight members on our board of directors. Five of the directors are independent of our Advisor and have responsibility for reviewing its performance. Our directors are elected annually by the shareholders.

OUR REIT STATUS

         We intend to qualify as a real estate investment trust (REIT) under federal tax laws commencing with our first taxable year ending December 31, 2002. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, we will not be allowed a deduction for distributions to our shareholders in computing our taxable income and we may be precluded from qualifying for treatment as a REIT for the four-year period following the year of our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

SUMMARY RISK FACTORS

         Following are the most significant risks relating to your investment:

     o There is no public trading market for the shares, and we cannot assure you that one will ever develop. Until the shares are publicly traded, you will have a difficult time selling your shares. The absence of a public market increases the likelihood that a sale of shares could occur at a loss.

     o We must rely on our advisor for the day-to-day management of our business and the identification of real estate properties which we may acquire.

     o To ensure that we continue to qualify as a REIT, our articles of incorporation prohibit any person or entity from owning directly or indirectly more than 9.8% of the outstanding shares of any class or series of our stock. This may discourage or prevent a third party from acquiring Dividend Capital Trust on terms that might be favorable to our shareholders.

     o If for any reason we fail to qualify as a REIT for federal income tax purposes, we would be subject to tax on our income at corporate rates. That would reduce the amount of funds available for investment or distribution to our shareholders because of the additional tax liability for the years involved.

     o You will not have preemptive rights as a shareholder, so any shares we issue in the future may dilute your interest in Dividend Capital Trust.

     o   We will pay significant fees to the Advisor and its affiliates.

     o Real estate investments are subject to cyclical trends, which are beyond our control.

     o If you invest before we have completed any property acquisitions, then you will not have an opportunity to evaluate any of the properties that will be in our portfolio.

     o Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay those loans.

     o Our investment in vacant land to be developed may create risks relating to the builder's ability to control construction costs, failure to perform or failure to build in conformity with plans, specifications and timetables.

     o If we do not obtain listing of the shares on a national exchange within ten years of our initial closing under this offering, our articles of incorporation provide that we must begin to sell all of our properties and distribute the net proceeds to our shareholders.

     o Our Advisor will face various conflicts of interest resulting from its activities with affiliated entities.

Before you invest in Dividend Capital Trust, you should see the complete discussion of "Risk Factors".

DESCRIPTION OF PROPERTIES

         When we either acquire a significant property or believe that there is a reasonable probability that we will acquire a significant property, we will provide a supplement to this prospectus to describe the property. You should not assume that we will actually acquire any property that we describe in a supplement as a probable acquisition because one or more contingencies to the purchase may prevent the acquisition.

ESTIMATED USE OF PROCEEDS OF OFFERING

         We anticipate that we will invest at least 84% of the proceeds of this offering in real estate properties. We will use the remainder of the offering proceeds to pay selling commissions, fees and expenses relating to the selection and acquisition of properties and the costs of the offering.

INVESTMENT OBJECTIVES

Our investment objectives are:

     o   To maximize quarterly cash dividends paid to our investors;

     o To manage risk in order to preserve, protect and return our investors' capital contributions;

     o To realize capital appreciation upon our ultimate sale of our properties; and

     o To ultimately provide our investors with liquidity of their investment by completing a sale or merger of Dividend Capital Trust in a transaction which provides our investors with securities of a publicly-traded company, listing the shares on a national exchange or, if we do not complete such a transaction or obtain listing of the shares within ten years after our initial closing, by selling our properties and distributing the cash to our investors.

         We may only change these investment objectives upon a majority vote of the shareholders. See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.

CONFLICTS OF INTEREST

         Our Advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

     o The principals of the Advisor will have to allocate their time between Dividend Capital Trust and other real estate projects and business activities in which they are involved;

     o The Advisor must determine whether any related entities should enter into joint ventures with Dividend Capital Trust for the acquisition and operation of specific properties. The terms of any joint ventures proposed by the Advisor may not be the result of arm's-length negotiations;

     o The Advisor will present to Dividend Capital Trust all investment opportunities which the Advisor determines are suitable for Dividend Capital Trust given our investment objectives and certain other considerations. Opportunities which the Advisor determines are not suitable for us may be pursued by affiliates of the Advisor. As a result, the Advisor may be subject to certain conflicts of interest in evaluating the suitability of investment opportunities and making recommendations to our board of directors;

     o The Advisor and its affiliates will receive fees or distributions with respect to their limited partnership interests in the Partnership in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us; and

     o Dividend Capital Property Management LLC (the Property Manager) will perform certain property management and leasing services with respect to the properties which we acquire and Dividend Capital Securities LLC (the Dealer Manager) will serve as the dealer manager of this offering. The Property Manager is presently beneficially owned and controlled by Messrs. Blumberg, Mulvihill and Zucker, each of whom is a director of Dividend Capital Trust and a principal of the Advisor. The Dealer Manager is beneficially owned by Mark Quam and Messrs. Blumberg, Mulvihill and Zucker and is controlled by Mr. Quam. As a result, conflicts of interest may exist with respect to certain transactions between Dividend Capital Trust and the Property Manager and the Dealer Manager. See the "Management" and "Conflicts of Interest" sections of this prospectus for a more detailed discussion of these relationships and certain conflicts of interest.

         The following chart shows the ownership structure of the various Dividend Capital entities that are affiliated with our Advisor. Dividend Capital Securities Group LLLP, Dividend Capital Management Group LLC and Dividend Capital Advisors Group LLC are presently each 100% indirectly owned by John Blumberg, James Mulvihill, Evan Zucker and Mark Quam. Dividend Capital Advisors Group LLC and Dividend Capital Management Group LLC may each issue their equity securities in the future to certain of their employees, consultants or other parties. However, any such transactions are not expected to result in a change in control of these entities.

                              [ORGANIZATION CHART]

         The Advisor has invested $200,000 in the Operating Partnership in exchange for an approximately 99% regular limited partner interest and Dividend Capital Trust has invested $2,000 in the Partnership in exchange for an approximately 1% general partner interest. Dividend Capital Advisors Group LLC, the parent of the Advisor, has invested $1,000 in the Partnership and has been issued limited partnership units in the Partnership which constitute the Special Units. Franklin Street Advisors LLC, an affiliate of the Advisor, is currently our sole shareholder. It invested $2,000 in Dividend Capital Trust in exchange for 200 shares. Except as described above, the Advisor, the Dealer Manager and the Property Manager do not have any ownership interest in Dividend Capital Trust or the Operating Partnership.

PRIOR OFFERING SUMMARY

         Principals of the Advisor, directly or through affiliated entities, previously sponsored one publicly offered real estate investment trust in which they raised approximately $93,230,000 of equity capital from more than 130 investors as well as 54 private real estate programs in which they raised approximately $168,735,000 from approximately 415 investors. The "Prior Performance Summary" section of this prospectus and the Prior Performance Tables attached as Appendix A to this prospectus contain further information concerning the affiliated programs sponsored to date.

THE OFFERING

         We are offering up to 25,000,000 shares to the public at $10 per share. We are also offering up to 4,000,000 shares pursuant to our dividend reinvestment plan at an amount per share equal to the fair market value of the shares on the applicable distribution date including applicable fees and commissions, and up to 1,000,000 shares to broker-dealers pursuant to warrants whereby participating broker-dealers will have the right to purchase one share for every 25 shares they sell in this offering. The exercise price for shares purchased pursuant to the warrants is $12 per share.

TERMS OF THE OFFERING

         We will begin selling shares in this offering upon the effective date of this prospectus, and this offering will terminate on or before ____________, 2004 (two years after the date of our prospectus). However, we may terminate this offering at any time prior to such termination date. Investment proceeds will be held in an escrow account at Wells Fargo Bank West, N.A. until we close on the sale of at least 200,000 shares to at least 100 investors who are independent of Dividend Capital Trust and of each other. Thereafter, your investment proceeds will be released to us and available for the acquisition of properties or the payment of fees and expenses as soon as we accept your Subscription Agreement. We generally intend to admit shareholders to Dividend Capital Trust on a daily basis.

COMPENSATION TO THE ADVISOR

         The Advisor and its affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. In addition, Dividend Capital Advisors Group LLC, the parent of the Advisor, has been issued partnership units in the Partnership constituting a separate series of limited partnership interests with special distribution rights (the "Special Units"). The most significant items of compensation and the Special Units are included in the following table:

         OFFERING STAGE

     o   Sales Commissions               7.0% of gross offering proceeds (all or
                                         substantially all of which we expect
                                         will be paid to participating
                                         broker-dealers)

     o   Dealer Manager Fee              2.5% of gross offering proceeds

     o   Offering Expenses               3.0% of gross offering proceeds

         ACQUISITION AND DEVELOPMENT STAGE

     o   Acquisition and Advisory Fees:  Up to 3% of the aggregate purchase price of all properties we acquire

     o   Acquisition Expenses:           Up to 0.5% of the aggregate purchase
                                         price of all properties we acquire

         OPERATIONAL STAGE


     o Property Management and Leasing Fees: normally expected to be 4.5% of gross revenues with respect to each Property


     o Initial Lease-Up Fee for Newly Constructed Property: Competitive fee for geographic location of property based on a survey of brokers and agents (customarily equal to the first month's rent)

     o Real Estate Commission: 3.0% of contract price for properties sold. Payment of any Real Estate Commission is deferred until investors receive a return of capital plus a 7% cumulative non-compounded annual return on their net capital contributions (calculated from the closing date of each respective shareholder's investment without deduction of any organization, offering or other expenses)

     o Special Units: While the Special Units are outstanding, and after other partners have received cumulative distributions from all sources equal to their capital contributions plus a 7% cumulative noncompounded annual return on their net contributions, the holder will receive 15% of net sales proceeds received by the Partnership on dispositions of Partnership assets. Special Units will be redeemed for cash upon the earlier of the listing of our shares or the occurrence of specified events that result in a termination or nonrenewal of the Advisory Agreement for the amount that would have been distributed with respect to the Special Units in accordance with the preceding sentence if the Partnership sold all of its assets for their then fair market values, paid all of its liabilities and distributed any remaining amounts to partners in liquidation of the Partnership.

         There are many conditions and restrictions on the amount of compensation the Advisor and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that the Advisor may receive. For a more detailed explanation of these fees and expenses payable to the Advisor and its affiliates, and for a more detailed discussion of the special limited partnership interests described above, please see the "Management Compensation" section of this prospectus.

DIVIDEND POLICY

         In order to remain qualified as a REIT, we are required to distribute 90% of our annual taxable income to our shareholders. We intend to accrue and pay dividends on a quarterly basis commencing with the calendar quarter in which the initial closing under this offering occurs. We will calculate our dividends based upon daily record and dividend declaration dates so investors will be entitled to earn dividends immediately upon purchasing shares.

LISTING

         We presently intend to pursue the listing of our shares on a national securities exchange within ten years after the date of the initial closing under this offering. In the event we do not obtain listing prior to that date, our articles of incorporation require us to begin the sale of our properties and liquidation of our assets.

DIVIDEND REINVESTMENT PLAN

         You may participate in our dividend reinvestment plan pursuant to which you may have the cash distributions you receive reinvested in shares of Dividend Capital Trust. If you participate, you will be taxed on an amount equal to the fair market value, on the relevant distribution date, of the shares of our common stock purchased with reinvested distributions even though you will not receive the cash from those distributions. As a result, you may have a tax liability without receiving cash to pay such liability. We may terminate the dividend reinvestment plan in our discretion at any time upon 10 days notice to you. Following any termination of the dividend reinvestment plan, all subsequent distributions to shareholders would be made in cash. Any such termination may limit our ability to fund the share redemptions discussed below. (See "Description of Securities -- Dividend Reinvestment Plan.")

SHARE REDEMPTION PROGRAM

         We may use proceeds received from the sale of shares pursuant to our dividend reinvestment plan to fund share redemptions. After you have held your shares for a minimum of one year, our share redemption program may provide a limited opportunity for you to redeem your shares, subject to certain restrictions and limitations, for the lesser of (1) $10 per share, or (2) the price you actually paid for your shares. We currently expect that our dividend reinvestment plan will be the primary source of funds used to redeem shares. The board of directors reserves the right to use other sources of funds to redeem shares, to reject any request for redemption of shares for any reason or no reason or to amend or terminate the share redemption program at any time. You will have no right to request redemption of your shares after the shares are listed on a national exchange. (See "Description of Securities -- Share Redemption Program.")

DIVIDEND CAPITAL OPERATING PARTNERSHIP

         We intend to own all of our real estate properties through Dividend Capital Operating Partnership LP (the Partnership), our operating partnership, or its subsidiaries. We are the sole general partner of the Partnership. The Advisor and the parent of the Advisor are currently the only limited partners for which they made initial contributions of $201,000. Our ownership of properties in the Partnership allows us to acquire real estate properties in exchange for limited partnership units in the Partnership. This structure will also allow sellers of properties to transfer their properties to the Partnership in exchange for units of the Partnership and defer recognition of taxable gain that would have been recognized if the properties had instead been sold to us. The holders of units in the Partnership may have their units redeemed under certain circumstances. (See "The Operating Partnership Agreement.")

ERISA CONSIDERATIONS

         The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of shares will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

DESCRIPTION OF SECURITIES

         GENERAL

         Your investment will be recorded on our books only. We will not issue stock certificates. If you wish to transfer your shares, you will be required to send an executed transfer form to us. We will provide the required form to you upon request.

         SHAREHOLDER VOTING RIGHTS AND LIMITATIONS

         We will hold annual meetings of our shareholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We may also call a special meeting of shareholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share you own at any of these meetings.

         RESTRICTION ON SHARE OWNERSHIP

         Our articles of incorporation contain a restriction on ownership of the shares that prevents any person or entity from owning directly or indirectly more than 9.8% of the outstanding shares of any class or series of our stock. (See "Description of Securities -- Restriction on Ownership of Shares.") These restrictions, as well as other share ownership and transfer restrictions contained in our articles of incorporation, are designed to enable us to comply with share accumulation and other restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the "Description of Securities" section of this prospectus.

                                  RISK FACTORS

         Your purchase of shares involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following:

INVESTMENT RISKS

         THERE IS NO PUBLIC TRADING MARKET FOR YOUR SHARES.

         There is no current public market for the shares and we have no obligation or immediate plans to apply for quotation or listing in any public securities market. Although in the future we will consider opportunities to establish a public market for our shares, there can be no assurance that a public market will ever exist. It will therefore be very difficult for you to sell your shares promptly. Even if you are able to sell your shares, the absence of a public market may cause the price received for any shares sold to be less than the proportionate value of the real estate we own. Therefore, you should purchase the shares only as a long-term investment. See "Description of Securities - Share Redemption Program" for a description of our share redemption program.

         WE DO NOT HAVE AN OPERATING HISTORY OR AN EXISTING PORTFOLIO OF PROPERTIES.

         Dividend Capital Trust was formed in April, 2002 in order to invest in commercial real estate properties. As of the date of our initial prospectus, we have engaged only in certain organizational and offering activities. We have not acquired any properties or identified any properties for acquisition. As a result, we do not have a history of operations or a portfolio of existing properties which you are able to evaluate in making a decision to invest in our shares.


         WE MUST RELY ON THE ADVISOR FOR SELECTION OF PROPERTIES AND ON OUR BOARD OF DIRECTORS FOR THE INVESTMENT OF OFFERING PROCEEDS.


         Our ability to pay dividends and achieve our other investment objectives is partially dependent upon the performance of the Advisor in the acquisition of real estate properties, the selection of tenants and the determination of any financing arrangements. We currently do not own any properties, and except for any investments that may be described in supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. Our board of directors, which must approve all property acquisitions, will have broad discretion to determine the manner in which the net proceeds from this offering are invested. As a result, you must rely entirely on the management ability of the Advisor in identifying properties and proposing transactions and the oversight of the board of directors in approving the application of our offering proceeds.

         FAILURE TO QUALIFY AS A REIT COULD ADVERSELY AFFECT OUR OPERATIONS AND OUR ABILITY TO MAKE DISTRIBUTIONS.

                  We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes. However, we have not yet qualified as a REIT. If we fail to qualify as a REIT in any taxable year, then we would be subject to federal income tax on our taxable income at corporate rates. This would reduce our net earnings available for investment in properties or for distribution to shareholders because of the additional tax liability, and we would no longer be required to make distributions. The risks of failing to qualify as a REIT are discussed in greater detail under the "Federal Income Tax Risks" below.

         WE DEPEND ON KEY PERSONNEL.

         Our success depends to a significant degree upon the continued contributions of certain key personnel, including John Blumberg, James Mulvihill and Evan Zucker, each of whom would be difficult to replace. We currently do not have key man life insurance on any person. If any of our key personnel were to cease employment with us, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel.

         THE ADVISOR WILL FACE CONFLICTS OF INTEREST RELATING TO TIME
MANAGEMENT.

         The Advisor presently has no other business activities. However, principals of the Advisor are engaged in other real estate activities, including acquisition and development of commercial and residential real estate in the United States and Mexico. We are not able to estimate the amount of time that principals of the Advisor will devote to our business. As a result, principals of the Advisor may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, the time they devote to our business may decline and be less than we would require. We expect that as our real estate activities expand, the Advisor may attempt to hire additional employees who would devote substantially all of their time to the business of Dividend Capital Trust and its affiliates. However, there can be no assurance that the Advisor will devote adequate time to our business activities. See "Conflicts of Interest" section of this Prospectus for a discussion of the other activities and real estate interests of the Advisor's affiliates.

         THE ADVISOR MAY FACE CONFLICTS OF INTEREST RELATING TO THE PURCHASE AND LEASING OF PROPERTIES.

         We may be buying properties at the same time as other entities that are affiliated with the Advisor are buying properties. There is a risk that the Advisor will choose a property that provides lower returns to us than a property purchased by another entity affiliated with the Advisor. We may acquire properties in geographic areas where other affiliates of the Advisor own properties. If one of the entities affiliated with the Advisor attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. (See "Conflicts of Interest.")

         THE ADVISOR WILL FACE CONFLICTS OF INTEREST RELATING TO JOINT VENTURES WITH AFFILIATES.

         We may enter into joint ventures with third parties, including entities that are affiliated with the Advisor, for the acquisition, development and improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

     o The possibility that our venture partner, co-tenant or partner in an investment might become bankrupt;

     o That such venture partner, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

     o That such venture partner, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

         Actions by such a venture partner or co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

         Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a venture partner has a right of first refusal to buy out the other partner, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our venture partner or co-tenant is an affiliate of the Advisor, certain conflicts of interest will exist. (See "Conflicts of Interest -- Joint Ventures with Affiliates of the Advisor.")

         THE DEALER MANAGER WAS RECENTLY FORMED AND HAS NOT PARTICIPATED IN SIMILAR OFFERINGS.

         The Dealer Manager of this offering was recently formed and it has not participated in any other public or private securities offering. The Dealer Manager will attempt to enter into agreements with participating broker-dealers pursuant to which those firms will sell our shares in this offering. Should the Dealer Manager be unable to establish a significant group of participating broker-dealers, then we may be unable to sell a significant number of shares. If the minimum number of shares is not sold in this offering, then subscribers who deliver their funds into escrow will not have access to those funds until the offering terminates. If the offering closes (but on a limited number of shares), then we will likely acquire a limited number of properties and will not achieve significant diversification of our property holdings. Because the Dealer Manager has not participated in prior offerings, we are not able to evaluate its ability to manage this offering.

         A LIMIT ON THE NUMBER OF SHARES A PERSON MAY OWN MAY DISCOURAGE A TAKEOVER OR BUSINESS COMBINATION.

         Our articles of incorporation restrict direct or indirect ownership by one person or entity to no more than 9.8% of the outstanding shares of any class or series of our stock. This restriction may discourage a change of control of Dividend Capital Trust and may deter individuals or entities from making tender offers for shares on terms that might be financially attractive to shareholders or which may cause a change in the management of Dividend Capital Trust. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and shareholders. (See "Description of Securities -- Restriction on Ownership of Shares.")

         YOU ARE LIMITED IN YOUR ABILITY TO SELL YOUR SHARES PURSUANT TO THE SHARE REDEMPTION PROGRAM.

         Our share redemption program may provide you with a limited opportunity to redeem your shares for $10 per share (or the price you paid for the shares, if lower than $10) after you have held them for a period of one year. However, our share redemption program contains certain restrictions and limitations. Shares may be redeemed on a first-come, first-served basis and will be limited to the lesser of (1) during any calendar year, three percent (3%) of the weighted average number of shares outstanding during the prior calendar year, or
(2) the proceeds we receive from the sale of shares under our dividend reinvestment plan. In either case, the aggregate amount of redemptions under our share redemption program may not exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. In addition, the board of directors reserves the right to reject any request for any reason or no reason for redemption or to amend or terminate the share redemption program at any time. Therefore, in making a decision to purchase shares of Dividend Capital Trust, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. (See "Description of Securities - Share Redemption Program.")

         WE ESTABLISHED THE OFFERING PRICE ON AN ARBITRARY BASIS.

         As of the commencement of this offering we own no properties. As a result, our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to property appraisals or to any established criteria for valuing issued or outstanding shares.

         YOUR INTEREST IN DIVIDEND CAPITAL TRUST MAY BE DILUTED IF WE ISSUE ADDITIONAL SHARES.


         Existing shareholders and potential investors in this offering do not have preemptive rights to any shares issued by Dividend Capital Trust in the future. Therefore, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan, (2) sell securities that are convertible into shares, (3) issue shares in a private offering of securities to institutional investors, (4) issue shares of common stock upon the exercise of the options granted to our independent directors or employees of the Advisor and Dividend Capital Property Management or the warrants to be issued to participating broker-dealers, or (5) issue shares to sellers of properties acquired by us in connection with an exchange of limited partnership units from the Partnership, existing shareholders and investors purchasing shares in this offering will experience dilution of their percentage ownership in Dividend Capital Trust. Depending on the terms of such transactions and the value of our properties, existing shareholders might also experience a dilution in the book value per share of their investment in Dividend Capital Trust.


         PAYMENT OF FEES TO THE ADVISOR AND ITS AFFILIATES WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION.

         The Advisor and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our properties, and the management and leasing of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to shareholders. (See "Management Compensation.")

         THE AVAILABILITY AND TIMING OF CASH DIVIDENDS IS UNCERTAIN.

         We expect to pay quarterly dividends to our shareholders. However, we bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash dividends to be distributed to the shareholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to pay dividends to you. Should we fail for any reason to distribute at least 90% of our real estate investment trust taxable income, then we would not qualify for the favorable tax treatment accorded to REITs.

         WE ARE UNCERTAIN OF OUR SOURCES FOR FUNDING OUR FUTURE CAPITAL NEEDS.

         Substantially all of the gross proceeds of the offering will be used for investment in properties and for payment of various fees and expenses. (See "Estimated Use of Proceeds.") In addition, we do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we cannot assure you that such sources of funding will be available to us.

REAL ESTATE RISKS

         GENERAL REAL ESTATE RISKS

         We will be subject to risks generally incident to the ownership of real estate, including:

     o   Changes in general economic or local conditions;

     o Changes in supply of or demand for similar or competing properties in an area;

     o   Bankruptcies, financial difficulties or lease defaults by our tenants;

     o Changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

     o Changes in the cost or availability of insurance, particularly after terrorist attacks of September 11;

     o   Changes in tax, real estate, environmental and zoning laws; and

     o   Periods of high interest rates and tight money supply.

         For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

         A PROPERTY THAT INCURS A VACANCY COULD BE DIFFICULT TO SELL OR
RE-LEASE.

         A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. Certain of our properties may be specifically suited to the particular needs of a tenant. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to shareholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

         WE ARE DEPENDENT ON TENANTS FOR OUR REVENUE.

         Certain of our properties may be occupied by a single tenant. As a result, the success of those properties will depend on the financial stability of a single tenant. Lease payment defaults by tenants could cause us to reduce the amount of distributions to shareholders. A default by a tenant on its lease payments could force us to find an alternative source of revenue to pay any mortgage loan on the property. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss.

         WE MAY NOT HAVE FUNDING FOR FUTURE TENANT IMPROVEMENTS.

         When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. Substantially all of our net offering proceeds will be invested in real estate properties, and we do not anticipate that we will maintain permanent working capital reserves. We also have no identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. We cannot assure you that we will have any sources of funding available to us for such purposes in the future.

         UNINSURED LOSSES RELATING TO REAL PROPERTY MAY ADVERSELY AFFECT YOUR RETURNS.

         The Advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, changes in the cost or availability of insurance, particularly after the terrorist attacks of September 11, could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.

         DEVELOPMENT AND CONSTRUCTION OF PROPERTIES MAY RESULT IN DELAYS AND INCREASED COSTS AND RISKS.

         We may invest some of the proceeds available for investment in the acquisition of raw land upon which we will develop and construct improvements at a fixed contract price. In any such projects we will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may result in legal action by us to rescind the purchase or construction contract or to enforce the builder's obligations. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to for a property will be based on our projections of rental income and expenses and estimates of the fair market value of property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

         COMPETITION FOR INVESTMENTS MAY INCREASE COSTS AND REDUCE RETURNS.

         We will compete for real property investments with individuals, corporations, and bank and insurance company investment accounts, as well as other real estate investment trusts, real estate limited partnerships, and other entities engaged in real estate investment activities. Competition for investments may have the effect of increasing costs and reducing your returns.

         DELAYS IN ACQUISITIONS OF PROPERTIES MAY HAVE ADVERSE EFFECTS ON YOUR INVESTMENT.

         Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties.

         UNCERTAIN MARKET CONDITIONS AND THE BROAD DISCRETION OF THE ADVISOR RELATING TO THE FUTURE DISPOSITION OF PROPERTIES COULD ADVERSELY AFFECT THE RETURN ON YOUR INVESTMENT.

         We expect to hold the various real properties in which we invest until such time as the Advisor decides that a sale or other disposition is appropriate given our investment objectives. The Advisor, subject to approval of the board, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon a liquidation of Dividend Capital Trust if we do not list the shares within ten years after the initial closing under this offering. We cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

         DISCOVERY OF PREVIOUSLY UNDETECTED ENVIRONMENTALLY HAZARDOUS CONDITIONS MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

         Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of Dividend Capital Trust and, consequently, amounts available for distribution to you.

         IF WE FAIL TO MAKE OUR DEBT PAYMENTS, WE COULD LOSE OUR INVESTMENT IN A PROPERTY.

         Loans obtained to fund property acquisitions will generally be secured by first mortgages on those properties. If we are unable to make our debt service payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of the shares and the dividends payable to shareholders to be reduced. (See "Description of Properties -- Real Estate Loans.")

         LENDERS MAY REQUIRE US TO ENTER INTO RESTRICTIVE COVENANTS RELATING TO OUR OPERATIONS.

         In connection with obtaining certain financing, a lender may impose restrictions on us which affect our ability to incur additional debt and our ability to make distributions to our shareholders. Loan documents we enter into may contain negative covenants which limit our ability to further mortgage the property, replace the Advisor as our advisor or impose other limitations.

         IF WE ENTER INTO FINANCING ARRANGEMENTS INVOLVING BALLOON PAYMENT OBLIGATIONS, IT MAY ADVERSELY AFFECT OUR ABILITY TO PAY DIVIDENDS.

         Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

FEDERAL INCOME TAX RISKS

         FAILURE TO QUALIFY AS A REIT COULD ADVERSELY AFFECT OUR OPERATIONS AND OUR ABILITY TO MAKE DISTRIBUTIONS.

         We intend to operate in a manner designed to permit us to qualify as a real estate investment trust, or REIT, for federal income tax purposes. Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code, for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a REIT that holds its assets through a partnership, such as we will.

Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification. See "Federal Income Tax Considerations - REIT Qualification."


         If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability. In addition, distributions to shareholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board to recommend that we revoke our REIT election.

         We believe that the Partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that the Partnership were properly treated as a corporation, the Partnership would be required to pay federal income tax at corporate rates on its net income, its partners would be treated as shareholders of the Partnership and distributions to partners would constitute dividends that would not be deductible in computing the Partnership's taxable income. In addition, we would fail to qualify as a REIT, with the resulting consequences described above. See "Federal Income Tax Considerations - Federal Income Tax Aspects of Our Operating Partnership - Classification as a Partnership."


         TO QUALIFY AS A REIT, WE MUST MEET ANNUAL DISTRIBUTION REQUIREMENTS

         To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our shareholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for dividends paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so.

         LEGISLATIVE OR REGULATORY ACTION COULD ADVERSELY AFFECT INVESTORS.

         In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a shareholder. Any such changes could have an adverse effect on an investment in our shares. You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares.

RETIREMENT PLAN RISKS

         THERE ARE SPECIAL CONSIDERATIONS THAT APPLY TO PENSION OR PROFIT SHARING TRUSTS OR IRAS INVESTING IN SHARES.

         If you are investing the assets of an IRA, pension, profit sharing, 401(k), Keogh or other qualified retirement plan, you should satisfy yourself that:

     o Your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

     o Your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

     o Your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

     o   Your investment will not impair the liquidity of the plan or IRA;

     o Your investment will not produce "unrelated business taxable income" for the plan or IRA;

     o You will be able to value the assets of the plan annually in accordance with ERISA requirements; and

     o   Your investment will not constitute a prohibited transaction under
         Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the "ERISA Considerations" section of this prospectus.

                              SUITABILITY STANDARDS

         The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, we do not expect to have a public market for the shares, which means that it may be difficult for you to sell your shares. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

         The Advisor and the Dealer Manager, in conjunction with participating broker-dealers, are responsible for making every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information concerning the investor's financial situation and investment objectives. In consideration of these factors, we have established suitability standards for initial shareholders and subsequent transferees. These suitability standards require that a purchaser of shares have either:

     o A net worth, excluding the value of a purchaser's home, furnishings and automobiles, of at least $150,000; or

     o A gross annual income of at least $45,000 and a net worth, excluding the value of a purchaser's home, furnishings and automobiles, of at least $45,000.

         The minimum purchase is 200 shares ($2,000), except in certain states as described below. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of Dividend Capital Trust will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

         The minimum purchase for Maine, Minnesota, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 200 shares ($2,000). The minimum purchase for Minnesota residents is 250 shares ($2,500), except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000).

         Purchases of shares pursuant to the dividend reinvestment plan of Dividend Capital Trust may be in amounts less than set forth above.

         Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.


         ARIZONA, CALIFORNIA AND NORTH CAROLINA - Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.


         IOWA AND OREGON - Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000. Tax exempt investors must make a minimum investment of 250 shares or $2,500.

         MAINE - Investors must have either (1) a net worth of at least $200,000, or (2) gross annual income of $50,000 and a net worth of at least $50,000.

         MICHIGAN, OHIO, OREGON AND PENNSYLVANIA - In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in Dividend Capital Trust.

         MISSOURI - Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of $60,000 and a net worth of at least $60,000.

         NEW HAMPSHIRE - Investors must have either (1) a net worth of at least $250,000, or (2) taxable income of $50,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $125,000.

         PENNSYLVANIA - Because the minimum closing amount is less than $25,000,000 (10% of the total offering amount), investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of shares subscribed to in this offering.

         TENNESSEE - Investors must have either (1) a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000 and gross annual income of $65,000 during the prior tax year with an expectation of gross annual income of $65,000 in the current tax year or (2) a net worth (exclusive of home, home furnishings and automobiles) of at least $500,000.

         In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, shares of Dividend Capital Trust are an appropriate investment for those of you who become investors. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder in the Subscription Agreement. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a shareholder.

                            ESTIMATED USE OF PROCEEDS

         The following tables sets forth our best estimate of how we intend to use the proceeds raised in this offering assuming that we sell 200,000 shares, 12,500,000 shares, and 25,000,000 shares, respectively, pursuant to this offering. We expect that at least 84.0% of the money you invest will be used to buy real estate, while the remaining proceeds will be used to pay expenses and fees including the payment of fees to our Advisor, our Property Manager and Dividend Capital Securities, our Dealer Manager. We have not identified any property the acquisition of which is probable.


                                          200,000      12,500,000     25,000,00
                                          Shares         Shares         Shares         Percent
                                       ------------   ------------   ------------   ------------

Gross Offering Proceeds(1)             $  2,000,000   $125,000,000   $250,000,000            100%
Less Public Offering Expenses:
 Selling Commissions(2)                     140,000      8,750,000     17,500,000            7.0%
Dealer Manager Fee(2)                        50,000      3,125,000      6,250,000            2.5%
Organization and Offering Expense(3)         60,000      3,750,000      7,500,000            3.0%
                                       ------------   ------------   ------------   ------------

Amount Available for Investment(4)     $  1,750,000   $109,375,000   $218,750,000           87.5%

Acquisition and Development:
Acquisition and Advisory Fees(5)       $     60,000   $  3,750,000   $  7,500,000            3.0%
 Acquisition Expense(6)                      10,000        625,000      1,250,000            0.5%
Initial Working Capital Reserve(7)               --             --             --             --
                                       ------------   ------------   ------------   ------------

Amount Invested in Properties(4)(8)    $  1,680,000   $105,000,000   $210,000,000           84.0%
                                       ------------   ------------   ------------   ------------

Footnotes to Estimated Use of Proceeds

(1) The table does not reflect the possible sale of up to 4,000,000 shares under the dividend reinvestment plan or the sale of up to 1,000,000 shares which may be issued upon exercise of the soliciting dealer warrants.

(2) Includes selling commissions equal to 7.0% of aggregate gross offering proceeds which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to the Dealer Manager, an affiliate of the Advisor. The Dealer Manager, in its sole discretion, may reallow selling commissions of up to 7.0% of gross offering proceeds to other broker-dealers participating in this offering attributable to the shares sold by them and may reallow out of its dealer manager fee up to 1.5% of gross offering proceeds in marketing fees and due diligence expenses to broker-dealers participating in this offering based on such factors as the volume of units sold by such participating broker-dealers, marketing support provided by such participating broker-dealers and bona fide conference fees incurred. The amount of selling commissions may also be reduced under certain circumstances for volume discounts. See the "Plan of Distribution" section of this prospectus for a description of such provisions.


(3) Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse the Advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and coordinating generally the marketing process for Dividend Capital Trust. The Advisor and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of gross offering proceeds on a cumulative basis without recourse against or reimbursement by Dividend Capital Trust.


(4) Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, the working capital reserves of Dividend Capital Trust, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts. The number of properties we are able to acquire will depend on several factors, including the amount of capital raised in this offering, the extent to which we incur debt or issue limited partnership interests in the Partnership in order to acquire properties and the purchase price of the properties we acquire. We are not able to estimate the number of properties we may acquire assuming the sale of any particular number of shares. However, in general we expect that the concentration risk of our portfolio of properties will be inversely related to the number of shares sold in this offering.

(5) Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of properties. We will pay the Advisor acquisition and advisory fees up to a maximum amount of 3.0% of the aggregate purchase price of all properties we acquire. In the event we incur debt or issue new shares of Dividend Capital Trust or interests in the Partnership in order to acquire properties, then the acquisition and advisory fees (as well as the acquisition expenses) would exceed the amounts stated above. Acquisition and advisory fees do not include acquisition expenses.

(6) Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. We will reimburse the Advisor for acquisition expenses in an amount up to .5% of the aggregate purchase price of all properties we acquire. As described in note (6) above, the use of debt or new securities to acquire properties would increase acquisition expenses.

(7) Because most of the leases for the properties to be acquired by Dividend Capital Trust will likely provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of real estate properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of net sale proceeds in nonliquidating sale transactions.

(8) Includes amounts anticipated to be invested in properties net of fees and expenses. We estimate that at least approximately 84.0% of the proceeds received from the sale of shares will be used to acquire properties. Because our activities will be managed and carried out primarily by the Advisor and the Property Manager (subject to supervision by our board of directors), we do not intend to incur the significant salaries or related expenses associated with a large internal management organization.

                                   MANAGEMENT

GENERAL

         We operate under the direction of our board of directors, the members of which are accountable to us and our shareholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained the Advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board's supervision. The articles of incorporation of Dividend Capital Trust were reviewed and ratified by the board of directors, including the independent directors, at their initial meeting.


         Our articles of incorporation and bylaws provide that the number of directors of Dividend Capital Trust may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15. We currently have a total of eight directors. The articles of incorporation also provide that a majority of the directors must be independent directors. An "independent director" is a person who is not an officer or employee of Dividend Capital Trust, the Advisor or their affiliates and has not otherwise been affiliated with such entities for the previous two years. Of the eight current directors, five of our directors are considered independent directors.


         Each director will serve until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.


         Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.


         Unless filled by a vote of the shareholders as permitted by Maryland Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and,

    o In the case of a director who is not an independent director (affiliated director), by a vote of a majority of the remaining affiliated directors, or

    o In the case of an independent director, by a vote of a majority of the remaining independent directors, unless there are no remaining affiliated directors or independent directors, as the case may be. In such case a majority vote of the remaining directors shall be sufficient. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the shareholders. Each director will be bound by the articles of incorporation and the bylaws.

         The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors.

Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on the Advisor. The board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

         Our general investment and borrowing policies are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.

         The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the shareholders. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with the Advisor or its affiliates. The independent directors will also be responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the Advisory Agreement are being carried out. Specifically, the independent directors will consider factors such as:

     o The amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

     o The success of the Advisor in generating appropriate investment opportunities;

     o Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

     o Additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

     o The quality and extent of service and advice furnished by the Advisor and the performance of our investment portfolio; and

     o The quality of our portfolio relative to the investments generated by the Advisor or any of its affiliates.

         Neither the directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (1) the removal of the Advisor, any director or any affiliate, or (2) any transaction between us and the Advisor, any director or any affiliate.

COMMITTEES OF THE BOARD OF DIRECTORS

         Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our board has established an Audit Committee and a Compensation Committee so that issues arising in these areas can be addressed in more depth than may be possible at a full board meeting.

         AUDIT COMMITTEE


         The Audit Committee will meet on a regular basis at least annually and throughout the year as necessary. The Audit Committee's primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the system of internal controls which management has established, and the audit and financial reporting process, all in accordance with the Company's Audit Committee Charter. The Audit Committee is comprised of three directors, two of whom shall be independent directors. The Audit Committee is currently comprised of John A. Blumberg, Tripp H. Hardin and John C. O'Keeffe.


         COMPENSATION COMMITTEE


         Our board of directors has established a Compensation Committee to administer the 2002 Employee Stock Option Plan, as described below. The Compensation Committee will be comprised of three directors, two of whom shall be independent directors. The primary function of the Compensation Committee is to administer the granting of stock options to selected employees of the Advisor and the Property Manager based upon recommendations from the Advisor, and to set the terms and conditions of such options in accordance with the 2002 Employee Stock Option Plan. The Compensation Committee is currently comprised of James R. Mulvihill, Michael Dana and Robert F. Masten.


DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company, their ages and their positions and offices are as follows:


      NAME                AGE                       POSITION
      ----                ---                       --------

Evan H. Zucker             37           President, Secretary and Director
James R. Mulvihill         37    Treasurer, Chief Financial Officer and Director
John A. Blumberg           43                       Director
Michael Dana               42                       Director
Tripp H. Hardin, III       41                       Director
Robert F. Masten           52                       Director
John C. O'Keeffe           42                       Director
Lars O. Soderberg          43                       Director



         Evan H. Zucker, age 37, is the President, Secretary and a director of Dividend Capital Trust Inc. Mr. Zucker is also a manager of both Dividend Capital Advisors, our Advisor, and Dividend Capital Property Management, our Property Manager. Mr. Zucker is a principal of Black Creek Capital, LLC, a Denver-based real estate investment firm which he co-founded in 1993. He is also a managing partner of CapEx, LP, a $60 million private equity fund co-founded by the principals of Black Creek Capital in 1999. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and with Mr. Mulvihill and Mr. Blumberg has directed the acquisition, development, redevelopment, financing and sale of approximately 75 real estate projects with an aggregate value in excess of approximately $503 million. In 1993 Mr. Zucker co-founded American Real Estate Investment Corp. (now known as Keystone Property Trust, NYSE: KTR), which is currently an industrial, office and logistics REIT traded on the New York Stock Exchange with total assets of approximately $823 million as of March 31, 2002. Mr. Zucker served as the

President and as a director of American Real Estate Investment Corp. from 1993 through 1997 and as a director of Keystone Property Trust from 1997 through 1999. Mr. Zucker graduated from Stanford University with a Bachelor's degree in Economics.

         James R. Mulvihill, age 37, is the Treasurer, Chief Financial Officer and a director of Dividend Capital Trust. Mr. Mulvihill is also a manager of both Dividend Capital Advisors and Dividend Capital Property Management. Mr. Mulvihill is a principal of Black Creek Capital, LLC, a Denver-based real estate investment firm which he co-founded in 1993. He is also a co-founder and Chairman of the Board of Corporate Properties of the Americas (CPA). CPA, a joint venture between an affiliate of Black Creek Capital and Equity International Properties (a Sam Zell controlled investment company), is a fully-integrated industrial real estate company that acquires, develops and manages industrial properties throughout Mexico. To date, CPA has developed and or acquired over 2 million square feet of industrial buildings and developed two industrial parks totaling 445 acres. Mr. Mulvihill has been active in real estate acquisition, development and redevelopment activities since 1992 and with Mr. Zucker and Mr. Blumberg has directed the acquisition, development, redevelopment, financing and sale of approximately 75 real estate projects with an aggregate value in excess of approximately $503 million. In 1993 Mr. Mulvihill co-founded American Real Estate Investment Corp. (now known as Keystone Property Trust, NYSE: KTR) which is currently an industrial, office and logistics REIT traded on the New York Stock Exchange with total assets of approximately $823 million as of March 31, 2002. Mr. Mulvihill served as its Chairman and as a director from 1993 through 1997 and as a director of Keystone Property Trust from 1997 through 2001. Prior to co-founding Black Creek Capital, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer's Hanover and subsequently Chemical Bank, where his responsibilities included real estate syndication efforts, structured debt underwriting and leveraged buyout real estate financings. Mr. Mulvihill holds a Bachelor's degree from Stanford University in Political Science.

         John A. Blumberg, age 43, is a director of Dividend Capital Trust and is a manager of both Dividend Capital Advisors and Dividend Capital Property Management. Mr. Blumberg is a co-founder and principal of Black Creek Capital, LLC and a co-founder and Chairman of Black Creek Communities, a multi-family and affordable housing development company based in Denver. Mr. Blumberg has been active in real estate acquisition, development and redevelopment activities since 1993 and with Mr. Zucker and Mr. Mulvihill has directed the acquisition, development, redevelopment, financing and sale of approximately 75 real estate projects with an aggregate value in excess of approximately $503 million. Prior to co-founding Black Creek Capital, Mr. Blumberg was president of JJM Investments, which owned 113 shopping center properties in Texas. During the 12 years prior to joining JJM, Mr. Blumberg served in various positions with Manufacturer's Hanover Real Estate, Inc., Chemical Bank and Chemical Real Estate, Inc., most recently as Managing Director and President of real estate investment banking. In these capacities, Mr. Blumberg oversaw all of Chemical Bank's real estate investment banking, merchant banking and equity investment activities. Mr. Blumberg holds a Bachelor's degree from the University of North Carolina at Chapel Hill.

INDEPENDENT DIRECTORS

         Michael Dana, age 42, is an independent director of Dividend Capital Trust. Mr. Dana is the managing principal of the Delta Group, which he formed in April, 2002.

Prior to forming Delta Group, he served as Managing Director and Co-Head of domestic Real Estate Investment Banking for Credit Suisse First Boston, where he was responsible for new business development, the negotiation and closing of equity and debt financings for public and private real estate companies, and mergers, acquisitions and portfolio sales. Mr. Dana was employed by Donaldson, Lufkin and Jenrette from 1997 until it was acquired by Credit Suisse First Boston. Prior to 1997, Mr. Dana was a Managing Director in the Real Estate Investment Banking Group of Paine Webber Incorporated.

         Tripp H. Hardin, III, age 41, is an independent director of Dividend Capital Trust. Mr. Hardin is a Vice President of Grubb & Ellis, and he has been active in real estate activities since 1984, focusing primarily on the sale and leasing of industrial, office and commercial properties. He has also been active in real estate investment and build to suit transactions. Mr. Hardin graduated from Stanford University with a Bachelor of Science Degree.

         John C. O'Keeffe, age 42, is an independent director of Dividend Capital Trust. Mr. O'Keeffe has been active in real estate construction activities since 1987. Since 1987 he has served as a project manager for Wm. Blanchard Co., Springfield, New Jersey, where he has been responsible for the construction of large healthcare projects. Mr. O'Keeffe graduated from Denison University with a Bachelor's Degree in English Literature.

         Robert F. Masten, age 52, is an independent director of Dividend Capital Trust. Mr. Masten has been active in commercial real estate transactions and title insurance matters since 1972. Since 1993 he has been a Senior Vice President of North American Title Company, Denver, Colorado, where he has provided title insurance for commercial real estate transactions. Prior to joining North American Title Company he was with Land Title Guaranty Company for 16 years. Before joining Land Title, Mr. Masten leased, managed and sold properties for 33 different syndicates for which Perry & Butler was the general partner. Mr. Masten graduated from the University of Colorado with a Doctorate Degree in Arts and Sciences.

         Lars O. Soderberg, age 43, is an independent director of Dividend Capital Trust. Mr. Soderberg has been employed by Janus Funds since 1995. He is currently a Vice President and Managing Director of Janus Institutional Services, where he is responsible for the development, marketing and distributions of Janus' investment products to the institutional market place. Prior to joining Janus, Mr. Soderberg was employed by Fidelity Investments for approximately 14 years. He is Treasurer and a member of the Board of Directors of the National Defined Contribution Council and a member of the Association of Investment Management Sales Executives. Mr. Soderberg graduated from the Denison University with a Bachelor of Arts Degree in History.

COMPENSATION OF DIRECTORS

         We pay each of our independent directors $2,500 per quarter plus $1,000 for each board meeting attended and $500 for each committee meeting attended. In addition, we have reserved 300,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to our Independent Director Stock Option Plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director also is an officer of Dividend Capital Trust, we do not pay separate compensation for services rendered as a director.

INDEPENDENT DIRECTOR STOCK OPTION PLAN


         We have adopted an Independent Director Stock Option Plan which we will use in an effort to attract and retain qualified independent directors (Director Option Plan). We intend to grant non-qualified stock options to purchase 10,000 shares (Initial Options) to each independent director pursuant to our Director Option Plan upon the sale of at least 200,000 shares in this offering. In addition, we intend to issue options to purchase 5,000 shares to each independent director then in office on the date of each annual stockholder's meeting. Options may not be granted under the Independent Director Stock Option Plan at any time when the grant would cause the total number of options outstanding under the Independent Director Stock Option Plan and the Employee Stock Option Plan to exceed 10% of our issued and outstanding shares. The exercise price for options to be issued under the Director Option Plan shall be the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. Fair market value is defined generally to mean:


         o If the shares are traded on a national exchange, the average closing price for the five consecutive trading days ending on such date;

         o If the shares are quoted on NASDAQ, the average of the high bid and low asked prices;

         o If there is a current public offering and no market maker for the shares, the average of the last 10 sales made pursuant to a public offering;

         o If there is no current public offering, the average of the last 10 purchases (or fewer if less than 10 purchases) under our share redemption program; or

         o The price per share under the dividend reinvestment plan if there are no purchases under the share redemption program.

         A total of 300,000 shares are authorized and reserved for issuance under the Director Option Plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which Dividend Capital Trust is the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of the options. A corresponding adjustment to the exercise price of the options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the Director options not exercised, but will change only the exercise price for each share. Options granted under the Director Option Plan shall lapse on the first to occur of (1) the tenth anniversary of the date we grant them, (2) the removal of the independent director for cause, or (3) three months following the date the independent director ceases to be a director for any reason other than death or disability. Options may be exercised by payment of cash or through the delivery of fully-paid common stock. Options granted under the Director Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No option may be granted or exercised if such grant or exercise would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our articles of incorporation. The independent directors may not sell pledge, assign or transfer their options other than by will or the laws of descent or distribution.

         Upon the dissolution or liquidation of Dividend Capital Trust, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the Director Option Plan will terminate, and any outstanding options will terminate and be forfeited. The board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

         o For the assumption by the successor corporation of the options granted or the replacement of the options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

         o For the continuance of the Director Option Plan and the options by such successor corporation under the original terms; or

         o For the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.


2002 EMPLOYEE STOCK OPTION PLAN


         We have adopted a 2002 Employee Stock Option Plan of Dividend Capital Trust (Employee Option Plan). Our Employee Option Plan will be designed to enable Dividend Capital Trust, the Advisor and the Property Manager to obtain or retain the services of employees (not to include any person who is a sponsor or affiliate of Dividend Capital Trust) considered essential to our long-range success and the success of the Advisor and the Property Manager by offering such employees an opportunity to participate in the growth of Dividend Capital Trust through ownership of our common stock. The Employee Option Plan will be administered by our Compensation Committee, which is authorized to grant "non-qualified" stock options ("Employee Options") to selected employees of the Advisor and the Property Manager. All grants of Employee Options will be based upon the recommendation of the Advisor and subject to the absolute discretion of the Compensation Committee and applicable limitations of the Employee Option Plan. Options may not be granted under the Employee Stock Option Plan at any time when the grant would cause the total number of options under the Employee Stock Option Plan and the Independent Director Stock Option Plan to exceed 10% of our issued and outstanding shares. The exercise price for the Employee Options shall be the greater of (1) $11.00 per share or (2) the fair market value of the shares on the date the option is granted. A total of 750,000 shares are authorized and reserved for issuance under the Employee Option Plan. The Compensation Committee shall set the term of the Employee Options in its discretion, which shall not exceed ten years. The Compensation Committee shall set the period during which the right to exercise an option vests in the holder of the option. No Employee Option may be issued or exercised, however, if such issuance or exercise would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our articles of incorporation. In addition, no option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution.


         In the event that the Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the shares such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Employee Option Plan or with respect to an Employee Option, then the Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

         Our organizational documents limit the personal liability of our shareholders, directors and officers for monetary damages to the fullest extent permitted under current Maryland Corporation Law. We also may obtain in the future a directors and officers liability insurance policy. Maryland Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

         o An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

         o The director or officer actually received an improper personal benefit in money, property or services; or

         o With respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

         Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals, however.

         This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

         In spite of the above provisions of Maryland Corporation Law, our articles of incorporation provide that the directors, the Advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

         o The directors, the Advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

         o The directors, the Advisor or its affiliates were acting on our behalf or performing services for us;

         o In the case of affiliated directors, the Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

         o In the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

         o The indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

         We have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the Advisory Agreement.

         The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to Dividend Capital Trust and our shareholders against the officers and directors.

         The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of the directors, officers, the Advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

         o There has been a successful adjudication on the merits of each count involving alleged securities law violations;

         o Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

         o A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

         Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

         o Approves the settlement and finds that indemnification of the settlement and related costs should be made; or

         o Dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

THE ADVISOR

         Certain of our officers and directors manage and direct the business of the Advisor. The Advisor has certain contractual responsibilities to Dividend Capital Trust and its stockholders pursuant to the Advisory Agreement. The Advisor is managed by:

         John A. Blumberg
         James R. Mulvihill
         Evan H. Zucker

         Certain information concerning the managers of our Advisor is set forth above in the "Management-Executive Officers and Directors" section of this prospectus.

THE ADVISORY AGREEMENT

         Many of the services to be performed by the Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which the Advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by third parties. Under the terms of the Advisory Agreement, the Advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board of directors. In its performance of this undertaking, the Advisor, either directly or indirectly by engaging an affiliate other than the Property Manager, shall, subject to the authority of the board:

         o Find,present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

         o Structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

         o Acquire properties on our behalf in compliance with our investment objectives and policies;

         o    Arrange for financing and refinancing of properties; and

         o Enter into leases and service contracts for the properties acquired.

         The term of the current Advisory Agreement ends one year after the initial closing date under this offering, subject to renewals for an unlimited number of successive one-year periods. The Advisory Agreement may be terminated:

         o Immediately by us for "cause," or upon the bankruptcy of the Advisor, or upon a material breach of the Advisory Agreement by the Advisor;
         o Without cause by a majority of the independent directors of Dividend Capital Trust or a majority of all directors of Dividend Capital Trust upon 60 days' written notice; or
         o    With "good reason" by the Advisor upon 60 days' written notice.

         "Good reason" is defined in the Advisory Agreement to mean either any failure by us to obtain a satisfactory agreement from our successor to assume and agree to perform our obligations under the Advisory Agreement or any material breach of the Advisory Agreement of any nature whatsoever by us. "Cause" is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor or a breach of the Advisory Agreement by the Advisor.

         The Advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the Advisor must devote sufficient resources to our business operations to discharge its obligations. The Advisor may assign the Advisory Agreement to an affiliate other than the Property Manager upon approval of a majority of our independent directors. The Advisor may not make any acquisition of property or financing of such acquisition on our behalf without the prior approval of a majority of our independent directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of the Advisor, subject at all times to such board approval.

         We will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:


         o Organization and offering expenses in an amount up to 3.0% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to organizing the Company, preparing the SEC registration statement, qualification of the shares for sale in the states and filing fees incurred by the Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the dealer manager fee;


         o The annual cost of goods and materials used by us and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities;

         o Administrative services including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which the Advisor receives a separate fee; and

         o Acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties, at the lesser of actual cost or 90% of competitive rates charged by unaffiliated persons providing similar services.

         The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real estate properties before reserves for depreciation or bad debts, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. Such operating expenses do not include amounts payable out of capital contributions which may be capitalized for tax and/or accounting purposes such as the acquisition and advisory fees payable to the Advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

         The Advisor and its affiliates will be paid fees in connection with services provided to us. (See "Management Compensation.") In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated acquisition fees earned prior to the termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

HOLDINGS OF SHARES AND PARTNERSHIP UNITS

         The Advisor currently owns 20,000 limited partnership units of the Partnership, our operating partnership, for which it contributed $200,000 and which constitutes 100% of the regular limited partner units outstanding at this time. The Advisor may not sell any of these units during the period it serves as our advisor. Dividend Capital Trust, which serves as the general partner of the Partnership, currently owns 200 regular partnership units for which it contributed $2,000. The parent of the Advisor owns all of the special partnership units of the Partnership, for which it contributed $1,000. An affiliate of the Advisor also owns 200 shares of Dividend Capital Trust, which it acquired upon the initial formation of Dividend Capital Trust. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although the Advisor and its affiliates generally are not prohibited from acquiring our shares, the Advisor has no options or warrants to acquire any shares and has no current plans to acquire shares. The affiliate of our Advisor which owns our presently outstanding shares has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with the Advisor or any of its affiliates.

AFFILIATED COMPANIES

         PROPERTY MANAGER

         Our properties will be managed and leased initially by Dividend Capital Management Company LLC (the Property Manager). The Property Manager is an affiliate of the Advisor. The business of the Property Manager is currently managed and directed by John A. Blumberg, James R. Mulvihill and Evan H. Zucker (See "Conflicts of Interest."). The backgrounds of Messrs Blumberg, Mulvihill and Zucker are described above in the "Management -- Executive Officers and Directors" section of this prospectus.

         The Property Manager was organized in April, 2002 to lease and manage properties which we acquire. The Property Manager will commence active operations at such time as proceeds from the initial closing of this offering are used to acquire our first property. We will pay the Property Manager property management and leasing fees not exceeding the lesser of: (A) 4.5% of gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by us, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as (1) the aggregate of the fair market value of all properties owned by us (excluding vacant properties), minus (2) our aggregate outstanding debt (excluding debts having maturities of one year or less). In addition, we may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent).

         In the event the Property Manager assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements. The Property Manager only will provide these services if the provision of the services does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under "Federal Income Tax Considerations" below.

         The Property Manager will derive all of its income from the property management and leasing services it performs for us.

         The Property Manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include but not be limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by our Advisor, Dealer Manager or certain companies affiliated with them.

         The Property Manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to the Property Manager will cover, without additional expense to us, all of the Property Manager's general overhead costs.

         The principal office of the Property Manager is located at 518 17th Street, 17th Floor, Denver, Colorado 80202.

         DEALER MANAGER

         Dividend Capital Securities LLC (the Dealer Manager) is a member firm of the National Association of Securities Dealers, Inc. (NASD). Dividend Capital Securities was organized in December, 2001 for the purpose of participating in and facilitating the distribution of our shares in this offering. Dividend Capital Securities has not participated in any private or public securities transactions other than this offering.

         Dividend Capital Securities will provide certain sales, promotional and marketing services to Dividend Capital Trust in connection with the distribution of the shares offered pursuant to this prospectus. It may, but does not currently expect to, sell a limited number of shares at the retail level. (See "Plan of Distribution" and "Management Compensation.")

         Dividend Capital Securities is an affiliate of both the Advisor and the Property Manager (See "Conflicts of Interest.")

MANAGEMENT DECISIONS

         John Blumberg, James Mulvihill and Evan Zucker initially will have the primary responsibility for the management decisions of the Advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, and the property management and leasing of these investment properties. The Advisor will attempt to invest in industrial and commercial properties that are expected to achieve our investment objectives. Our properties are expected to consist primarily of industrial properties located in the top 20% of the nation's 273 industrial markets which are newly constructed, under construction, or which have been previously constructed and have operating histories.

MANAGEMENT COMPENSATION

         Dividend Capital Trust has not yet paid any compensation to our executive officers or the Advisor. The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by Dividend Capital Trust to the Advisor, the Property Manager and the Dealer Manager, each of which is controlled by Messrs.

Blumberg, Mulvihill and Zucker. The estimated maximum dollar amount of each fee assumes the sale of 25,000,000 shares to the public and the sale of 4,000,000 shares pursuant to our dividend reinvestment plan. The table also summarizes the amounts distributable with respect to the Special Units in the Partnership that have been issued to Dividend Capital Advisors Group LLC, the parent of the Advisor.

ORGANIZATIONAL AND OFFERING STAGE

Sales Commissions

                    o    Payable to Dividend Capital Securities

                    o    Estimated Maximum Amount of $20,300,000

                    o Up to 7.0% of gross offering proceeds before re-allowance of commissions earned by participating broker-dealers. The Dealer Manager generally intends to re-allow 100% of selling commissions to participating broker-dealers.

Dealer Manager Fee

                    o    Payable to Dividend Capital Securities

                    o    Estimated Maximum Amount of $7,250,000

                    o Up to 2.5% of gross offering proceeds. The Dealer Manager, in its sole discretion, may re-allow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as a marketing fee and due diligence expense reimbursement, based on such factors as the volume of shares sold by such participating broker-dealers, marketing support and bona fide conference fees incurred.

Reimbursement of Organization and Offering Expenses

                    o    Payable to the Advisor or its Affiliates

                    o    Estimated Maximum Amount of $8,700,000

                    o Up to 3.0% of gross offering proceeds. All organization and offering expenses (excluding selling commissions and the dealer manager fee) that are advanced by the Advisor or its affiliates will be reimbursed by Dividend Capital Trust up to 3.0% of gross offering proceeds.

ACQUISITION AND DEVELOPMENT STAGE

Acquisition and Advisory Fees

                    o    Payable to the Advisor or its Affiliates

                    o Estimated Maximum Amount of $14,616,000 (assumes that 29,000,000 shares are sold in this offering, that $243,600,000 of offering proceeds plus an equal amount of debt financing are used to purchase properties and that we do not acquire properties by issuing new shares or limited partnership interests, which would increase the acquisition and advisory fees).

                    o Up to 3.0% of the aggregate purchase price of all properties acquired by us for the review and evaluation of such acquisitions. Includes the acquisition of a specific property or the acquisition of a portfolio of properties through a purchase of assets, merger or similar transaction (subject to the restrictions described below in the "Description of Securities-Restrictions on Roll-Up Transactions" section of this prospectus).

Reimbursement of Acquisition Expenses

                    o    Payable to the Advisor or its Affiliates


                    o Estimated Maximum Amount of $2,436,000 (assumes that 29,000,000 shares are sold in this offering, that $243,600,000 in offering proceeds plus an equal amount of debt financing are used to purchase properties and that we do not acquire properties by issuing new shares or limited partnership interests, which would increase the reimbursement of acquisition expenses).


                    o Up to 0.5% of the aggregate purchase price of all properties acquired by us for reimbursement of expenses related to real property acquisitions, such as legal fees, travel expenses, property appraisals, title insurance premium expenses and other closing costs. However, the total of all such acquisition and advisory fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we will purchase.

OPERATIONAL STAGE

Property Management and Leasing Fee

                    o    Payable to the Property Manager

                    o    Maximum Amount Will Depend on Operations

                    o For the management and leasing of our properties, we will pay the Property Manager property management and leasing fees equal to 4.5% of gross revenues with respect to each property (or such other percentage of gross revenues that we consider reasonable, taking into account the going rate of compensation for managing similar properties in the same locality, the services rendered and other relevant factors); provided, however, that aggregate property management and leasing fees payable to the Property Manager may not exceed the lesser of: (A) 4.5% of gross revenues, or (B) 0.6% of the net asset value of the properties (excluding vacant properties) owned by Dividend Capital Trust, calculated on an annual basis. For purposes of this calculation, net asset value shall be defined as (1) the aggregate of the fair market value of all properties owned by Dividend Capital Trust (excluding vacant properties), minus (2) the aggregate outstanding debt of Dividend Capital Trust (excluding debts having maturities of one year or less). In addition, we may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month's rent).

Real Estate Commissions

                    o    Payable to the Advisor or its Affiliates


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


                    o    Maximum Amount Will Depend on Property Sales

                    o In connection with the sale of properties (which shall include the sale of a specific property or the sale of a portfolio of properties through a sale of assets, merger or similar transaction), an amount not exceeding the lesser of: (A) 50% of the reasonable, customary and competitive total real estate brokerage commissions paid for the sale of a comparable property in light of the size, type and location of the property, or (B) 3.0% of the contract price of each property sold. The payment of these fees will be deferred until distributions to investors from sale proceeds, together with prior distributions to the investors, equals 100% of their capital contributions plus a 7.0% cumulative non-compounded annual return on their net capital contributions.(1)

Special Units in the Partnership

                    o Held by Dividend Capital Advisors Group LLC, the parent of the Advisor

                    o Amounts distributable with respect to the Special Units prior to redemption of the Special Units will depend on operations and the amount of net sales proceeds from property dispositions. The amount distributable with respect to the Special Units upon their redemption normally will depend on amounts previously distributed to other partners and the net value of the Partnership's assets.

                    o After the holders of regular partnership units have received cumulative distributions from operating income, sales proceeds or other sources equal to their capital contributions to the Partnership plus a 7% cumulative noncompounded annual return on their net contributions, the holder of the Special Units will receive 15% of the net sales proceeds received by the Partnership on dispositions of its assets and dispositions of real property by joint ventures or partnerships in which the Partnership owns an interest.

                    o The Special Units will be redeemed by the Partnership for cash upon the earlier of the listing of our shares or the occurrence of specified events that result in a termination or nonrenewal of the Advisory Agreement. If the Advisory Agreement is terminated by us for cause, the redemption price will be $1. Upon the listing of our shares or the termination or nonrenewal of the Advisory Agreement by the Advisor for "good reason" or by the General Partner other than for "cause" (each as defined in the Advisory Agreement) or in connection with a transaction involving us pursuant to which a majority of our directors are replaced or removed, the redemption price will be the amount that would have been distributed with respect to the Special Units in accordance with the preceding paragraph if the Partnership sold all of its assets for their then fair market values (as determined by an appraisal of the Partnership's investments in the case of a termination or nonrenewal of the Advisory Agreement), paid all of its liabilities and distributed any remaining amount to partners in liquidation of the Partnership.

               DIVIDEND CAPITAL TRUST MAY NOT REIMBURSE ANY ENTITY FOR OPERATING EXPENSES IN EXCESS OF THE GREATER OF 2% OF OUR AVERAGE INVESTED ASSETS OR 25% OF OUR NET INCOME FOR THE YEAR. OPERATING EXPENSES FOR THESE PURPOSES INCLUDE AGGREGATE EXPENSES OF EVERY CHARACTER PAID OR INCURRED BY DIVIDEND CAPITAL TRUST OTHER THAN THE EXPENSES OF RAISING CAPITAL (SUCH AS ORGANIZATIONAL AND OFFERING EXPENSES), INTEREST

               PAYMENTS, TAXES, NON-CASH EXPENDITURES SUCH AS DEPRECIATION AND AMORTIZATION, PROPERTY ACQUISITION FEES AND PROPERTY ACQUISITION EXPENSES.

----------
(Footnote to "Management Compensation")

     (1) If the Advisory Agreement is terminated, then the properties owned by Dividend Capital Trust will be appraised and any deferred real estate commissions shall be deemed to have been earned to the extent the appraised value of the properties plus total distributions paid to investors exceeds 100% of their capital contributions plus a 7% cumulative non-compounded annual return on their net capital contributions. Any such deferred real estate commissions shall be promptly paid to the Advisor after termination of the Advisory Agreement.

         If at any time the shares become listed on a national securities exchange or included for quotation on Nasdaq, we will negotiate in good faith with the Advisor a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with the Advisor. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

         o The size of the advisory fee in relation to the size, composition and profitability of our portfolio;

         o The success of the Advisor in generating opportunities that meet our investment objectives;

         o The rates charged to other REITs and to investors other than REITs by advisors performing similar services;

         o Additional revenues realized by the Advisor and its affiliates through its relationship with us;

         o The quality and extent of service and advice furnished by the Advisor;

         o The performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

         o The quality of our portfolio in relationship to the investments generated by the Advisor or its affiliates for the account of other clients.

         The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to the Advisor than the current fee structure.


         The Advisor and its affiliates will also be reimbursed only for the actual cost of goods, services and materials used for or by Dividend Capital Trust. The Advisor may be reimbursed for the administrative services necessary to the prudent operation of Dividend Capital Trust provided that the reimbursement shall be at the lower of the Advisor's actual cost or the amount Dividend Capital Trust would be required to pay to independent parties for comparable administrative services in the same geographic location. We will not reimburse the Advisor or its affiliates for services for which they are entitled to compensation by way of a separate fee.

         Since the Advisor and its affiliates are entitled to different levels of compensation for undertaking different transactions on behalf of Dividend Capital Trust (such as the property management fees for operating the properties and the acquisition and advisory fees), the Advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, the Advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the Advisory Agreement. (See "Management -- The Advisory Agreement.") Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by the Advisor or its affiliates by reclassifying them under a different category.


STOCK OWNERSHIP AND OWNERSHIP OF PARTNERSHIP INTERESTS

         An affiliate of the Advisor currently owns 200 shares of our common stock, which represents 100% of our issued and outstanding shares. The Advisor and the parent of the Advisor have also contributed $201,000 to Dividend Capital Operating Partnership and are currently its sole limited partners. For so long as it serves as our Advisor, Dividend Capital Advisors may not sell its limited partnership interests in Dividend Capital Operating Partnership.

                              CONFLICTS OF INTEREST

         We are subject to various conflicts of interest arising out of our relationship with the Advisor and its affiliates, including conflicts related to the compensation arrangements between the Advisor and its affiliates and Dividend Capital Trust (See "Management Compensation") and conflicts related to the interests in the Partnership held by the Advisor and its parent. (See "The Operating Partnership Agreement.") The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the shareholders. These conflicts include, but are not limited to, the following:

INTERESTS IN OTHER REAL ESTATE PROGRAMS

         Other than its activities related to its status as advisor to Dividend Capital Trust, the Advisor presently has no interest in other real estate programs. Certain affiliates of the Advisor are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to Dividend Capital Trust. Present activities of these affiliates include investments in the ownership, acquisition, development and management of industrial and retail properties located in various markets in Mexico, the ownership, acquisition, development and management of multifamily, condominium, golf and residential community properties primarily located in Denver, Colorado and New York City, and the ownership and management of various other real estate assets primarily located in Denver, Colorado. Affiliates of the Advisor are not presently involved in any real estate activities related to the acquisition, development or management of industrial properties located in the United States.

OTHER ACTIVITIES OF THE ADVISOR AND ITS AFFILIATES


         Certain affiliates of the Advisor are presently, and plan in the future to continue to be, involved in non-real estate activities. These activities presently include the ownership, management and operation of CapEx, LP a $60 million private equity and mezzanine debt fund which invests in and provides capital to non-real estate operating companies, as well as the direct ownership, management and operation of various other non-real estate operating companies.


COMPETITION

         Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other programs affiliated with the Advisor are located. In such a case, a conflict could arise in the leasing of properties in the event that Dividend Capital Trust and a related entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that Dividend Capital Trust and a related entity were to attempt to sell similar properties at the same time. (See "Risk Factors -- Investment Risks"). Conflicts of interest may also exist at such time as Dividend Capital Trust or our affiliates managing property on our behalf seek to employ developers, contractors or building managers. The Advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, the Advisor will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that the Advisor may establish differing compensation arrangements for employees at different properties or differing terms for re-sales or leasing of the various properties.

AFFILIATED DEALER MANAGER

         Since Dividend Capital Securities, our Dealer Manager, is an affiliate of the Advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. (See "Plan of Distribution.")

AFFILIATED PROPERTY MANAGER

         We anticipate that properties we acquire will be managed and leased for us by the Property Manager. The Property Manager is affiliated with the Advisor and a number of the members and managers of the Advisor and the Property Manager may overlap. As a result, we might not always have the benefit of independent property management to the same extent as if the Advisor and Property Manager were unaffiliated and did not share any employees or managers. (See "Management -- Affiliated Companies.")

LACK OF SEPARATE REPRESENTATION

         Moye, Giles, O'Keefe, Vermeire & Gorrell LLP is counsel to Dividend Capital Trust, the Advisor, Dividend Capital Securities and the Property Manager in connection with this offering and may in the future act as counsel for each such company. Moye, Giles, O'Keefe, Vermeire & Gorrell LLP also serves as counsel to certain affiliates of the Advisor in matters unrelated to this offering. Paul, Weiss, Rifkind, Wharton & Garrison has acted as special tax counsel to Dividend Capital Trust in connection with this offering. Paul, Weiss, Rifkind, Wharton & Garrison has also served as counsel to certain affiliates of the Advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between Dividend Capital Trust and the Advisor, the Dealer Manager, the Property Manager or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

JOINT VENTURES WITH AFFILIATES OF THE ADVISOR

         Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with third parties, including affiliates of the Advisor, to acquire and own properties. (See "Investment Objectives and Criteria -- Joint Venture Investments.") The Advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. The venture partner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated venture partner and in managing the joint venture. Since the Advisor will make investment decisions on behalf of Dividend Capital Trust, agreements and transactions between the Advisor's affiliates and us as venture partners with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated parties. (See "Risk Factors -- Investment Risks.")

FEES AND OTHER COMPENSATION TO THE ADVISOR

         A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by the Advisor and its affiliates and partnership distributions to the Advisor and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in non-liquidating net sale proceeds. However, certain fees and distributions (but not expense reimbursements) payable to the Advisor and its affiliates relating to the sale of properties are subordinated to the return to the shareholders or partners of the Partnership of their capital contributions plus cumulative noncompounded annual returns on such capital. Subject to oversight by the board of directors, the Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the Advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees and other amounts will generally be payable to the Advisor and its affiliates regardless of the quality of the properties acquired or the services provided to Dividend Capital Trust. (See "Management Compensation" and "The Operating Partnership Agreement".)

         Every transaction we enter into with the Advisor or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and the Advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain a number of restrictions relating to (1) transactions we enter into with the Advisor and its affiliates,
(2) certain future offerings, and (3) allocation of properties among affiliated entities. These restrictions include, among others, the following:

         o We will not accept goods or services from the Advisor or its affiliates or any directors unless a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors) approve such transactions as fair and reasonable to Dividend Capital Trust and on terms and conditions not less favorable to Dividend Capital Trust than those available from unaffiliated third parties.

         o We will not purchase or lease properties in which the Advisor or its affiliates has an interest without a determination by a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors) that such transaction is competitive and commercially reasonable to Dividend Capital Trust and at a price to Dividend Capital Trust no greater than the cost of the property to the Advisor or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to the Advisor or its affiliates or to our directors unless a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors) determine the transaction is fair and reasonable to Dividend Capital Trust.

         o We will not make any loans to the Advisor or its affiliates or to our directors. In addition, the Advisor and its affiliates will not make loans to us or to joint ventures in which we are a venture partner for the purpose of acquiring properties. Any loans made to us by the Advisor or its affiliates or to our directors for other purposes must be approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors), as fair, competitive and commercially reasonable, and no less favorable to Dividend Capital Trust than comparable loans between unaffiliated parties. The Advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of Dividend Capital Trust or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management -- The Advisory Agreement" section of this prospectus.

         o In the event that an investment opportunity becomes available which, in the discretion of the Advisor, is suitable, under all of the factors considered by the Advisor, for Dividend Capital Trust, then the Advisor shall present the opportunity to the board of directors of Dividend Capital Trust. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor, subject to approval by the board of directors, shall examine, among others, the following factors as they relate to Dividend Capital Trust and each other program:

                    o    The cash requirements of each program;

                    o The effect of the acquisition both on diversification of each program's investments by type of commercial property and geographic area, and on diversification of the tenants of its properties;

                    o The policy of each program relating to leverage of properties;

                    o    The anticipated cash flow of each program;

                    o    The income tax effects of the purchase on each program;

                    o    The size of the investment; and

                    o The amount of funds available to each program and the length of time such funds have been available for investment.

         If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program affiliated with the Advisor or its affiliates may make the investment. Our board of directors has a duty to ensure that the method used by the Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

                       INVESTMENT OBJECTIVES AND CRITERIA

GENERAL

         We invest in commercial real estate properties, including properties which are under development or construction, are newly constructed or have been constructed and have operating histories.

         Our investment objectives are:

     o   To maximize quarterly cash dividends paid to our investors;

     o To invest conservatively in order to preserve, protect and return our investors' capital contributions;

     o To realize growth in the value of our properties upon our ultimate sale of such properties; and

     o To provide our investors with liquidity of their investment by listing the shares on a national exchange or, if we do not obtain listing of the shares within ten years after the initial closing under this offering, by selling our properties and distributing the cash to our investors.

         We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon approval of shareholders holding a majority of the shares. Decisions relating to the purchase or sale of properties will be made by the Advisor, subject to approval by the board of directors. See "Management" for a description of the background and experience of the directors and executive officers.

ACQUISITION AND INVESTMENT POLICIES

         We will seek to invest substantially all of the offering proceeds available for investment after the payment of fees and expenses in the acquisition of high quality commercial real estate, the majority of which are anticipated to include industrial buildings located primarily in the top 20% of the United States' largest industrial markets ranked by square footage of industrial property space. We may also consider investments in certain commercial properties located in Mexico and, to a lesser extent, Canada. We may acquire buildings which are newly constructed, under construction, or which have been previously constructed and have operating histories. Industrial properties generally provide generic storage and work space suitable for and adaptable to a broad range of tenants and uses. However we are not limited to such investments. We may also invest in other commercial properties such as shopping centers and office buildings. We will primarily attempt to acquire existing commercial properties, the space in which has been leased or pre-leased to one or more large corporate tenants who satisfy our standards of creditworthiness. (See "Terms of Leases and Tenant Creditworthiness.")

         We will seek to invest in properties that will satisfy the primary objective of providing cash dividends to shareholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing cash dividends to shareholders. To the extent feasible, we will attempt to invest in a diversified portfolio of properties, in terms of geography, type of property and industry group of our tenants, that will satisfy our investment objectives of maximizing cash available for payment of dividends, preserving our capital and realizing growth in value upon the ultimate sale of our properties. However, there may nevertheless be concentrations in our portfolio based on the geographic location, type of property and industry group of tenants which may expose us to greater risks than would exist in a more diversified portfolio.

         We anticipate that a minimum of 84% of the proceeds from the sale of shares will be used to acquire real estate properties and the balance will be used to pay various fees and expenses. (See "Estimated Use of Proceeds.")

         We will not invest more than 10% of the net offering proceeds available for investment in unimproved or non-income producing properties. A property which is expected to produce income within two years of its acquisition will not be considered a non-income producing property. Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We intend to acquire such interests either directly in the Partnership, indirectly through limited liability companies or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of the Advisor or other persons. (See "Joint Venture Investments" below.) In addition, we may purchase properties and lease them back to the sellers of such properties.

         While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such re-characterization were successful, deductions for depreciation and cost recovery relating to such property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result. (See "Federal Income Tax Considerations -- Sale-Leaseback Transactions.") Although we are not limited as to the geographic area where we may conduct our operations, we normally intend to invest in properties located in the United States.

         We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

         In making investment decisions for us, the Advisor will consider relevant real estate property and financial factors, including the location of the property, its income-producing capacity, its suitability for any development contemplated or in progress, the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, the Advisor will have substantial discretion with respect to the selection of specific investments. Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

         o    Plans and specifications;

         o    Environmental reports;

         o    Surveys;

         o Evidence of marketable title subject to such liens and encumbrances as are acceptable to the Advisor;

         o Audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to shareholders; and

         o    Title and liability insurance policies.

         We will not close the purchase of any property unless and until we obtain an environmental assessment (generally a minimum of a Phase I review) for each property purchased and are generally satisfied with the environmental status of the property.

         In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

         In purchasing, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

         o    Changes in general economic or local conditions;

         o Changes in supply of or demand for similar or competing properties in an area;

         o Changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

         o    Changes in tax, real estate, environmental and zoning laws;

         o Periods of high interest rates and tight money supply which may make the sale of properties more difficult;

         o    Tenant turnover; and

         o    General overbuilding or excess supply in the market area.

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES

         We may invest a portion of the proceeds available for investment in properties on which improvements are to be constructed or completed. However, we may not invest in excess of 10% of the offering proceeds available for investment in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties which are under construction, we expect that completion of properties under construction shall be guaranteed at the price contracted either by an adequate completion bond or performance bond. The Advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "Risk Factors -- Real Estate Risks.") The Advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with the Advisor or the Property Manager) to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated by Dividend Capital Trust.

ACQUISITION OF PROPERTIES FROM THE ADVISOR

         We may acquire properties, directly or through joint ventures, from the Advisor or its affiliates. Any such acquisitions will be approved consistent with the conflict of interest procedures described above. (See "Conflicts of Interest - Certain Conflict Resolution Procedures.")

TERMS OF LEASES AND TENANT CREDITWORTHINESS

         The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be what is generally referred to as "triple net" leases. A "triple net" lease provides that the tenant will be required to pay or reimburse Dividend Capital Trust for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs, in addition to making its lease payments.

         The Advisor has developed specific standards for determining the creditworthiness of potential tenants of our properties. While authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants will be large corporations or other entities which have a substantial net worth, or whose lease obligations are guaranteed by another corporation or entity with a substantial net worth or who otherwise meet creditworthiness standards that will be applied by the Advisor.

         We anticipate that tenant improvements required to be funded by the landlord in connection with newly acquired properties will be funded from our offering proceeds. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space. (See "Risk Factors -- Real Estate Risks.")

JOINT VENTURE INVESTMENTS

         We may enter into joint ventures in the future, including with affiliated entities, for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and leasing real properties. (See "Conflicts of Interest.") In determining whether to recommend a particular joint venture, the Advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of real estate property investments of Dividend Capital Trust. (See generally "Investment Objectives and Criteria.")

         At such time as the Advisor believes that a reasonable probability exists that we will enter into a joint venture for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. We expect that this would normally occur upon the signing of a legally binding purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in such purchase agreement. However, this may occur before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon our initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement. We may enter into joint ventures with affiliates of the Advisor for the acquisition of properties, but only provided that:

         o A majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to Dividend Capital Trust; and

         o The investment by Dividend Capital Trust and such affiliate are on substantially the same terms and conditions

         To the extent possible we will attempt to obtain a right of first refusal to buy if such venture partner elects to sell its interest in the property held by the joint venture. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner's interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with affiliates of the Advisor will result in certain conflicts of interest. (See "Conflicts of Interest -- Joint Ventures with Affiliates of the Advisor.")

BORROWING POLICIES

         Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

         There is no limitation on the amount we may invest in any single improved property. However, under our articles of incorporation, we have a limitation on borrowing which precludes us from borrowing in the aggregate in excess of 50% of the value of all of our properties or from borrowing in excess of 75% of the value of any single property.

         By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. (See "Risk Factors -- Real Estate Risks.") To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. The Advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness. The Advisor will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and an increase in property ownership if some refinancing proceeds are reinvested in real estate.

         We may not borrow money from any of our directors or from the Advisor or its affiliates for the purpose of acquiring real properties. Any loans by such parties for other purposes must be approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) as fair, competitive and commercially reasonable and no less favorable to Dividend Capital Trust than comparable loans between unaffiliated parties.

DISPOSITION POLICIES

         We intend to acquire properties for investment with an expectation of holding each property for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

         o    The tenant has involuntarily liquidated;

         o In the judgment of the Advisor, the value of a property might decline;

         o    An opportunity has arisen to improve other properties;

         o We can increase cash flow through the disposition of the property;

         o    The tenant is in default under the lease; or

         o In the judgment of the Advisor, the sale of the property is in our best interests.

         The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. (See "Federal Income Considerations -- Requirements for Qualification as a REIT - Operational Requirements - Annual Distribution Requirement.")

         The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions. If our shares are not listed for trading on a national securities exchange or included for quotation on Nasdaq within ten years after the initial closing under this offering, our articles of incorporation require us to sell all of our properties and distribute the net sale proceeds to you in liquidation of Dividend Capital Trust. In making the decision to apply for listing of our shares, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for the shareholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list our shares. If our shares are not listed or included for quotation within ten years after the initial closing under this offering, we will promptly begin to sell our portfolio. We will continue in existence until all properties are sold and our other assets are liquidated.

INVESTMENT LIMITATIONS

         Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our articles of incorporation are amended, which requires the approval of the shareholders. Unless the articles are amended, we will not:

         o Invest in commodities or commodity futures contracts, except for futures contracts the income or gain with respect to which is qualifying income under the 95% Income Test described below under "Federal Income Tax Considerations" when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

         o Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

         o Make or invest in mortgage loans except in connection with a sale or other disposition of a property;

         o Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. Mortgage debt on any property shall not exceed such property's appraised value. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or the Advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least eight years after the end of the year in which the loan is repaid, refinanced or otherwise disposed of by us and it will be available for your inspection and duplication. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

         o Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, the Advisor or its affiliates;

         o Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

         o Invest in junior debt secured by a mortgage on real property which is subordinate to the lien of other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of Dividend Capital Trust would not then exceed 25% of our net assets, which shall mean our total assets less our total liabilities;

         o Borrow in excess of 50% of the aggregate value of all properties owned by us, provided that we may borrow up to 75% of the value of any individual property;

         o Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

         o Issue equity securities on a deferred payment basis or other similar arrangement;

         o Issue debt securities in the absence of adequate cash flow to cover debt service;

         o    Issue equity securities which are assessable;

         o Issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

         o Grant warrants or options to purchase shares to officers or affiliated directors or to the Advisor or its affiliates except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

         o Engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

         o Make any investment which is inconsistent with qualifying as a REIT; or

         o    Lend money to the Advisor or its affiliates.

         The Advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, the Advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take the necessary action to attempt to ensure that we are not deemed to be an "investment company."

CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

         Our articles of incorporation require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. Each determination and the basis therefore shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of the directors, including a majority of the independent directors, without the approval of the shareholders.

                            PRIOR PERFORMANCE SUMMARY

         The information presented in this section represents the historical experience of real estate programs sponsored by affiliates of the Advisor. Such affiliates consist of John A. Blumberg, James R. Mulvihill and Evan H. Zucker. Investors in Dividend Capital Trust should not assume that they will experience returns, if any, comparable to those realized by investors in any such programs.

         As of March 31, 2002, Messrs. Blumberg, Mulvihill and Zucker, directly or through affiliated entities, had served as sponsors, officers, managers, partners or joint venture partners of one public real estate investment trust (American Real Estate Investment Trust) and 54 non-public real estate limited partnerships. The public real estate investment trust raised approximately $93,230,000 from more than 130 investors. The 54 non-public real estate limited partnerships raised approximately $174,437,000 from approximately 415 investors. Collectively, the public real estate investment trust and the private partnerships purchased interests in 75 real estate projects. The aggregate combined acquisition and development cost of these 75 projects was approximately $503,600,000.

         Of the 75 total real estate projects, 21 were purchased by the public real estate investment trust and consisted of multi-family properties (comprising 36% of the total amount of the public program), office properties (comprising 28% of the total amount of the public program), industrial properties (comprising 26% of the total amount of the public program), and retail properties (comprising 11% of the total amount of the public program). Of these 21 projects, four were located in Colorado, 15 were located in New Jersey, one was located in California and one was located in Arizona.

         The 54 remaining real estate projects were purchased or developed by the private real estate limited partnerships and consisted of industrial properties (comprising 39% of the total amount of the private programs), multi-family properties (comprising 34% of the total amount of the private programs), land assets (comprising 15% of the total amount of the private programs), golf course properties (comprising 11% of the total amount of the private programs) and retail properties (comprising 1% of the total amount of the private programs). Of these 54 projects, 25 were located in Colorado, 24 were located in Mexico, four were located in New Jersey and one was located in New York.

         In the public real estate investment trust, 100% of the properties were purchased, none were developed and four properties were sold while certain sponsors of Dividend Capital Trust served as Chairman of the Board and President. In the private real estate limited partnerships, 76% of the projects were developed, 24% were purchased and 25 of the properties had been sold as of March 31, 2002. Of the $503,600,000 combined acquisition and development value of all prior public and private projects, approximately 34.30% had investment objectives similar to those of Dividend Capital Trust.

         The Prior Performance Tables included as Appendix A to this prospectus contain information regarding certain of the programs described above. The Prior Performance Tables are required to present information only for projects which have investment objectives similar to those of Dividend Capital Trust and which were completed within certain time periods. As a result, the Prior Performance Tables do not contain information relating to the one public real estate investment trust or certain of the non-public programs summarized above.

                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL


         The following is a summary of United States material federal income tax considerations associated with an investment in our common shares that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective shareholder, in light of your personal circumstances, nor does it deal with particular types of shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of stock options or otherwise as compensation, holders whose shares are acquired through the dividend reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their shareholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.


         Paul, Weiss, Rifkind, Wharton & Garrison has acted as our special tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the United States federal income tax considerations addressed that are likely to be material to U.S. shareholders (as defined herein) of our common shares. This opinion will be filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Paul, Weiss, Rifkind, Wharton & Garrison is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

         WE URGE YOU, AS A PROSPECTIVE SHAREHOLDER, TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF A PURCHASE OF SHARES, OWNERSHIP AND SALE OF THE SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

         REIT QUALIFICATION

         We intend to elect to be taxable as a REIT commencing with our first short taxable year ending December 31, 2002. We believe that we will operate in a manner intended to qualify us as a REIT beginning with our first taxable year. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

         In connection with this offering, Paul, Weiss, Rifkind, Wharton & Garrison has delivered an opinion to us that: (i) commencing with its taxable year ending December 31,

2002, Dividend Capital Trust will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and Dividend Capital Trust's proposed method of operation will enable it to operate in conformity with the requirements for qualification as a REIT under the Internal Revenue Code; and (ii) from the date on which each of Dividend Capital Trust and the Advisor made their initial capital contributions to the Partnership in accordance with the Operating Partnership Agreement, the Partnership has been, and the Partnership will be, treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation.


         Investors should be aware that an opinion of counsel is not binding upon the Internal Revenue Service or any court. The opinion of Paul, Weiss, Rifkind, Wharton & Garrison described above will be based on various assumptions and qualifications and conditioned on representations made by us as to factual matters, including representations regarding the intended nature of our properties and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws and described below. Paul, Weiss Rifkind, Wharton & Garrison will not review our compliance with those tests. Accordingly, our actual results of operation for any particular taxable year may not satisfy these requirements. For a discussion of some tax consequences of our failure to meet these qualification requirements, see "Failure to Qualify as a REIT."

         TAXATION OF THE COMPANY

         If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and shareholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

         o We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

         o Under some circumstances, we may be subject to "alternative minimum tax";

         o If we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

         o If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

         o If we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

         o If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

         o We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States shareholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid; and

         o If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the ten year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

REQUIREMENTS FOR QUALIFICATION AS A REIT

         In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our shareholders.

         ORGANIZATIONAL REQUIREMENTS

         In order to qualify for taxation as a REIT under the Internal Revenue Code, we must meet tests regarding our income and assets described below and:

         1. Be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Internal Revenue Code;

         2. Elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

         3.       Be managed by one or more trustees or directors;

         4. Have our beneficial ownership evidenced by transferable shares;

         5. Not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

         6.       Use a calendar year for federal income tax purposes;

         7. Have at least 100 shareholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

         8. Not be closely held as defined for purposes of the REIT provisions of the Internal Revenue Code.

         We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital stock is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. Items 7 and 8 above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury regulations that provide procedures for ascertaining the actual ownership of our shares for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item 8 above for a taxable year, we will be treated as having met item 8 for that year.

         We intend to elect to be taxed as a REIT commencing with our first taxable year ending December 31, 2002 and we intend to satisfy the other requirements described in items 1-6 above at all times during each of our taxable years. We believe that we will have sufficient diversity of share ownership by the beginning of 2003 to satisfy items 7 and 8 above. In addition, our articles of incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items 7 and 8 above. (See "Description of Securities - Restriction on Ownership of Shares.")

         For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under "Operational Requirements - Asset Tests"), all of the capital stock of which is owned by a REIT.

         In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of the Partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or the Partnership have an interest will be treated as our assets, liabilities and items of income.

         OPERATIONAL REQUIREMENTS -- GROSS INCOME TESTS

         To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

         o At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as "prohibited transactions." This is the 75% Income Test.

         o At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

         The rents we will receive or be deemed to receive will qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

         o The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

         o In general, neither we nor an owner of 10% or more of our stock may directly or constructively own 10% or more of a tenant (a "Related Party Tenant") or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

         o Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

         o We normally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed one percent of all amounts received or accrued with respect to that property.

         Prior to the making of investments in properties, we may invest the net proceeds of the offering in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a dividend reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs in order to satisfy the 75% Income and the 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income and 95% Income Tests as rents from real property in accordance with the requirements described above. In this regard, we anticipate that most of our leases will be for fixed rentals with annual CPI or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, none of our tenants are expected to be Related Party Tenants and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by the Property Manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income and the 95% Income Tests described above.

         Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

         o Our failure to meet these tests was due to reasonable cause and not due to willful neglect;

         o We attach a schedule of our income sources to our federal income tax return; and

         o Any incorrect information on the schedule is not due to fraud with intent to evade tax.

         It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in "Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

         OPERATIONAL REQUIREMENTS -- ASSET TESTS

         At the close of each quarter of our taxable year, we also must satisfy four tests ("Asset Tests") relating to the nature and diversification of our assets.

         o First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

         o Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

         o Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a


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


              qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. The third Asset Test does not apply in respect of a taxable REIT subsidiary.

         o Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a taxable REIT subsidiary of our owns, directly or indirectly, more than 35 percent of the voting power or value.

         The Asset Tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net proceeds from the offering we expect that most of our assets will consist of real property and we therefore expect to satisfy the Asset Tests.

         If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

         OPERATIONAL REQUIREMENTS -- ANNUAL DISTRIBUTION REQUIREMENT

         In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain dividends, to our shareholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally pay dividends in the taxable year to which they relate, we may also pay dividends in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular dividend payment date after the declaration.

         Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to shareholders.

         In addition, if we fail to distribute during each calendar year at least the sum of:

         o    85% of our ordinary income for that year;

         o 95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

         o any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over amounts actually distributed during such year.


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


         We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and
(2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by the Partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay "deficiency dividends" in a later year and include such distributions in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in those circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

         As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

         o    We would be required to pay the federal income tax on these gains;

         o Taxable U.S. shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

         o The basis of the shareholder's shares would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the shareholder's long-term capital gains.

         In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

         Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency dividend to our shareholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency dividend cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.


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


         OPERATIONAL REQUIREMENTS -- RECORDKEEPING

         In order to continue to qualify as a REIT, we must maintain certain records as set forth in applicable Treasury Regulations. Further, to avoid a monetary penalty we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.

FAILURE TO QUALIFY AS A REIT

         If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our shareholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

SALE-LEASEBACK TRANSACTIONS

         Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our distributions being treated as ordinary dividend income to our shareholders.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

         DEFINITION

         In this section, the phrase "U.S. shareholder" means a holder of our shares that for federal income tax purposes is:

         o    a citizen or resident of the United States;

         o a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

         o an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

         o a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

         For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. shareholders with respect to our common shares generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of our common stock pursuant to our dividend reinvestment plan, see "Description of Securities - Dividend Reinvestment Plan." For a summary of the federal income tax treatment of shares redeemed by us under our share redemption program, see "Description of Securities - Share Redemption Program."

         DISTRIBUTIONS GENERALLY

         Distributions to U.S. shareholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the shareholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. shareholder's shares, and the amount of each distribution in excess of a U.S. shareholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. shareholders may not include any of our losses on their own federal income tax returns.

         We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency dividend" will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

         CAPITAL GAIN DIVIDENDS

         Distributions to U.S. shareholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. shareholder has held his stock. We will generally designate our capital gain dividends as either 20% or 25% rate distributions. A corporate U.S. shareholder, however, might be required to treat up to 20% of some capital gain dividends as ordinary income. See "Operational Requirements - Annual Distribution Requirement" for the treatment by U.S. shareholders of net long-term capital gains that we elect to retain and pay tax on.

         PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS

         Our distributions and any gain you realize from a disposition of our common shares will not be treated as passive activity income, and shareholders may not be able to utilize any of their "passive losses" to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain dividends generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case those capital gains will be taxed as ordinary income.

         CERTAIN DISPOSITIONS OF OUR COMMON SHARES


         In general, any gain or loss realized upon a taxable disposition of our common shares by a U.S. shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. shareholder has included in income any capital gains dividends with respect to the shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains dividends included in income with respect to the shares, will be treated as long-term capital loss.


         INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING FOR U.S. SHAREHOLDERS

         We will report to U.S. shareholders of our common shares and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. shareholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the shareholder:

         o Fails to furnish its taxpayer identification number (which, for an individual, would be his or her Social Security number);

         o    Furnishes an incorrect taxpayer identification number;

         o Is notified by the Internal Revenue Service that the shareholder has failed properly to report payments of interest or dividends; or

         o Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the Internal Revenue Service that the shareholder is no longer subject to backup withholding for failure to report those payments.

         Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. shareholder will be allowed as a credit against the U.S. shareholder's United States federal income tax liability and may entitle the U.S. shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

TREATMENT OF TAX-EXEMPT SHAREHOLDERS

         Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any "unrelated business taxable income" ("UBTI"), as defined in the Internal Revenue Code. The Internal Revenue Service has issued


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a published ruling that dividend distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by the Partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as dividends to a tax-exempt U.S. shareholder of our common shares. A tax-exempt entity that incurs indebtedness to finance its purchase of our common shares, however, will be subject to UBTI under the debt-financed income rules. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat dividend distributions from us as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

         In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10 percent by value of the shares of a REIT may be required to treat a specified percentage of REIT dividends as UBTI. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely-held restriction and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts.

SPECIAL TAX CONSIDERATIONS FOR NON-U.S. SHAREHOLDERS

         The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. shareholders") are complex. The following discussion is intended only as a summary of these rules. Non-U.S. shareholders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our shares, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

         INCOME EFFECTIVELY CONNECTED WITH A UNITED STATES TRADE OR BUSINESS

         In general, Non-U.S. shareholders will be subject to regular United States federal income taxation with respect to their investment in our shares if the income derived therefrom is "effectively connected" with the Non-U.S. shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to a branch profits tax under section 884 of the Internal Revenue Code, which is payable in addition to the regular United States federal corporate income tax.

         The following discussion will apply to Non-U.S. shareholders whose income derived from ownership of our shares is deemed to be not "effectively connected" with a United States trade or business.


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         DISTRIBUTIONS NOT ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A
UNITED STATES REAL PROPERTY INTEREST

         A distribution to a Non-U.S. shareholder that is not attributable to gain realized by us from the sale or exchange of a United States real property interest and that we do not designate as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a United States federal income withholding tax equal to 30% of the gross amount of the distribution unless this tax is reduced or eliminated by the provisions of an applicable tax treaty. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a Non-U.S. shareholder's basis in our shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to sales of shares.

         We normally intend to withhold United States income tax on these ordinary dividends at the rate of 30% on the gross amount of any distribution paid to a Non-U.S. shareholder, unless the shareholder provides us with an Internal Revenue Service Form W-8BEN evidencing eligibility for a reduced treaty rate or an Internal Revenue Service Form W-8ECI claiming that such distribution constitutes effectively connected income.

         DISTRIBUTIONS ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST

         Distributions to a Non-U.S. shareholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a Non-U.S. shareholder under Internal Revenue Code provisions enacted by the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. shareholder as if the distributions were gains "effectively connected" with a United States trade or business. Accordingly, a Non-U.S. shareholder will be taxed at the normal capital gain rates applicable to a U.S. shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty reduction or exemption.

         WITHHOLDING OBLIGATIONS WITH RESPECT TO DISTRIBUTIONS TO NON-U.S. SHAREHOLDERS

         Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to Non-U.S. shareholders, and remit to the Internal Revenue Service:

         o 35% of designated capital gain dividends or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends; and

         o    30% of ordinary dividends paid out of our earnings and profits.

         In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions not withheld against, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a


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


distribution to a Non-U.S. shareholder exceeds the shareholder's United States tax liability with respect to that distribution, the Non-U.S. shareholder may file a claim with the Internal Revenue Service for a refund of the excess.

         SALE OF OUR SHARES BY A NON-U.S. SHAREHOLDER

         A sale of our shares by a Non-U.S. shareholder will generally not be subject to United States federal income taxation unless our shares constitute a "United States real property interest" within the meaning of FIRPTA or the gain from the sale is effectively connected with the conduct of a United States trade or business of the Non-U.S. shareholder. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by Non-U.S. shareholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. shareholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling shareholder's interest in us. Our shares currently are not "regularly traded" on an established securities market.

         If the gain on the sale of shares were subject to taxation under FIRPTA, a Non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate Non-U.S. shareholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service. Even if not subject to FIRPTA, capital gains will be taxable to a Non-U.S. shareholder if the Non-U. S. shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

         INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING FOR NON-U.S. SHAREHOLDERS

         Non-U.S. shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

STATEMENT OF STOCK OWNERSHIP

         We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his shares in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records


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showing the information we have received about the actual ownership of our shares and a list of those persons failing or refusing to comply with our demand.

STATE AND LOCAL TAXATION

         We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of Dividend Capital Trust, the Partnership, any operating subsidiaries, joint ventures or other arrangements we or the Partnership may form or enter into and the tax treatment of the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

FEDERAL INCOME TAX ASPECTS OF OUR OPERATING PARTNERSHIP

         The following discussion summarizes certain federal income tax considerations applicable to our investment in the Partnership, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

         CLASSIFICATION AS A PARTNERSHIP

         We will be entitled to include in our income a distributive share of the Partnership's income and to deduct our distributive share of the Partnership's losses only if the Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations (the "Check-the-Box-Regulations"), an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

         Even though the Partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof; provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of the partnership's gross income for each taxable year consists of "qualifying income" under section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). (See "Requirements for Qualification as a REIT -- Operational Requirements - Gross Income Tests").

         Under applicable Treasury Regulations the ("PTP Regulations"), limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable


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year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. The Partnership presently qualifies for the Private Placement Exclusion. Even if the Partnership were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, the Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception described above.

         We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Partnership will be classified as a partnership for federal income tax purposes. As described above under "REIT Qualification", Paul, Weiss, Rifkind, Wharton & Garrison has delivered an opinion to us based on existing law and on certain factual assumptions and representations and subject to those limitations and qualifications described above that the Partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service or the courts, and no assurance can be given that the Internal Revenue Service will not challenge the status of the Partnership as a partnership for federal income tax purposes. If such challenge were successful, the Partnership would be treated as a corporation for federal income tax purposes, as described below.

         If for any reason the Partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. (See Requirements for Qualification as a REIT -- Operational Requirements - Gross Income Tests" and "Requirements for Qualification as a REIT -- Operational Requirements - Asset Tests.") In addition, any change in the Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of the Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. The Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Partnership's taxable income.

         INCOME TAXATION OF THE PARTNERSHIP AND ITS PARTNERS

         Partners, Not Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in the Partnership, we will be required to take into account our allocable share of the Partnership's income, gains, losses, deductions, and credits for any taxable year of the Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from the Partnership.

         Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests


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


in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

         Tax Allocations With Respect to Contributed Properties. Pursuant to
section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

         Under the partnership agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of the Partnership generally will be allocated among the partners in accordance with their respective interests in the Partnership, except to the extent that the Partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

         Basis in Partnership Interest. The adjusted tax basis of our partnership interest in the Partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to the Partnership by us, (2) increased by (A) our allocable share of the Partnership's income and (B) our allocable share of indebtedness of the Partnership, and (3) reduced, but not below zero, by (A) our allocable share of the Partnership's loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Partnership. If the allocation of our distributive share of the Partnership's loss would reduce the adjusted tax basis of our partnership interest in the Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Partnership or a reduction in our share of the Partnership's liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

         Depreciation Deductions Available to the Partnership. The Partnership will use a portion of contributions made by Dividend Capital Trust from offering proceeds to acquire interests in properties. To the extent that the Partnership acquires properties for cash, the Partnership's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the Partnership. The Partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation ("ADS"). Under ADS, the Partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that the Partnership acquires properties in exchange for units of the Partnership, the Partnership's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by the Partnership. Although the law is not entirely clear, the Partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

         Sale of the Operating Partnership's Property. Generally, any gain realized by the Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by the Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not presently intend to acquire or hold or allow the Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Partnership's trade or business.

                              ERISA CONSIDERATIONS

         The following is a summary of some non-tax considerations associated with an investment in our shares by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Internal Revenue Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA (collectively, Benefit Plans), seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:


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         o    Whether the investment is consistent with the applicable
              provisions of ERISA and the Internal Revenue Code;

         o Whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary's responsibility to the plan has been satisfied;

         o Whether the investment will produce UBTI to the Benefit Plan (see "Federal Income Tax Considerations -- Treatment of Tax-Exempt Shareholders"); and

         o    The need to value the assets of the Benefit Plan annually.

         Under ERISA, a plan fiduciary's responsibilities include the following duties:

         o To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

         o    To invest plan assets prudently;

         o To diversify the investments of the plan unless it is clearly prudent not to do so;

         o    To ensure sufficient liquidity for the plan; and

         o To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

         ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

PLAN ASSET CONSIDERATIONS

         In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Internal Revenue Code define the term "plan assets," however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (the Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity


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


investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

         In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan shareholder, and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to the Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the Advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be "plan assets," an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

         If our Advisor or affiliates of our Advisor were treated as fiduciaries with respect to Benefit Plan shareholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the Advisor and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

         The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be:

         o Sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year in which the initial closing under this offering occurs;

         o "Widely held," i.e., part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

         o    "Freely transferable."

         Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. In addition, we expect to have over 100 independent shareholders as of the initial closing under this offering, such that our shares will be "widely


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held." Whether a security is "freely transferable" depends upon the particular facts and circumstances. Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not freely transferable.

         Assuming that our shares will be "widely held," that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our shares and the offering takes place as described in this prospectus, our shares more likely than not constitute "publicly-offered securities" and, accordingly, it is more likely than not that our underlying assets should not be considered "plan assets" under the Plan Assets Regulation. If our underlying assets are not deemed to be "plan assets," the issues discussed in the second and third paragraphs of this "Plan Assets Considerations" section are not expected to arise.

OTHER PROHIBITED TRANSACTIONS

         Regardless of whether the shares qualify for the "publicly-offered security" exception of the Plan Assets Regulation, a prohibited transaction could occur if Dividend Capital Trust, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to "plan assets" or provides investment advice for a fee with respect to "plan assets." Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

ANNUAL VALUATION

         A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

         In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. Unless and until our shares are listed on a national securities exchange


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or are included for quotation on Nasdaq, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares, namely when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

         For so long as we are offering shares pursuant to this prospectus at a price of $10 per share, we intend to use the offering price of shares as the per share net asset value. Beginning with the year 2003, the value of the properties and our other assets will be based on a valuation. Such valuation will be performed by a person independent of us and of the Advisor.

         We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, up-dated, however, for any material changes occurring between October 31 and December 31.

         We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, we cannot assure you:

         o That the value determined by us could or will actually be realized by us or by shareholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

         o That shareholders could realize this value if they were to attempt to sell their shares; or

         o That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.



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


                            DESCRIPTION OF SECURITIES

         The following description of the shares is not complete but is a summary of portions of our articles of incorporation and is qualified in its entirety by reference to the articles of incorporation. Under our articles of incorporation, we have authority to issue a total of 500,000,000 shares of capital stock. Of the total shares authorized, 350,000,000 shares are designated as common stock with a par value of $0.01 per share, 50,000,000 shares are designated as preferred stock, and 100,000,000 shares are designated as shares-in-trust, which would be issued only in the event that there is a purported transfer of, or other change in or affecting the ownership of, our shares that would result in a violation of the ownership limits described below. As of the date of this prospectus, 200 shares of our common stock were issued and outstanding, and no shares of preferred stock or shares-in-trust were issued and outstanding.

COMMON STOCK

         The holders of common stock are entitled to one vote per share on all matters voted on by shareholders, including election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock and to the distribution of specified amounts upon liquidation with respect to shares-in-trust, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to shareholders. All shares issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

         We will not issue certificates for our shares. Shares will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Gemisys Financial Services Corp. acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

         Gemisys Financial Services Corp.
         7103 South Revere Parkway
         Englewood, CO   80112

PREFERRED STOCK

         Our articles of incorporation authorize our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. The board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control of Dividend Capital Trust. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without shareholder approval.


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SOLICITING DEALER WARRANTS

         We will issue to the Dealer Manager one soliciting dealer warrant for every 25 shares sold during the offering period. These warrants, as well as the shares issuable upon their exercise, have been registered as part of this offering. The Dealer Manager may retain or reallow these warrants to broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from Dividend Capital Trust at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

MEETINGS, SPECIAL VOTING REQUIREMENTS AND ACCESS TO RECORDS

         An annual meeting of the shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of shareholders holding at least 10% of the shares. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

         Under Maryland Corporation Law and our articles of incorporation, shareholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendment of our articles of incorporation, (2) liquidation or dissolution of Dividend Capital Trust, (3) reorganization of Dividend Capital Trust, (4) merger, consolidation or sale or other disposition of substantially all of our assets, and (5) revocation of our status as a REIT. Shareholders voting against any merger or sale of assets are permitted under Maryland Corporation Law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. After considering the appraisers' report, the court makes the final determination of the fair value to be paid to the dissenting shareholder and decides whether to award interest from the date of the merger or sale of assets and costs of the proceeding to the dissenting shareholders.

         Our Advisor is selected and approved annually by our directors. While the shareholders do not have the ability to vote to replace the Advisor or to select a new advisor, shareholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board. Shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder's name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us


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


that the list will not be used to pursue commercial interests. In addition to the foregoing, shareholders have rights under Rule 14a-7 under the Securities Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution of proxies themselves.

         Any shareholder shall be permitted access to all records of Dividend Capital Trust at all reasonable times, and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our shareholders, along with the number of shares held by each of them, shall be maintained as part of the books and records of Dividend Capital Trust and shall be available for inspection by any shareholder or the shareholder's designated agent at the office of Dividend Capital Trust. The shareholder list shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any shareholder who requests the list within ten days of the request. Dividend Capital Trust may impose a reasonable charge for expenses incurred in reproducing the list. A shareholder may request a copy of the shareholder list in connection with matters relating to voting rights and the exercise of shareholder rights under federal proxy laws. If a proper request for the shareholder list is not honored, then the requesting shareholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a shareholder shall not have the right to secure the shareholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting shareholder's interest in the affairs of the Company.

RESTRICTION ON OWNERSHIP OF SHARES


         In order for us to qualify as a REIT, beginning in 2003 not more than 50% in value of our outstanding shares may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year ending December 31, 2002. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by the Partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. In order to assist us in preserving our status as a REIT, our articles of incorporation contain limitations on ownership and transfer of shares which from the date of the first closing of this offering prohibit any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the outstanding shares of any class or series of our stock, prohibit the beneficial ownership of our outstanding shares by fewer than 100 persons and prohibit any transfer of or other event or transaction with respect to our shares that would result in the beneficial ownership of our outstanding shares by fewer than 100 persons. In addition, our articles of incorporation prohibit, from the date of the first closing of this offering, any transfer of or other event with respect to our shares that would cause us to violate the Closely Held Test, that would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of the Partnership or any direct or indirect subsidiary of the Partnership or that would otherwise cause us to fail to qualify as a REIT. Our articles of incorporation provide that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is approved by the board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

         The shares that, if transferred, would result in a violation of any applicable ownership limit notwithstanding the provisions described above which are attempted to be transferred will be exchanged for "shares-in-trust" and will be transferred automatically to a trust effective on the day before the purported transfer of such shares. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares. The trustee will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares-in-trust.


         The trustee will transfer the shares-in-trust to a person whose ownership of our shares will not violate the ownership limits. The transfer shall be made no earlier than 20 days after the later of our receipt of notice that shares have been transferred to the trust or the date we determine that a purported transfer of our shares has occurred. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price per share in the transaction that created such shares-in-trust (or, in the case of a gift or devise, the market price at the time of the gift or devise), and (b) the market price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commissions and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of shares-in-trust will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares-in-trust of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares-in-trust or the price per share in the transaction that created such shares-in-trust (or, in the case of a gift or devise, the market price at the time of the gift or devise) and shall distribute any remaining amounts to the charitable beneficiary.


         Any person who (1) acquires or attempts to acquire shares in violation of the foregoing restrictions or who owns shares that were transferred to any such trust is required to give immediate written notice to Dividend Capital Trust of such event or (2) purports to transfer or receive shares subject to such limitations is required to give Dividend Capital


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


Trust 15 days written notice prior to such purported transaction. In both cases, such persons shall provide to Dividend Capital Trust such other information as we may request in order to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until (1) the board of directors determines it is no longer in the best interest of Dividend Capital Trust to continue to qualify as a REIT and (2) there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of the shareholders of Dividend Capital Trust.

         The ownership limits do not apply to a person or persons which the directors exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury regulations) of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned.

DIVIDENDS

         Dividends will be paid on a quarterly basis. Dividends will be paid to investors who are shareholders as of the record dates selected by the directors. We currently calculate our quarterly dividends based upon daily record and dividend declaration dates so our investors will be entitled to be paid dividends beginning with the quarter in which their shares are purchased. We then make quarterly dividend payments following the end of each calendar quarter.

         We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). (See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT" - Operational Requirements-Annual Distribution Requirement.") Dividends will be declared at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions.

         We are not prohibited from distributing our own securities in lieu of making cash dividends to shareholders, provided that the securities distributed to shareholders are readily marketable. The receipt of marketable securities in lieu of cash dividends may cause shareholders to incur transaction expenses in liquidating the securities.

DIVIDEND REINVESTMENT PLAN


         We currently have a dividend reinvestment plan available that allows you to have cash otherwise distributable to you invested in additional shares of Dividend Capital Trust. You may purchase shares under the dividend reinvestment plan for an amount per share equal to the fair market value of the share on the relevant distribution date including applicable fees and commissions, less any discounts authorized in the "Plan of Distribution" section of this prospectus, until all of the shares registered as part of this offering have been sold. However, Ohio residents who purchase shares under the dividend reinvestment plan will only be charged the actual expenses associated with administration of the plan, which expenses will not exceed 2%. Until there



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is more than a de minimis amount of trading in our shares, the fair market value of our common stock purchased from us under the dividend reinvestment plan will be the same as the price of a share in this offering. After that time, our board will estimate the fair market value of our shares by reference to the applicable sales price in respect of the most recent trades occurring on or prior to the relevant distribution date. After all the shares registered as part of this offering have been sold, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In either case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the securities exchange or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. A copy of our Dividend Reinvestment Plan is included as Appendix C to this prospectus. You may elect to participate in the dividend reinvestment plan by completing the Subscription Agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your written notice. We may terminate the dividend reinvestment plan for any reason at any time upon 10 days' prior written notice to participants.


         Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our shares would cause the share ownership limitations contained in our articles of incorporation to be violated.


         If you elect to participate in the dividend reinvestment plan and are subject to United States federal income taxation, you will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our stock purchased with reinvested distributions, even though you have elected not to receive the distributions used to purchase those shares in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under "Federal Income Tax Considerations - Taxation of Taxable U.S. Shareholders" in the case of a taxable U.S. shareholder (as defined therein) and as described under "Federal Income Tax Considerations - Special Tax Considerations for Non-U.S. Shareholders" in the case of a Non-U.S. Shareholder (as defined therein). However, the tax consequences to you of participating in our dividend reinvestment plan will vary depending upon your particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the plan.


SHARE REDEMPTION PROGRAM

         Prior to the time that our shares are listed on a national securities exchange, shareholders of Dividend Capital Trust who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

         If you have held your shares for the required one-year period, you may redeem your shares for a purchase price equal to the lesser of (1) $10 per share, or (2) the purchase price per share that you actually paid for your shares of Dividend Capital Trust. In the event that you are redeeming all of your shares, shares purchased pursuant to our dividend reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, for purposes of the one-year holding period, limited partners of the Partnership who exchange their limited partnership units for shares in Dividend Capital Trust shall be deemed to have owned their shares as of the date they were issued their limited partnership units in the Partnership. The board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a shareholder or other exigent circumstances, (2) reject any request for redemption for any reason or no reason, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program.

         Redemption of shares, when requested, will be made quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of three percent (3.0%) of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan such that in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. The board of directors, in its sole discretion, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. (See "Risk Factors - Investment Risks.")

         We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can (1) withdraw your request for redemption, or (2) ask that we honor your request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis.

         The share redemption program is only intended to provide possible interim liquidity for shareholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

         The shares we purchase under the share redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such shares unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws. If we terminate, reduce the scope of or otherwise change the share redemption program, we will disclose the changes in reports filed with the Commission.

         The federal income tax treatment of shareholders whose shares are redeemed by us under the share redemption program will depend on whether our redemption is treated as a payment in exchange for the shares. A redemption normally will be treated as an exchange if the redemption results in a complete termination of the shareholder's interest in our company, qualifies as "substantially disproportionate" with respect to the shareholder or is treated as "not essentially equivalent to a dividend" with respect to the shareholder. In order for the redemption to be substantially disproportionate, the percentage of our voting shares considered owned by the shareholder immediately after the redemption must be less than 80


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percent of the percentage of our voting shares considered owned by the shareholder immediately before the redemption. In order for the redemption to be treated as not essentially equivalent to a dividend with respect to the shareholder, the redemption must result in a "meaningful reduction" in the shareholder's interest in our company. The Internal Revenue Service has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder's proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of applicable constructive ownership rules, as well as the shares actually owned by the shareholder, normally will be taken into account.

         In general, if the redemption is treated as an exchange, the United States federal income tax treatment of the redemption under present law will be as described under "Federal Income Tax Considerations - Taxation of Taxable U.S. Shareholders - Certain Dispositions of Our Common Shares" in the case of a taxable U.S. shareholder (as defined therein) and as described under "Federal Income Tax Considerations - Special Tax Considerations for Non-U.S. Shareholders
- Sale of Our Shares by a Non-U.S. Shareholder" in the case of a Non-U.S. shareholder (as defined therein) whose income derived from the investment in our shares is not effectively connected with the Non-U.S. shareholder's conduct of a trade or business in the United States. If the redemption does not qualify as an exchange of our shares, the United States federal income tax treatment of the redemption under present law generally will be as described under "Federal Income Tax Considerations - Taxation of Taxable U.S. Shareholders - Distributions Generally" in the case of a taxable U.S. shareholder and as described under "Federal Income Tax Considerations - Special Tax Considerations for Non-U.S. Shareholders - Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest" in the case of a Non-U.S. shareholder whose income derived from the investment in our shares is not effectively connected with the Non-U.S. shareholder's conduct of a trade or business in the United States. However, the tax consequences to you of participating in our share redemption program will vary depending upon your particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the share redemption program.

RESTRICTIONS ON ROLL-UP TRANSACTIONS

         In connection with any proposed transaction considered a "Roll-up Transaction" involving Dividend Capital Trust and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. If the appraisal is included in a prospectus used to offer the securities of the Roll-up Entity, then the appraisal will be filed with the Securities and Exchange Commission and state securities administrators as an exhibit to the registration statement covering the offering. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction.

         The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with any proposed Roll-up Transaction. A "Roll-up Transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of Dividend Capital Trust and the issuance of securities of a Roll-up Entity. This term does not include:

         o A transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on Nasdaq; or

         o A transaction involving the conversion to corporate, trust, or association form of only Dividend Capital Trust if, as a consequence of the transaction, there will be no significant adverse change in any of the following: shareholder voting rights; the term of our existence; compensation to the Advisor; or our investment objectives.

         In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to shareholders who vote "no" on the proposal the choice of: (1) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or (2) one of the following: (A) remaining as shareholders of Dividend Capital Trust and preserving their interests therein on the same terms and conditions as existed previously, or (B) receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

         We are prohibited from participating in any proposed Roll-up
Transaction:

         o Which would result in the shareholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation, and dissolution of Dividend Capital Trust;

         o Which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

         o In which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Securities -- Meetings and Special Voting Requirements;" or

         o In which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the shareholders.

BUSINESS COMBINATIONS

         Under Maryland Corporation Law, business combinations between a Maryland corporation and an interested shareholder or the interested shareholder's affiliate are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. For this purpose, the term "business combinations" includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An "interested shareholder" is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation.

         After the five-year prohibition, any business combination between the corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested shareholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested shareholder voting together as a single voting group.

         These super-majority vote requirements do not apply if the corporation's common shareholders receive a minimum price, as defined under Maryland Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares. None of these provisions of the Maryland Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder.

         The business combination statute may discourage others from trying to acquire control of Dividend Capital Trust and increase the difficulty of consummating any offer.

CONTROL SHARE ACQUISITIONS

         Maryland Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or directors who are employees of the corporation are not entitled to vote on the matter. As permitted by Maryland Corporation Law, we have provided in our bylaws that the control share provisions of Maryland Corporation Law will not apply to transactions involving Dividend Capital Trust, but the board of directors retains the discretion to change this provision in the future. "Control shares" are voting shares which, if aggregated with all other shares owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

         o    One-fifth or more but less than one-third;

         o    One-third or more but less than a majority; or

         o    A majority or more of all voting power.

         Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

         If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an "acquiring person statement" for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights for control shares are considered and not approved.

         If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

         The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.



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


                       THE OPERATING PARTNERSHIP AGREEMENT

GENERAL

         Dividend Capital Operating Partnership LP (the "Partnership") was formed in April, 2002 to acquire, own and lease properties on our behalf. We utilize this Umbrella Partnership Real Estate Investment Trust ("UPREIT") structure generally to enable us to acquire real property in exchange for limited partnership interests in the Partnership from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their property or the transfer of their property to us in exchange for our shares or cash. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the Asset and Income Tests for qualification as a REIT for federal income tax purposes, the REIT's proportionate share of the assets and income of the Partnership will be deemed to be assets and income of the REIT.

         The property owner's goals are accomplished because the owner may contribute property to the Partnership in exchange for limited partnership units on a tax-free basis. Further, the Partnership is structured to make distributions with respect to regular limited partnership units which are equivalent to the dividend distributions made to shareholders of Dividend Capital Trust. Finally, a limited partner in the Partnership may later exchange his regular limited partnership units for shares of Dividend Capital Trust (in a taxable transaction) and, if our shares are then listed, achieve liquidity for his investment.

         We intend to hold substantially all of our assets in the Partnership or in subsidiary entities in which the Partnership owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. Dividend Capital Trust is the sole general partner of the Partnership. The Advisor and the parent of the Advisor have contributed $201,000 to the Partnership and are currently the only limited partners. As the sole general partner of the Partnership, we have the exclusive power to manage and conduct the business of the Partnership.

         The following is a summary of certain provisions of the partnership agreement of the Partnership. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the actual partnership agreement, a copy of which we have filed as an exhibit to the registration statement, for more detail.

CAPITAL CONTRIBUTIONS

         As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to the Partnership as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

         If the Partnership requires additional funds at any time in excess of capital contributions made by us and the Advisor, we may borrow funds from a financial institution or other lender and lend such funds to the Partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause the Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of the Partnership and Dividend Capital Trust.


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


OPERATIONS

         The partnership agreement requires that the Partnership be operated in a manner that will enable Dividend Capital Trust to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the Partnership being taxed as a corporation, rather than as a partnership. (See "Federal Income Tax Considerations - Federal Income Tax Aspects of the Operating Partnership - Classification as a Partnership.")

         The partnership agreement generally provides that, except as provided below with respect to the Special Units, the Partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from disposition of assets, to the partners of the Partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by Dividend Capital Trust as general partner such that a holder of one unit of limited partnership interest in the Partnership (other than the holder of the Special Units) will receive the same amount of annual cash flow distributions from the Partnership as the amount of annual dividends paid to the holder of one of our shares.

         Similarly, the partnership agreement of the Partnership provides that income of the Partnership from operations and, except as provided below, income of the Partnership from disposition of assets, normally will be allocated to the partners of the Partnership (other than the holder of the Special Units) in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in the Partnership will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the Special Units) in accordance with their respective percentage interests in the Partnership. Upon the liquidation of the Partnership, after payment of debts and obligations, any remaining assets of the Partnership will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner's positive capital account balance. If Dividend Capital Trust were to have a negative balance in its capital account following a liquidation, it would be obligated to contribute cash to the Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.


         The holder of the Special Units will be entitled to distributions from the Partnership in an amount equal to 15% of net sales proceeds received by the Partnership on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which the Partnership owns an interest, after the holders of regular partnership interests have received cumulative distributions from the Partnership from operating income, sales proceeds or other sources equal to their capital contributions to the Partnership plus a 7% cumulative, noncompounded annual return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of the Partnership made to the holder of the Special Units in connection with the amounts payable with respect to the Special Units, including amounts payable upon redemption of the Special Units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of the Partnership.

         In addition to the administrative and operating costs and expenses incurred by the Partnership in acquiring and operating real properties, the Partnership will pay all administrative costs and expenses of Dividend Capital Trust and such expenses will be treated as expenses of the Partnership. Such expenses will include:

         o All expenses relating to the formation and continuity of existence of Dividend Capital Trust;

         o All expenses relating to the public offering and registration of securities by Dividend Capital Trust;

         o All expenses associated with the preparation and filing of any periodic reports by Dividend Capital Trust under federal, state or local laws or regulations;

         o All expenses associated with compliance by Dividend Capital Trust with applicable laws, rules and regulations; and

         o All other operating or administrative costs of Dividend Capital Trust incurred in the ordinary course of its business on behalf of the Partnership.

EXCHANGE RIGHTS

         The limited partners of the Partnership (other than the Advisor and the holder of the Special Units) generally have the right to cause the Partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of Dividend Capital Trust for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits in our articles of incorporation , (2) result in our shares being owned by fewer than 100 persons, (3) result in Dividend Capital Trust being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause Dividend Capital Trust to own 9.9% or more of the ownership interests in a tenant of Dividend Capital Trust's, the Partnership's, or a subsidiary entity's real property within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act. The Special Units will be redeemed for a specified amount of cash upon the occurrence of specified termination events under the Advisory Agreement or the listing of our shares. See "Management - Management Compensation."

         Subject to the foregoing, limited partners (other than the Advisor and the holders of the Special Units) may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units; provided, however, that a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless the limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.

TRANSFERABILITY OF INTERESTS

         Dividend Capital Trust may not (1) voluntarily withdraw as the general partner of the Partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer its general partnership interest in the Partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the Special Units, the amount of cash, securities or other property equal to the fair market value of the Special Units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Partnership in return for an interest in the Partnership and agrees to assume all obligations of the general partner of the Partnership. Dividend Capital Trust may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of the Partnership, other than the Advisor and its affiliates. With certain exceptions, the limited partners may not transfer their interests in the Partnership, in whole or in part, without the written consent of Dividend Capital Trust as general partner. In addition, the Advisor may not transfer its interest in the Partnership as long as it is acting as the advisor to Dividend Capital Trust.

                              PLAN OF DISTRIBUTION

         We are offering a maximum of 25,000,000 shares to the public through Dividend Capital Securities LLP, the Dealer Manager, a registered broker-dealer affiliated with the Advisor. (See "Conflicts of Interest.") The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the Dealer Manager and the participating broker-dealers described below will be required to use only their best efforts to sell the shares and they have no firm commitment or obligation to purchase any of the shares. We are also offering 4,000,000 shares for sale pursuant to our dividend reinvestment plan. An additional 1,000,000 shares are reserved for issuance upon exercise of soliciting dealer warrants, which are granted to participating broker-dealers based upon the number of shares they sell.

         Therefore, a total of 30,000,000 shares are being registered in this offering. Except as provided below, the Dealer Manager will receive selling commissions of 7.0% of the gross offering proceeds. The Dealer Manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally managing the offering of our shares. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Shareholders who elect to participate in the dividend reinvestment plan will be charged selling commissions and dealer manager fees on shares purchased pursuant to the dividend reinvestment plan on the same basis as shareholders purchasing shares directly in this offering.

         We will issue to the Dealer Manager one soliciting dealer warrant for every 25 shares sold during the offering period. These warrants, as well as the shares issuable upon their exercise, have been registered as part of this offering. The Dealer Manager may retain or reallow these warrants to broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one share from Dividend Capital Trust at a price of $12 per share during the period beginning on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. For the life of the soliciting dealer warrants, participating broker-dealers are given the opportunity to profit from a rise in the market price for the common stock without assuming the risk of ownership, with a resulting dilution in the interest of other shareholders upon exercise of such warrants. In addition, holders of the soliciting dealer warrants would be expected to exercise such warrants at a time when we could obtain needed capital by offering new securities on terms more favorable than those provided by the soliciting dealer warrants. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in this prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

         The Dealer Manager will authorize certain other broker-dealers who are members of the NASD to sell shares. In connection with the sale of shares by such participating broker-dealers, the Dealer Manager may re-allow its commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the Dealer Manager, in its sole discretion, may re-allow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such participating broker-dealers as marketing fees and as reimbursement of due diligence expenses based on such factors as the number of shares sold by such participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and bona fide conference fees incurred. Out of organization and offering expenses, we may also reimburse actual due diligence expenses incurred by the Dealer Manager or nonaffiliated broker-dealers in an amount of up to .5% of gross offering proceeds.

         We anticipate that the total underwriting compensation, including sales commissions, the dealer manager fee and underwriting expense reimbursements, will not exceed 9.5% of gross offering proceeds, except for the soliciting dealer warrants and reimbursement of due diligence expenses described above.

         We have agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended. The broker-dealers participating in the offering of our shares are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold. Our executive officers and directors, as well as officers and employees of the Advisor or other affiliates, may purchase shares offered in this offering at a discount. The Company expects that a limited number of shares will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our Articles of Incorporation, there is no limit on the number of shares that may be sold to such persons. The purchase price for such shares shall be $8.90 per share reflecting the fact that the acquisition and advisory fees relating to such shares will be reduced by $0.15 per share and selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by sales of shares at a discount. The Advisor and its affiliates shall be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution. In addition, shares purchased by the Advisor or its affiliates shall not be entitled to vote on any matter presented to the shareholders for a vote. Shares purchased by our executive officers and directors and by officers, employees or other affiliates of the Advisor shall not count toward the sale of the minimum number of shares required to be sold in this offering.

         You should pay for your shares by check payable to "Dividend Capital Trust Inc." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus and until you have received a confirmation of your purchase. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 10 shares ($100), except for purchases made pursuant to our dividend reinvestment plan.

         We will place the subscription proceeds in an interest-bearing escrow account with Wells Fargo Bank West, N.A. until subscriptions totaling at least $2,000,000 (exclusive of subscriptions by our executive officers and directors, the Advisor or its affiliates) have been received from at least 100 investors who are independent of Dividend Capital Trust and of each other and accepted by us (the "Minimum Offering"). Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks. During the period in which we hold subscription proceeds in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. We will pay such interest (net of escrow expenses) to subscribers upon the termination of the escrow period. Subscribers may not withdraw funds from the escrow account.


         If the Minimum Offering has not been received and accepted by ______, 2003, the Escrow Agent will promptly notify us and this offering will be terminated. In such event, the Escrow Agent is obligated to use its best efforts to obtain an executed IRS Form W-9 or other tax form applicable in respect of the subscriber from each subscriber. No later than five business days after termination of the offering, the Escrow Agent will refund and return all monies to subscribers and any interest earned thereon after deducting escrow expenses, except that in the case of investors who are residents of Maine, Missouri, New Mexico, North Carolina, Ohio or Pennsylvania, no escrow expenses will be deducted. In the event that a subscriber fails to remit an executed IRS Form W-9 or other tax form applicable in respect of the subscriber to the Escrow Agent prior to the date the Escrow Agent returns the subscriber's funds, the Escrow Agent might be required to deduct a back-up withholding tax from the earnings attributable to such subscriber in accordance with the applicable federal tax rules.



         Initial subscribers shall be admitted to Dividend Capital Trust and the funds held in escrow shall be transferred to us within 15 days after we have received and accepted subscriptions for at least $2,000,000, except that subscribers residing in New York, New Mexico and Pennsylvania may not be admitted to Dividend Capital Trust and the funds representing subscriptions from New York and Pennsylvania residents will not be released from the escrow account until subscriptions for at least $2,500,000, $12,500,000 and $12,500,000, respectively, have been received from investors residing in all states. However, in certain states, including Arizona and Iowa, the offering may continue for just one year unless we renew the offering period for up to one additional year. In the event that other states impose different requirements than those set forth herein, such additional requirements will be set forth in a supplement to this prospectus.


         After the close of the Minimum Offering, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be deemed admitted as shareholders of Dividend Capital Trust on the day on which their subscriptions are accepted. Our offering will terminate upon the earlier of ______, 2004, or the date on which all $300,000,000 in shares have been sold.

         In connection with sales of 50,000 or more shares ($500,000) to a "purchaser" as defined below, a participating broker-dealer may agree in his sole discretion to reduce the amount of his selling commissions. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels available:



                                                                    DEALER
                              SALES COMMISSIONS         PURCHASE    MANAGER     NET
DOLLAR VOLUME             ------------------------      PRICE       FEE PER     PROCEEDS
SHARES PURCHASED          PERCENT        PER SHARE      PER SHARE   SHARE       PER SHARE
----------------          -------        ---------      ---------   -------     ---------
Under $500,000             7.0%          $  0.7000      $ 10.0000   $  0.25     $    9.05
$500,000-$999,999          5.0%          $  0.4895      $  9.7895   $  0.25     $    9.05
$1,000,000 and Over        3.0%          $  0.2876      $  9.5876   $  0.25     $    9.05

         For example, if an investor purchases 100,000 shares, he could pay as little as $958,760 rather than $1,000,000 for the shares, in which event the commission on the sale of such shares would be $28,760 ($0.2876 per share), and, after payment of the dealer manager fee, we would receive net proceeds of $905,000 ($9.05 per share). The net proceeds to Dividend Capital Trust will not be affected by volume discounts. Because all investors will be deemed to have contributed the same amount per share to Dividend Capital Trust for purposes of declaring and paying dividends, an investor qualifying for a volume discount will receive a higher return on his investment than investors who do not qualify for such discount.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the Advisor that all of such subscriptions were made by a single "purchaser."

         For the purposes of such volume discounts, the term "purchaser" includes:

         o An individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

         o A corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

         o An employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

         o    All commingled trust funds maintained by a given bank.

         Notwithstanding the above, in connection with volume sales made to investors in Dividend Capital Trust, the Advisor may, in its sole discretion, waive the "purchaser" requirements and aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the Dealer Manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the Dealer Manager, the Dealer Manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

         In order to encourage purchases in amounts of 500,000 or more shares, a potential purchaser who proposes to purchase at least 500,000 shares may agree with the Advisor and the Dealer Manager to have the acquisition and advisory fees payable to the Advisor with respect to the sale of such shares reduced to 0.5%, to have the dealer manager fee payable to the Dealer Manager with respect to the sale of such shares reduced to 0.5%, and to have the selling commissions payable with respect to the sale of such shares reduced to 0.5%, in which event the aggregate fees payable with respect to the sale of such shares would be reduced by $1.10 per share, and the purchaser of such shares would be required to pay a total of $8.90 per share purchased, rather than $10.00 per share. The net proceeds to Dividend Capital Trust would not be affected by such fee reductions. Of the $8.90 paid per share, we anticipate that approximately $8.40 per share would be used to acquire properties and pay related acquisition expenses.

         In addition, subscribers for shares may agree with their participating broker-dealers and the Dealer Manager to have selling commissions due with respect to the purchase of their shares paid over a six year period pursuant to a deferred commission arrangement. Shareholders electing the deferred commission option will be required to pay a total of $9.40 per share purchased upon subscription (rather than $10.00 per share) with respect to which $0.10 per share will be payable as the commission due upon subscription. For the period of six years following the subscription, $0.10 per share will be deducted on an annual basis from dividends or other cash distributions otherwise payable to the shareholders and used to pay deferred commissions. The net proceeds to Dividend Capital Trust will not be affected by the election of the deferred commission option. Under this arrangement, a shareholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from dividends or other cash distributions otherwise payable to such shareholder. The foregoing commission amounts may be adjusted with approval of the Dealer Manager by application of the volume discount provisions described above.

         Shareholders electing the deferred commission option who are subject to United States federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld and will instead be paid to satisfy commission obligations.

         Investors who wish to elect the deferred commission option should make the election on their Subscription Agreement Signature Page. Election of the deferred commission option shall authorize Dividend Capital Trust to withhold dividends or other cash distributions otherwise payable to such shareholder for the purpose of paying commissions due under the deferred commission option; provided, however, that in no event may Dividend Capital Trust withhold in excess of $0.60 per share in the aggregate under the deferred commission option. Such dividends or cash distributions otherwise payable to shareholders may be pledged by Dividend Capital Trust, the Dealer Manager, the Advisor or their affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

         In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, listing of the shares occurs or is reasonably anticipated to occur, or we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by Dividend Capital Trust. In either such event, we shall provide notice of any such acceleration to shareholders who have elected the deferred commission option. In the event of listing, the amount of the remaining commissions due shall be deducted and paid by Dividend Capital Trust out of dividends or other cash distributions otherwise payable to such shareholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligations of Dividend Capital Trust and our shareholders to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares. In the event of a liquidation of our properties, the amount of remaining commissions shall be deducted and paid by Dividend Capital Trust out of dividends or net sales proceeds otherwise payable to shareholders who are subject to any such acceleration of their deferred commission obligations. In no event may Dividend Capital Trust withhold in excess of $0.60 per share in the aggregate for the payment of deferred commissions.

         Investors may also agree with the participating broker-dealer selling them shares (or with the Dealer Manager if no participating broker-dealer is involved in the transaction) to reduce the amount of selling commission to zero
(i) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services, or (ii) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The amount of proceeds to Dividend Capital Trust will not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust department. All such sales must be made through registered broker-dealers. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Dividend Capital Trust.

SUPPLEMENTAL SALES MATERIAL

         In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

         The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

                                 LEGAL OPINIONS

         The legality of the shares being offered hereby has been passed upon for Dividend Capital Trust by Moye, Giles, O'Keefe, Vermeire & Gorrell LLP. Such firm has represented the Advisor and certain of its affiliates in other matters and may continue to do so in the future. (See "Conflicts of Interest."). The statements relating to certain federal income tax matters under the caption "Federal Income Tax Considerations" have been reviewed by and the qualification of Dividend Capital Trust as a REIT for federal income tax purposes and the partnership status of the Partnership for federal income tax purposes has been passed upon by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                                     EXPERTS

         The financial statements of Dividend Capital Trust as of April 12, 2002, included in this prospectus have been audited by KPMG LLP, independent auditors, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said report.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission ("Commission"), Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at the public reference facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov.

                          INDEPENDENT AUDITORS' REPORT



Dividend Capital Trust Inc.:

We have audited the accompanying consolidated balance sheet of Dividend Capital Trust Inc. and subsidiary as of April 12, 2002. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Dividend Capital Trust Inc. and subsidiary as of April 12, 2002, in conformity with accounting principles generally accepted in the United States of America.


                                            /s/ KPMG LLP


Denver, Colorado
   July 3, 2002

                   DIVIDEND CAPITAL TRUST INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                              AS OF APRIL 12, 2002



                                     ASSETS

CASH                                                                               $174,215
ADVANCE FOR OFFERING COSTS                                                           27,785
                                                                                   --------
        Total assets                                                               $202,000
                                                                                   ========

                      LIABILITIES AND SHAREHOLDER'S EQUITY

LIABILITIES:
    Minority interest                                                              $200,000

SHAREHOLDER'S EQUITY:
    Preferred shares, 50,000,000 shares authorized, none outstanding                     --
    Shares-in-trust, 100,000,000 shares authorized, none outstanding                     --
    Common shares, $0.01 par value, 350,000,000 shares authorized,
        200 shares issued and outstanding                                                 2
    Additional paid in capital                                                        1,998
                                                                                   --------
        Total liabilities and shareholder's equity                                 $202,000
                                                                                   ========


         The accompanying notes are integral part of this balance sheet.

                   DIVIDEND CAPITAL TRUST INC. AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                 APRIL 12, 2002


1.  ORGANIZATION AND SUMMARY OF
        SIGNIFICANT ACCOUNTING POLICIES:

Dividend Capital Trust Inc. (the "Company"), is a newly formed Maryland corporation that intends to qualify as a real estate investment trust ("REIT"). The Company intends to offer for sale a maximum of 25,000,000 (exclusive of 4,000,000 shares available pursuant to the Company's dividend reinvestment plan and 1,000,000 shares that could be obtained through the exercise of warrants when and if issued) common shares at a price of $10 per share. The Company has sold 200 shares to an affiliate of Dividend Capital Advisors LLC (the "Advisor") as of April 12, 2002, at the initial public offering price of $10 per share. The Company will seek to acquire and operate commercial real estate properties located primarily in the United States, consisting primarily of industrial buildings leased to corporate tenants. All such properties may be acquired, developed and operated by the Company alone or jointly with another party. The Company is likely to enter into one or more joint ventures with affiliated entities for the acquisition of properties. In this connection, the Company may enter into joint ventures for the acquisition of properties with prior or future real estate limited partnership programs sponsored by the Advisor or its affiliates. As of the date of this financial statement, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will acquire.


The management of the Company will be through the Advisor and Dividend Capital Property Management LLC, which will serve as the Company's property manager ("Property Manager"). Dividend Capital Securities LLC ("Dealer Manager") will serve as the dealer manager of the Company's public offering. These related parties will receive compensation and fees for services relating to the offering and for the investment and management of the Company's assets. These entities will receive fees during the offering stage, the acquisition and development stage and the operational stage. The compensation levels during the offering stage, the acquisition and development stage and the operational stage are based on percentages of: 1) the offering proceeds received; 2) the cost of acquired or developed properties; and 3) the annual revenue earned from such properties and other such fees outlined in each of the respective agreements.



Dividend Capital Trust Operating Partnership LP (the "Operating Partnership") issued to the Advisor 20,000 Operating Partnership units in exchange for $200,000 representing a 99% limited partnership interest. The Company contributed $2,000 to the Operating Partnership in exchange for an approximate 1% general partner interest in the Operating Partnership and presently holds no limited partner interests. The limited partner interests have the right to convert Operating Partnership units into cash or, at the option of the Company, an equal number of common shares of the Company, as allowed by the limited partnership agreement. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the Operating Partnership's assets. Due to the Company's control of the Operating Partnership and the limited rights of the limited partners, the Operating Partnership is consolidated with the Company and the limited partner interest is reflected as minority interest in the accompanying balance sheet.


2. INCOME TAXES:


The Company expects to qualify as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income tax on net income that it distributes to its shareholders. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

                                   APPENDIX A

                            PRIOR PERFORMANCE TABLES

         The following Prior Performance Tables (the "Tables") provide information relating to real estate investment programs sponsored by the Advisor or its Affiliates ("Prior Programs') which have investment objectives similar to the Company.

         Prospective investors should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in "Prior Performance Summary" elsewhere in this prospectus.

         INVESTORS IN DIVIDEND CAPITAL TRUST WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

         These Tables present actual results of Prior Programs that Dividend Capital Trust believes have investment objectives similar to those of Dividend Capital Trust. Dividend Capital Trust's investment objectives are to maximize distributions to shareholders; to preserve original capital contributions; to realize capital appreciation over a period of time; and to ultimately provide shareholders with liquidity of their investment. All of the Prior Programs sponsored by Affiliates of the Advisor have used a substantial amount of capital and not acquisition indebtedness to acquire their properties.

         Affiliates of the Advisor were responsible for the acquisition and disposition of all properties in the Prior Programs. The financial results of the Prior Programs therefore provide an indication of the Affiliates' performance of their obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

         The following tables are included herein:

         Table 1 Experience in Raising and Investing Funds (As a Percentage of Investment).

         Table 11    Compensation to Sponsor (in Dollars)

         Table 111   Annual Operating Results of Prior Programs

         Table IV    Results of Completed Programs

         Table V     Sales or Disposals of Property

         The following are definitions of certain terms used in the Tables:

         "Acquisition Fees" shall mean fees and commissions paid by a Prior Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the program or with its general partner or sponsor in connection with the actual development of a project after acquisition of the land by the program.

         "Organization Expenses" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the general partners, sponsor or their affiliates in connection with the planning and formation of the program.

         "Underwriting Fees" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    Table I

                                  (Unaudited)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

         This Table provides a summary of the experience of the Affiliates of the Advisor in Prior Programs for which offerings have been completed since December 31, 1998. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

                                                                                  TOTAL SINCE INCEPTION
                                                      -----------------------------------------------------------------------------
                                                        MATAMOROS       MONTERREY       SALTILLO       MATAMOROS        REYNOSA
                                                       INDUSTRIAL      INDUSTRIAL      INDUSTRIAL      INDUSTRIAL      INDUSTRIAL
                                                        PARTNERS        PARTNERS        PARTNERS      PARTNERS II      PARTNERS II
                                                      ------------    ------------    ------------    ------------    ------------
Dollar amount offered                                   21,908,458       6,155,134       3,335,987       2,717,281       1,041,306

Dollar amount raised (100%)                             21,908,458       6,155,134       3,335,987       2,717,281       1,041,306
Less offering expenses:
        Selling commissions and discounts
            retained by affiliates                              --              --              --              --              --
        Organizational expenses                             57,913          25,000          44,843          30,522          15,173
        Other                                                   --              --              --              --              --

Reserves
        Percent available for investment                        --              --              --              --              --

Development and construction costs                      19,287,742       5,957,710       3,182,007       2,194,551         835,957

Acquisition costs:
        Prepaid items and fees related to
            purchase of property                                --              --              --              --              --
        Cash down payment                                       --              --              --              --              --
        Acquisition fees                                 2,562,803         172,424         109,137         492,208         190,176
        Other                                                   --              --              --              --              --
                                                      ------------    ------------    ------------    ------------    ------------
Total acquisition costs                                  2,562,803         172,424         109,137         492,208         190,176

Development and acquisition costs                       21,850,545       6,130,134       3,291,144       2,686,759       1,026,133

Percent leverage (mortgage financing
        divided by total acquisition and dev. cost)              0%              0%              0%            105%              0%

Date offering began                                       5/7/1998      12/14/1998        8/1/1998       7/19/1999       9/14/1999

Length of offering (months)                                     17              14              18              15               8

Months to invest 90% of amount                                  17              14              11              15               8
        available for investment (measured
        from beginning of offering)

                                                                                TOTAL SINCE INCEPTION
                                                      ----------------------------------------------------------------------------
                                                       MONTERREY         APODACA        APODACA        APODACA        SANTA MARIA
                                                       INDUSTRIAL       INDUSTRIAL     INDUSTRIAL      INDUSTRIAL      INDUSTRIAL
                                                      PARTNERS II       PARTNERS      PARTNERS II     PARTNERS III      PARTNERS
                                                      ------------    ------------    ------------    ------------    ------------
Dollar amount offered                                    4,280,692       4,320,311       4,610,738       2,910,731      15,917,470

Dollar amount raised (100%)                              4,280,692       4,320,311       4,610,738       2,910,731      15,917,470
Less offering expenses:
        Selling commissions and discounts
            retained by affiliates                              --              --              --              --              --
        Organizational expenses                             11,783         118,243          22,875          13,843          33,433
        Other                                                   --              --              --              --              --

Reserves
        Percent available for investment                        --              --              --              --              --

Development and construction costs                       4,239,014       4,167,068       4,400,903       2,832,450      15,884,037

Acquisition costs:
        Prepaid items and fees related to
            purchase of property                                --              --              --              --              --
        Cash down payment                                       --              --              --              --              --
        Acquisition fees                                    29,895          35,000         186,960          64,438              --
        Other                                                   --              --              --              --              --
                                                      ------------    ------------    ------------    ------------    ------------
Total acquisition costs                                     29,895          35,000         186,960          64,438              --

Development and acquisition costs                        4,268,909       4,202,068       4,587,863       2,896,888      15,884,037

Percent leverage (mortgage financing
        divided by total acquisition and dev. cost)             71%              0%             30%             91%             12%

Date offering began                                      1/31/2000       7/22/1999       7/14/1999      10/20/1999       5/31/2000

Length of offering (months)                                     14              27              11              19              13

Months to invest 90% of amount                                  14              24               9              19              13
        available for investment (measured
        from beginning of offering)

                                    Table II

                                   (Unaudited)

                             COMPENSATION TO SPONSOR

         The following sets forth the compensation received by Affiliates of the Advisor, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1998. All figures are as of December 31, 2001.

                                                                             TOTAL SINCE INCEPTION
                                             --------------------------------------------------------------------------------------
                                              MATAMOROS      MONTERREY      SALTILLO      MATAMOROS       REYNOSA        MONTERREY
                                              INDUSTRIAL    INDUSTRIAL     INDUSTRIAL    INDUSTRIAL     INDUSTRIAL       INDUSTRIAL
                                              PARTNERS       PARTNERS       PARTNERS     PARTNERS II    PARTNERS II     PARTNERS II
                                             ------------  ------------   ------------   ------------   ------------   ------------
TYPE OF COMPENSATION

Date offering commenced                          5/7/1998    12/14/1998       8/1/1998      7/19/1999      9/14/1999      1/31/2000
Dollar amount raised                           21,908,458     6,155,134      3,335,987      2,717,281      1,041,306      4,280,692
Amount paid to sponsor from proceeds of
offering:
       Underwriting fees                               --            --             --             --             --             --
       Acquisition fees                                --            --             --             --             --             --
          real estate commissions                      --            --             --             --             --             --
          advisory fees                                --            --             --             --             --             --
          other (identify and quantify)                --            --             --             --             --             --
       Other                                           --            --             --             --             --             --

Dollar amount of cash generated from
operations before deducting payments to
sponsor                                                --            --             --             --             --             --

Amount paid to sponsor from operations:
       Property management fees                   487,883       157,444         52,801         68,496         19,267         68,736
       Partnership management fees                     --            --             --             --             --             --
       Reimbursements                                  --            --             --             --             --             --
       Leasing commissions/brokerage fees              --        42,350             --         42,997         11,700             --
       Other (identify and quantify)
          Development Fees (1)                    492,481       130,074        109,137         66,568         34,162         29,895
          Construction Fees (1)                 1,624,109            --             --        329,584        117,064             --
          Administration Fees (1)                 446,213            --             --         53,059         27,250             --
                                             ------------  ------------   ------------   ------------   ------------   ------------
            Total Other                         2,562,803       130,074        109,137        449,211        178,476         29,895

Dollar amount of property sales and
and refinancing before deducting payments
to sponsor
       cash                                    20,000,130     5,740,214             --             --             --             --
       notes                                           --            --             --             --             --             --

Amount paid to sponsor from property sales
and refinancing:
       Real estate commissions                         --            --             --             --             --             --
       Incentive fees                                  --            --             --             --             --             --
       Other (identify and quantify)                   --            --             --             --             --             --

                                                             TOTAL SINCE INCEPTION
                                             --------------------------------------------------------
                                              APODACA        APODACA        APODACA       SANTA MARIA
                                             INDUSTRIAL     INDUSTRIAL     INDUSTRIAL     INDUSTRIAL
                                              PARTNERS     PARTNERS II    PARTNERS III     PARTNERS
                                             -----------   ------------   ------------   ------------
TYPE OF COMPENSATION

Date offering commenced                        7/22/1999      7/14/1999     10/20/1999      5/31/2000
Dollar amount raised                           4,320,311      4,610,738      2,910,731     15,917,470
Amount paid to sponsor from proceeds of
offering:
       Underwriting fees                              --             --             --             --
       Acquisition fees                               --             --             --             --
          real estate commissions                     --             --             --             --
          advisory fees                               --             --             --             --
          other (identify and quantify)               --             --             --             --
       Other                                          --             --             --             --

Dollar amount of cash generated from
operations before deducting payments to
sponsor                                               --             --             --             --

Amount paid to sponsor from operations:
       Property management fees                   45,995         80,218         56,546        167,145
       Partnership management fees                    --             --             --             --
       Reimbursements                                 --             --             --             --
       Leasing commissions/brokerage fees             --         46,052         10,106             --
       Other (identify and quantify)
          Development Fees (1)                    35,000        140,908         54,332             --
          Construction Fees (1)                       --             --             --             --
          Administration Fees (1)                     --             --             --             --
                                             -----------   ------------   ------------   ------------
            Total Other                           35,000        140,908         54,332             --

Dollar amount of property sales and
and refinancing before deducting payments
to sponsor
       cash                                           --             --             --             --
       notes                                          --             --             --             --

Amount paid to sponsor from property sales
and refinancing:
       Real estate commissions                        --             --             --             --
       Incentive fees                                 --             --             --             --
       Other (identify and quantify)                  --             --             --             --

NOTE 1: Development fees, construction fees and administration fees includes all fees paid to partners of each partnership noted. This includes not just the "sponsor entities," but also all such fees, if any, paid to the minority interest partners.

                                    TABLE III

                                   (Unaudited)

                       OPERATING RESULTS OF PRIOR PROGRAMS

         The Tables on the following pages set forth operating results of Prior Programs sponsored by Affiliates of the Advisor, the offerings of which have been completed since December 31, 1996. The information relates only to programs with investment objectives similar to those of the Partnership. All figures are as of December 31 of the year indicated.

                                                      2001         2000        1999         1998        1997
                                                    ---------    ---------   ---------    ---------   ---------
Gross revenues                                        580,396      295,472          --           --          --
Profit on sale of properties                               --           --          --           --          --

Less: Operating expenses (1)                          173,610      115,729      15,527           --          --
      Interest expense                                 97,084           --          --           --          --
      Depreciation/Amortization                        98,874       44,021          --           --          --
                                                    ---------    ---------   ---------    ---------   ---------

Net Income - GAAP basis                               210,828      135,722     (15,527)          --          --
                                                    =========    =========   =========    =========   =========

Taxable income
      from operations                                 235,829      134,003          --           --          --
      from gain on sale                                    --           --          --           --          --

Cash generated from operations                        309,702      179,743     (15,527)          --          --
Cash generated from sales                                  --           --          --           --          --
Cash generated from refinancing                     2,828,511           --          --           --          --
                                                    ---------    ---------   ---------    ---------   ---------
Cash generated from operations, sales and
      refinancing                                   3,138,213      179,743     (15,527)          --          --

Less: Cash distributions to investors
                  from operating cash flow                 --           --          --           --          --
                  from sales and refinancing               --           --          --           --          --
                  from other                               --           --          --           --          --

                                                    ---------    ---------   ---------    ---------   ---------
Cash generated (deficiency) after cash
          distributions                             3,138,213      179,743     (15,527)          --          --

Less: Special items (not including sales and
      refinancing) - identify and quantify                 --           --          --           --          --

                                                    ---------    ---------   ---------    ---------   ---------
Cash generated (deficiency) after cash
      distributions and special items               3,138,213      179,743     (15,527)          --          --

Tax and distribution data per $1,000 invested
Federal income tax results:
      Ordinary income (loss)
                  from operations                          87           49          --           --          --
                  from recapture                           --           --          --           --          --
      Capital gain (loss)                                  --           --          --           --          --
Cash distribution to investors
      Source (GAAP)
                  Investment income                        --           --          --           --          --
                  Return of capital                        --           --          --           --          --
      Source (cash basis)
                  Sales                                    --           --          --           --          --
                  Refinancing                              --           --          --           --          --
                  Operations                               --           --          --           --          --
                  Other                                    --           --          --           --          --
Amount (percentage) remaining invested in
program properties at the end of the last year
reported in the Table (original total acquisition
cost of properties retained divided by
original total acquisition cost of all properties
in program)                                               100%


NOTE 1: Operating expenses includes interest income, income tax expense and income tax benefit amounts.

                       REYNOSA INDUSTRIAL PARTNERS II, LP
                                    TABLE III
                                   (UNAUDITED)

                       OPERATING RESULTS OF PRIOR PROGRAMS



                                                 2001       2000      1999       1998      1997
                                                -------    -------   -------    -------   -------
Gross revenues                                  144,676    112,471        --         --        --
Profit on sale of properties                         --         --        --         --        --

Less: Operating expenses                         37,707     51,160     8,790         --        --
      Interest expense                               --         --        --         --        --
      Depreciation/Amortization                  26,344     17,021        --         --        --
                                                -------    -------   -------    -------   -------

Net Income - GAAP basis                          80,625     44,290    (8,790)        --        --
                                                =======    =======   =======    =======   =======

Taxable income
      from operations                            32,948     42,711    43,091         --        --
      from gain on sale                              --         --        --         --        --

Cash generated from operations                  106,969     61,311    (8,790)        --        --
Cash generated from sales                            --         --        --         --        --
Cash generated from refinancing                      --         --        --         --        --
                                                -------    -------   -------    -------   -------
Cash generated from operations, sales and
      refinancing                               106,969     61,311    (8,790)        --        --

Less: Cash distributions to investors
               from operating cash flow              --         --        --         --        --
               from sales and refinancing            --         --        --         --        --
               from other                            --         --        --         --        --

                                                -------    -------   -------    -------   -------
Cash generated (deficiency) after cash
      distributions                             106,969     61,311    (8,790)        --        --

Less: Special items (not including sales and
      refinancing) - identify and quantify           --         --        --         --        --

                                                -------    -------   -------    -------   -------
Cash generated (deficiency) after cash
      distributions and special items           106,969     61,311    (8,790)        --        --
                                                =======    =======   =======    =======   =======

Tax and distribution data per $1,000 invested
Federal income tax results:
      Ordinary income (loss)
               from operations                       32         41        41         --        --
               from recapture                        --         --        --         --        --
      Capital gain (loss)                            --         --        --         --        --
Cash distribution to investors
      Source (GAAP)
               Investment income                     --         --        --         --        --
               Return of capital                     --         --        --         --        --
      Source (cash basis)
               Sales                                 --         --        --         --        --
               Refinancing                           --         --        --         --        --
               Operations                            --         --        --         --        --
               Other                                 --         --        --         --        --
Amount (percentage) remaining invested in
program properties at the end of the
last year reported in the Table
(original total acquisition cost
of properties retained divided by
original total acquisition cost of
all properties in program)                            0%


NOTE 1: Operating expenses includes interest income, income tax expense and income tax benefit amounts.

NOTE 2: The company disposed of its interest in this partnership to the minority interest partner in 2001. However, the asset owned by this partnership was not sold.

                      MONTERREY INDUSTRIAL PARTNERS II, LP
                                    TABLE III
                                   (UNAUDITED)

                       OPERATING RESULTS OF PRIOR PROGRAMS


                                                  2001          2000        1999        1998        1997
                                                ---------     ---------   ---------   ---------   ---------
Gross revenues                                    525,786       180,671          --          --          --
Profit on sale of properties                           --            --          --          --          --

Less: Operating expenses                          118,710        19,844          --          --          --
      Interest expense                             55,052            --          --          --          --
      Depreciation/Amortization                    90,789        32,128          --          --          --
                                                ---------     ---------   ---------   ---------   ---------

Net Income - GAAP basis                           261,235       128,699          --          --          --
                                                =========     =========   =========   =========   =========

Taxable income
      from operations                            (112,293)      110,034          --          --          --
      from gain on sale                                --            --          --          --          --

Cash generated from operations                    352,025       160,826          --          --          --
Cash generated from sales                              --            --          --          --          --
Cash generated from refinancing                        --            --          --          --          --
                                                ---------     ---------   ---------   ---------   ---------
Cash generated from operations, sales and
          refinancing                             352,025       160,826          --          --          --

Less: Cash distributions to investors
                 from operating cash flow              --            --          --          --          --
                 from sales and refinancing            --            --          --          --          --
                 from other                            --            --          --          --          --

                                                ---------     ---------   ---------   ---------   ---------
Cash generated (deficiency) after cash
          distributions                           352,025       160,826          --          --          --

Less: Special items (not including sales and
      refinancing) - identify and quantify             --            --          --          --          --

                                                ---------     ---------   ---------   ---------   ---------
Cash generated (deficiency) after cash
          distributions and special items         352,025       160,826          --          --          --
                                                =========     =========   =========   =========   =========

Tax and distribution data per $1,000 invested
Federal income tax results:
      Ordinary income (loss)
                 from operations                      (26)           26          --          --          --
                 from recapture                        --            --          --          --          --
      Capital gain (loss)                              --            --          --          --          --
Cash distribution to investors
      Source (GAAP)
                 Investment income                     --            --          --          --          --
                 Return of capital                     --            --          --          --          --
      Source (cash basis)
                 Sales                                 --            --          --          --          --
                 Refinancing                           --            --          --          --          --
                 Operations                            --            --          --          --          --
                 Other                                 --            --          --          --          --
Amount (percentage) remaining invested in
program properties at the end of the
last year reported in the Table (original
total acquisition cost of properties
retained divided by original total
acquisition cost of all properties in
program)                                              100%


NOTE 1: Operating expenses includes interest income, income tax expense and income tax benefit amounts.

                         APODACA INDUSTRIAL PARTNERS, LP
                                    TABLE III
                                   (Unaudited)

                       OPERATING RESULTS OF PRIOR PROGRAMS



                                                  2001          2000         1999         1998        1997
                                                ---------     ---------    ---------    ---------   ---------
Gross revenues                                         --            --           --           --          --
Profit on sale of properties                           --            --           --           --          --

Less: Operating expenses                           20,651        21,101       25,842           --          --
      Interest expense                                 --            --           --           --          --
      Depreciation/Amortization                        --            --           --           --          --
                                                ---------     ---------    ---------    ---------   ---------

Net Income - GAAP basis                           (20,651)      (21,101)     (25,842)          --          --
                                                =========     =========    =========    =========   =========

Taxable income
          from operations                        (353,251)      (18,106)       1,825           --          --
          from gain on sale                            --            --           --           --          --

Cash generated from operations                    (20,651)      (21,101)     (25,842)          --          --
Cash generated from sales                              --            --           --           --          --
Cash generated from refinancing                        --            --           --           --          --
                                                ---------     ---------    ---------    ---------   ---------
Cash generated from operations, sales and
          refinancing                             (20,651)      (21,101)     (25,842)          --          --

Less: Cash distributions to investors
                   from operating cash flow            --            --           --           --          --
                   from sales and refinancing          --            --           --           --          --
                   from other                          --            --           --           --          --

                                                ---------     ---------    ---------    ---------   ---------
Cash generated (deficiency) after cash
          distributions                           (20,651)      (21,101)     (25,842)          --          --

Less: Special items (not including sales and
      refinancing) - identify and quantify             --            --           --           --          --

                                                ---------     ---------    ---------    ---------   ---------
Cash generated (deficiency) after cash
          distributions and special items         (20,651)      (21,101)     (25,842)          --          --
                                                =========     =========    =========    =========   =========

Tax and distribution data per $1,000 invested
Federal income tax results:
      Ordinary income (loss)
                   from operations                    (82)           (4)           0           --          --
                   from recapture                      --            --           --           --          --
      Capital gain (loss)                              --            --           --           --          --
Cash distribution to investors
      Source (GAAP)
                   Investment income                   --            --           --           --          --
                   Return of capital                   --            --           --           --          --
      Source (cash basis)
                   Sales                               --            --           --           --          --
                   Refinancing                         --            --           --           --          --
                   Operations                          --            --           --           --          --
                   Other                               --            --           --           --          --
Amount (percentage) remaining invested
in program properties at the end of the
last year reported in the Table (original
total acquisition cost of properties
retained divided by original total
acquisition cost of all properties in
program)                                              100%


NOTE 1: Operating expenses includes interest income, income tax expense and income tax benefit amounts.

                       APODACA INDUSTRIAL PARTNERS II, LP
                                    TABLE III
                                   (Unaudited)

                       OPERATING RESULTS OF PRIOR PROGRAMS


                                                  2001          2000         1999         1998        1997
                                                ---------     ---------    ---------    ---------   ---------
Gross revenues                                    579,737       515,354           --           --          --
Profit on sale of properties                           --            --           --           --          --

Less: Operating expenses                          249,052      (104,144)      20,954           --          --
      Interest expense                             49,072       236,313           --           --          --
      Depreciation/Amortization                   108,165       306,031           --           --          --
                                                ---------     ---------    ---------    ---------   ---------

Net Income - GAAP basis                           173,448        77,154      (20,954)          --          --
                                                =========     =========    =========    =========   =========

Taxable income
          from operations                        (213,080)     (466,419)       7,243           --          --
          from gain on sale                            --            --           --           --          --

Cash generated from operations                    281,613       383,186      (20,954)          --          --
Cash generated from sales                              --            --           --           --          --
Cash generated from refinancing                        --            --           --           --          --
                                                ---------     ---------    ---------    ---------   ---------
Cash generated from operations, sales and
          refinancing                             281,613       383,186      (20,954)          --          --

Less: Cash distributions to investors
                   from operating cash flow            --            --           --           --          --
                   from sales and refinancing          --            --           --           --          --
                   from other                          --            --           --           --          --

                                                ---------     ---------    ---------    ---------   ---------
Cash generated (deficiency) after cash
          distributions                           281,613       383,186      (20,954)          --          --

Less: Special items (not including sales and
      refinancing) - identify and quantify             --            --           --           --          --

                                                ---------     ---------    ---------    ---------   ---------
Cash generated (deficiency) after cash
      distributions and special items             281,613       383,186      (20,954)          --          --
                                                =========     =========    =========    =========   =========

Tax and distribution data per $1,000 invested
Federal income tax results:
      Ordinary income (loss)
                   from operations                    (46)         (101)           2           --          --
                   from recapture                      --            --           --           --          --
      Capital gain (loss)                              --            --           --           --          --
Cash distribution to investors
      Source (GAAP)
                   Investment income                   --            --           --           --          --
                   Return of capital                   --            --           --           --          --
      Source (cash basis)
                   Sales                               --            --           --           --          --
                   Refinancing                         --            --           --           --          --
                   Operations                          --            --           --           --          --
                   Other                               --            --           --           --          --
Amount (percentage) remaining invested in
program properties at the end of the
last year reported in the Table (original
total acquisition cost of properties
retained divided by original total
acquisition cost of all properties
in program)                                           100%


NOTE 1: Operating expenses includes interest income, income tax expense and income tax benefit amounts.

                       APODACA INDUSTRIAL PARTNERS III, LP
                                    TABLE III
                                   (Unaudited)

                       OPERATING RESULTS OF PRIOR PROGRAMS


                                                  2001          2000         1999         1998        1997
                                                ---------     ---------    ---------    ---------   ---------
Gross revenues                                    369,791         1,023           --           --          --
Profit on sale of properties                           --            --           --           --          --

Less: Operating expenses                          269,899      (124,222)       5,108           --          --
      Interest expense                             90,045        99,232           --           --          --
      Depreciation/Amortization                   132,411       201,570           --           --          --
                                                ---------     ---------    ---------    ---------   ---------

Net Income - GAAP basis                          (122,564)     (175,557)      (5,108)          --          --
                                                =========     =========    =========    =========   =========

Taxable income
          from operations                        (224,269)     (205,617)         160           --          --
          from gain on sale                            --            --           --           --          --

Cash generated from operations                      9,847        26,013       (5,108)          --          --
Cash generated from sales                              --            --           --           --          --
Cash generated from refinancing                        --            --           --           --          --
                                                ---------     ---------    ---------    ---------   ---------
Cash generated from operations, sales and
      refinancing                                   9,847        26,013       (5,108)          --          --

Less: Cash distributions to investors
                   from operating cash flow            --            --           --           --          --
                   from sales and refinancing          --            --           --           --          --
                   from other                          --            --           --           --          --

                                                ---------     ---------    ---------    ---------   ---------
Cash generated (deficiency) after cash
      distributions                                 9,847        26,013       (5,108)          --          --

Less: Special items (not including sales and
      refinancing) - identify and quantify             --            --           --                       --

                                                ---------     ---------    ---------    ---------   ---------
Cash generated (deficiency) after cash
      distributions and special items               9,847        26,013       (5,108)          --          --
                                                =========     =========    =========    =========   =========

Tax and distribution data per $1,000 invested
Federal income tax results:
      Ordinary income (loss)
                   from operations                    (77)          (71)           0           --          --
                   from recapture                      --            --           --           --          --
      Capital gain (loss)                              --            --           --           --          --
Cash distribution to investors
      Source (GAAP)
                   Investment income                   --            --           --           --          --
                   Return of capital                   --            --           --           --          --
      Source (cash basis)
                   Sales                               --            --           --           --          --
                   Refinancing                         --            --           --           --          --
                   Operations                          --            --           --           --          --
                   Other                               --            --           --           --          --
Amount (percentage) remaining invested in
program properties at the end of the
last year reported in the Table (original
total acquisition cost of properties
retained divided by original total
acquisition cost of all properties
in program)                                           100%


NOTE 1: Operating expenses includes interest income, income tax expense and income tax benefit amounts.

                       SANTA MARIA INDUSTRIAL PARTNERS, LP
                                    TABLE III
                                   (Unaudited)

                       OPERATING RESULTS OF PRIOR PROGRAMS


                                                      2001           2000          1999         1998         1997
                                                    ----------     ----------    ----------   ----------   ----------
Gross revenues                                         637,865             --            --           --           --
Profit on sale of properties                                --             --            --           --           --

Less: Operating expenses                               (79,066)       (49,621)           --           --           --
      Interest expense                                 234,581             --            --           --           --
      Depreciation/Amortization                        169,705             --            --           --           --
                                                    ----------     ----------    ----------   ----------   ----------

Net Income - GAAP basis                                312,645         49,621            --           --           --
                                                    ==========     ==========    ==========   ==========   ==========

Taxable income
      from operations                               (1,858,297)       (43,438)           --           --           --
      from gain on sale                                     --             --            --           --           --

Cash generated from operations                         482,350         49,621            --           --           --
Cash generated from sales                                   --             --            --           --           --
Cash generated from refinancing                             --             --            --           --           --
                                                    ----------     ----------    ----------   ----------   ----------
Cash generated from operations, sales and
          refinancing                                  482,350         49,621            --           --           --

Less: Cash distributions to investors
                   from operating cash flow                 --             --            --           --           --
                   from sales and refinancing               --             --            --           --           --
                   from other                               --             --            --           --           --

                                                    ----------     ----------    ----------   ----------   ----------
Cash generated (deficiency) after cash
          distributions                                482,350         49,621            --           --           --

Less: Special items (not including sales and
      refinancing) - identify and quantify                  --             --            --           --           --

                                                    ----------     ----------    ----------   ----------   ----------
Cash generated (deficiency) after cash
      distributions and special items                  482,350         49,621            --           --           --
                                                    ==========     ==========    ==========   ==========   ==========

Tax and distribution data per $1,000 invested
Federal income tax results:
      Ordinary income (loss)
                   from operations                        (117)            (3)           --           --           --
                   from recapture                           --             --            --           --           --
      Capital gain (loss)                                   --             --            --           --           --
Cash distribution to investors
      Source (GAAP)
                   Investment income                        --             --            --           --           --
                   Return of capital                        --             --            --           --           --
      Source (cash basis)
                   Sales                                    --             --            --           --           --
                   Refinancing                              --             --            --           --           --
                   Operations                               --             --            --           --           --
                   Other                                    --             --            --           --           --
Amount (percentage) remaining invested in
program properties at the end of the last year
reported in the Table (original total acquisition
cost of properties retained divided by
original total acquisition cost of all properties
in program)                                                100%


NOTE 1: Operating expenses includes interest income, income tax expense and income tax benefit amounts.

                        MATAMOROS INDUSTRIAL PARTNERS, LP
                                    TABLE III
                                   (Unaudited)

                       OPERATING RESULTS OF PRIOR PROGRAMS


                                                       2001          2000          1999         1998         1997
                                                    ----------    ----------    ----------   ----------   ----------
Gross revenues                                       2,256,819     2,889,729     2,349,613      661,307           --
Profit on sale of properties                         3,381,672            --            --           --           --

Less: Operating expenses                             1,072,978       708,592       420,682      291,664           --
      Interest expense                                      --            --            --           --           --
      Depreciation/Amortization                        583,401       778,610       622,925      104,310           --
                                                    ----------    ----------    ----------   ----------   ----------

Net Income - GAAP basis                              3,982,112     1,402,527     1,306,006      265,333           --
                                                    ==========    ==========    ==========   ==========   ==========

Taxable income
      from operations                                  736,112     1,619,253     1,447,733      424,220           --
      from gain on sale                              2,770,281            --            --           --           --

Cash generated from operations                       1,183,841     2,181,137     1,928,931      369,643           --
Cash generated from sales                           21,339,180            --            --           --           --
Cash generated from refinancing                             --            --            --           --           --
                                                    ----------    ----------    ----------   ----------   ----------
Cash generated from operations, sales and
          refinancing                               22,523,021     2,181,137     1,928,931      369,643           --

Less: Cash distributions to investors
                 from operating cash flow            1,961,058     2,275,007     1,552,952      242,080           --
                 from sales and refinancing         20,000,130            --            --           --           --
                 from other                                 --            --            --           --           --

                                                    ----------    ----------    ----------   ----------   ----------
Cash generated (deficiency) after cash
          distributions                                561,833       (93,870)      375,979      127,563           --

Less: Special items (not including sales and
      refinancing) - identify and quantify                  --            --            --           --           --

                                                    ----------    ----------    ----------   ----------   ----------
Cash generated (deficiency) after cash
      distributions and special items                  561,833       (93,870)      375,979      127,563           --
                                                    ==========    ==========    ==========   ==========   ==========

Tax and distribution data per $1,000 invested
Federal income tax results:
      Ordinary income (loss)
                 from operations                            34            74            66           19           --
                 from recapture                             --            --            --           --           --
      Capital gain (loss)                                  126            --            --           --           --
Cash distribution to investors
      Source (GAAP)
                 Investment income                         189
                 Return of capital                         814           104            71           11           --
      Source (cash basis)
                 Sales                                     913            --            --           --           --
                 Refinancing                                --            --            --           --           --
                 Operations                                 90           104            71           11           --
                 Other                                      --            --            --           --           --
Amount (percentage) remaining invested in
program properties at the end of the last year
reported in the Table (original total acquisition            0%
cost of properties retained divided by
original total acquisition cost of all properties
in program)


NOTE 1: Operating expenses includes interest income, income tax expense and income tax benefit amounts.

                        MONTERREY INDUSTRIAL PARTNERS, LP
                                    TABLE III
                                   (Unaudited)

                       OPERATING RESULTS OF PRIOR PROGRAMS


                                                       2001           2000         1999          1998          1997
                                                    ----------     ----------   ----------    ----------    ----------
Gross revenues                                         389,634        439,438           --            --            --
Profit on sale of properties                           101,276        618,751           --            --            --

Less: Operating expenses                               188,337         82,251       95,475        11,215            --
      Interest expense                                      --             --           --            --            --
      Depreciation/Amortization                         60,111         82,174           --            --            --
                                                    ----------     ----------   ----------    ----------    ----------

Net Income - GAAP basis                                242,462        893,764      (95,475)      (11,215)           --
                                                    ==========     ==========   ==========    ==========    ==========

Taxable income
      from operations                                  106,021        502,086     (124,705)       (3,509)           --
      from gain on sale                                346,634             --           --            --            --

Cash generated from operations                         201,297        357,187      (95,475)      (11,215)           --
Cash generated from sales                            3,298,433      3,198,793           --            --            --
Cash generated from refinancing                             --             --           --            --            --
                                                    ----------     ----------   ----------    ----------    ----------
Cash generated from operations, sales and
      refinancing                                    3,499,730      3,555,980      (95,475)      (11,215)           --

Less: Cash distributions to investors
                   from operating cash flow            400,431             --           --            --            --
                   from sales and refinancing        5,740,214             --           --            --            --
                   from other                               --             --           --            --            --

                                                    ----------     ----------   ----------    ----------    ----------
Cash generated (deficiency) after cash
          distributions                             (2,640,915)     3,555,980      (95,475)      (11,215)           --

Less: Special items (not including sales and
      refinancing) - identify and quantify                  --             --           --            --            --

                                                    ----------     ----------   ----------    ----------    ----------
Cash generated (deficiency) after cash
      distributions and special items               (2,640,915)     3,555,980      (95,475)      (11,215)           --
                                                    ==========     ==========   ==========    ==========    ==========

Tax and distribution data per $1,000 invested
Federal income tax results:
      Ordinary income (loss)
                   from operations                          17             82          (20)           (1)           --
                   from recapture                           --             --           --            --            --
      Capital gain (loss)                                   56             --           --            --            --
Cash distribution to investors
      Source (GAAP)
                   Investment income                        --             --           --            --            --
                   Return of capital                       998             --           --            --            --
      Source (cash basis)
                   Sales                                   933             --           --            --            --
                   Refinancing                              --             --           --            --            --
                   Operations                               65             --           --            --            --
                   Other                                    --             --           --            --            --
Amount (percentage) remaining invested in
program properties at the end of the last year
reported in the Table (original total acquisition
cost of properties retained divided by
original total acquisition cost of all properties
in program)                                                  0%


NOTE 1: Operating expenses includes interest income, income tax expense and income tax benefit amounts.

                        SALTILLO INDUSTRIAL PARTNERS, LP
                                    TABLE III
                                   (Unaudited)

                       OPERATING RESULTS OF PRIOR PROGRAMS


                                                      2001         2000         1999         1998         1997
                                                    ---------    ---------    ---------    ---------    ---------
Gross revenues                                        266,375      108,726           --           --           --
Profit on sale of properties                               --           --           --           --           --

Less: Operating expenses                               93,073       53,383       35,613       29,153           --
      Interest expense                                     --           --           --           --           --
      Depreciation/Amortization                        70,127       62,654       29,422           --           --
                                                    ---------    ---------    ---------    ---------    ---------

Net Income - GAAP basis                               103,175       (7,311)     (65,035)     (29,153)          --
                                                    =========    =========    =========    =========    =========

Taxable income
      from operations                                  95,738      (25,506)     (61,448)          --           --
      from gain on sale                                    --           --           --           --           --

Cash generated from operations                        173,302       55,343      (35,613)     (29,153)          --
Cash generated from sales                                  --           --           --           --           --
Cash generated from refinancing                            --           --           --           --           --
                                                    ---------    ---------    ---------    ---------    ---------
Cash generated from operations, sales and                  --
      refinancing                                     173,302       55,343      (35,613)     (29,153)          --

Less: Cash distributions to investors
               from operating cash flow                    --           --           --           --           --
               from sales and refinancing                  --           --           --           --           --
               from other                                  --           --           --           --           --

                                                    ---------    ---------    ---------    ---------    ---------
Cash generated (deficiency) after cash
      distributions                                   173,302       55,343      (35,613)     (29,153)          --

Less: Special items (not including sales and
      refinancing) - identify and quantify                 --           --           --           --           --

                                                    ---------    ---------    ---------    ---------    ---------
Cash generated (deficiency) after cash
      distributions and special items                 173,302       55,343      (35,613)     (29,153)          --
                                                    =========    =========    =========    =========    =========

Tax and distribution data per $1,000 invested
Federal income tax results:
      Ordinary income (loss)
               from operations                             29           (8)         (18)          --           --
               from recapture                              --           --           --           --           --
      Capital gain (loss)                                  --           --           --           --           --
Cash distribution to investors
      Source (GAAP)
               Investment income                           --           --           --           --           --
               Return of capital                           --           --           --           --           --
      Source (cash basis)
               Sales                                       --           --           --           --           --
               Refinancing                                 --           --           --           --           --
               Operations                                  --           --           --           --           --
               Other                                       --           --           --           --           --
Amount (percentage) remaining invested in
program properties at the end of the last year
reported in the Table (original total acquisition
cost of properties retained divided by
original total acquisition cost of all properties
in program)                                               100%                                                 --


NOTE 1: Operating expenses includes interest income, income tax expense and income tax benefit amounts.

                                    Table IV

                                   (Unaudited)

                          RESULTS OF COMPLETED PROGRAMS

         This Table provides a summary of the experience of the Affiliates of the Advisor in Prior Programs for which programs have completed operations in the past five years. Programs that have completed operations are programs that no longer hold properties. Set forth is information pertaining to the distributions made from the completed programs.

Program name                                              MATAMOROS    MONTERREY
                                                          ----------   ----------
        Dollar amount raised                              21,908,458    6,155,134
        Number of properties purchased or developed                7            1
        Date of closing of offering                        9/10/1999    1/31/2000
        Date of first sale of property                     10/4/2001    10/4/2001
        Date of final sale of property                     10/4/2001    10/4/2001
Tax and distribution data per $1,000 investment through
  date of final sale of property
        Federal income tax results:
           Ordinary income (loss)
               from operations                                   193           78
               from recapture
           Capital gain (loss)                                   126           56
           Deferred gain (note)
               Capital
               Ordinary
Cash distribution to investors
        Source (GAAP)
           Investment income                                     189           --
           Return of capital                                   1,000          998
        Source (cash basis)
           Sales                                                 913          933
           Refinancing                                            --           --
           Operations                                            276           65
           Other                                                  --           --
Receivable on net purchase money financing (note)                 --

                                     Table V

                                   (Unaudited)

                         SALES OR DISPOSALS OF PROPERTY

         This Table provides a summary of the experience of the Affiliates of the Advisor in Prior Programs with sales or disposals of properties within the past three years. Set forth is information pertaining to the net selling price, cost of the properties and the excess or deficiency of the selling price to the property cost.



                                      Date
                                     Acquired      Date of
   Entity            Property        (Note 1)        Sale            Selling Price, Net of Closing Costs and GAAP Adjustments
                                                                                              Purchase     Adjustments
                                                                Cash                           money       resulting
                                                            received net      Mortgage        mortgage        from
                                                             of closing       balance at      taken back   application
                                                               costs         time of sale    by program      of GAAP       Total

Matamoros       Axa Yazaki           5/7/1998      10/4/2001  2,663,439           --             --            --         2,663,439
                Lucent I             5/7/1998      10/4/2001    500,217           --             --            --           500,217
                Lucent II            5/7/1998      10/4/2001  3,274,495           --             --            --         3,274,495
                Starkey              5/7/1998      10/4/2001    583,616           --             --            --           583,616
                Frensenius          4/19/1999      10/4/2001 10,100,957           --             --            --        10,100,957
                Panasonic            3/1/1999      10/4/2001  1,174,530           --             --            --         1,174,530
                IEC/Interpark       4/26/1999      10/4/2001  4,487,739           --             --            --         4,487,739

Monterrey       Bundy                1/1/2000      10/4/2001  3,610,877           --             --            --         3,610,877

                                                                                  Excess (Deficiency)
                                                                                      of Property
                                                                                     Operating Cash
                                          Cost of Properties Including Closing     Receipts Over Cash
   Entity            Property                      and Soft Costs                     Expenditures
                                                Total acquisition
                                                  cost, capital
                                   Original        improvement,
                                   mortgage     closing and soft
                                   financing         costs            Total

Matamoros       Axa Yazaki            --            2,625,823        2,625,823           37,616
                Lucent I              --              609,308          609,308         (109,091)
                Lucent II             --            2,722,399        2,722,399          552,096
                Starkey               --              613,810          613,810          (30,194)
                Frensenius            --            7,938,297        7,938,297        2,162,660
                Panasonic             --            1,009,134        1,009,134          165,396
                IEC/Interpark         --            4,251,114        4,251,114          236,625

Monterrey       Bundy                 --            3,339,441        3,339,441          271,435


Note 1: The date acquired represents either the date the building was acquired or the date the building's construction was completed.

                                   APPENDIX B


                             SUBSCRIPTION AGREEMENT


To:      Dividend Capital Trust Inc.
         518 17th Street, 17th Floor
         Denver, Colorado 80202

Ladies and Gentlemen:

         The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") of Dividend Capital Trust Inc., a Maryland corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Dividend Capital Trust Inc."

         I hereby acknowledge receipt of the Prospectus of the Company dated _______ ___, 2002 (the "Prospectus"). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. I understand that the sale of Shares pursuant to this Subscription Agreement will not be effective until at least five business days after the date I have received a final prospectus and until I have received a confirmation of my purchase.

         I have been advised that:

                a. The assignability and transferability of the Shares is restricted and will be governed by the Company's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

                b. Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

                c. There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

                                 SPECIAL NOTICES


                          FOR CALIFORNIA RESIDENTS ONLY
                    CONDITIONS RESTRICTING TRANSFER OF SHARES


         SECTION 260.141.11 RESTRICTIONS ON TRANSFER:

                a. The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

                b. It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

                   i. to the issuer;

                   ii. pursuant to the order or process of any court;

                   iii. to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

                   iv. to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

                   v. to holders of securities of the same class of the same issuer;

                   vi. by way of gift or donation inter vivos or on death;

                   vii. by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

                   viii. to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

                   ix. if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

                   x. by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                   xi. by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

                   xii. by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                   xiii. between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

                   xiv. to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

                   xv. by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

                   xvi. by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

                   xvii. by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of
Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

                c. The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

                  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

                      FOR MAINE, MASSACHUSETTS, MINNESOTA,
                      MISSOURI AND NEBRASKA RESIDENTS ONLY

         In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

                             REGISTRATION OF SHARES

         The following requirements have been established for the various types of ownership in which Shares may be held and registered. Subscription Agreements must be executed and supporting material must be provided in accordance with these requirements.

         1. INDIVIDUAL OWNER: One signature required.

         2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: Each joint tenant must sign.

         3. TENANTS IN COMMON: Each tenant in common must sign.

         4. COMMUNITY PROPERTY: Only one investor must sign.

         5. PENSION OR PROFIT SHARING PLANS: The trustee must sign the Signature Page.

         6. TRUST: The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

         7. PARTNERSHIP: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Signature Page. In the case of an investment by a general partnership, all partners must sign.

         8. CORPORATION: An authorized officer must sign. The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors designating the executing officer as the person authorized to sign on behalf of the corporation and a certified copy of the Board's resolution authorizing the investment.

         9. IRAS, IRA ROLLOVERS AND KEOGHS: The officer (or other authorized signer) of the bank, trust company, or other fiduciary of the account must sign. The address of the bank, trust company or other fiduciary must be provided in order to receive checks and other pertinent information regarding the investment.

         10. UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor's parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

                         INSTRUCTIONS TO SIGNATURE PAGE


         Please refer to the following instructions in completing the Signature Page contained below. Failure to follow these instructions may result in the rejection of your subscription.

         1. INVESTMENT. A minimum investment of $2,000 (200 Shares) is required, except for certain states which require a higher minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "DIVIDEND CAPITAL TRUST INC." Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled "Investor Suitability Standards." Please indicate the state in which the sale was made.

         2. TYPE OF OWNERSHIP. Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

         3. REGISTRATION NAME AND ADDRESS. Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5, the investor is certifying that the taxpayer or social security number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

         4. INVESTOR NAME AND ADDRESS. Complete this Section only if the investor's name and address is different from the registration name and address provided in Section 3. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.

         5. SUBSCRIBER SIGNATURES. Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES ARE NOT REQUIRED TO BE NOTARIZED.

         6. SUITABILITY. Please complete this Section so that the Company and your Broker-Dealer can assess whether your subscription is suitable given your financial condition and investment objectives. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

         7. DIVIDEND REINVESTMENT PLAN. By electing the Dividend Reinvestment Plan, the investor elects to reinvest 100% of cash dividends otherwise payable to such investor in Shares of the Company.

The investor acknowledges that the Dealer Manager and the Broker-Dealer named in the Subscription Agreement Signature Page may receive a dealer manager fee of 2.5% and commissions not to exceed 7% of reinvested dividends, respectively, less any discounts authorized by the Prospectus. If cash dividends are to be sent to an address other than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

         8. BROKER-DEALER. This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in
Section 8 including suitability certification.

         9. SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE. The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements may be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (303) 228-2200

                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE


1.       INVESTMENT - MAKE CHECK PAYABLE TO: DIVIDEND CAPITAL TRUST INC.

                  Number of Shares Subscribed for:
                                                       ------------------------
                                                       (200 Share Minimum)
                  Total Purchase Price:
                                                       -------------------------
                                                       ($10 per Share)

         Please check the appropriate box:

         [_]      This is my initial investment ($2,000 minimum)

         [_]      This is an Additional Investment ($100 minimum)

         Check the following box to elect the Deferred Commission Option as described in the prospectus (the Broker-Dealer listed below must agree to this election)

         [_]

         Check the following box if you are purchasing Shares from a registered investment advisor in a fee only "Wrap Account." (Broker-Dealer listed below must agree to this election)

         [_]

         2. ADDITIONAL INVESTMENTS

                  Please check the box if you intend to make additional investments. If additional investments are made, please include social security number or other tax identification number on your check. All additional investments must be made in increments of $100. By checking this box, you agree to notify the Company in writing if at any time you fail to meet the suitable standards or are unable to make the representations in Section 6.

         3. TYPE OF OWNERSHIP

         [_]  IRA                           [_]  Individual

         [_]  Keogh                         [_]  Joint Tenants With Right of
                                                 Survivorship

         [_]  Qualified Pension Plan        [_]  Community Property

         [_]  Qualified Profit Sharing Plan [_]  Tenants in Common

         [_]  Other Trust for the Benefit   [_]  Custodian for _______________
              of _________________               under the Uniform Gift to
                                                 Minors Act or the Uniform
                                                 Transfers to Minors Act under
                                                 the State of ______
         [_]  Company organized under
              laws of the State of __________

4.       REGISTRATION NAME AND ADDRESS

         Please print name(s) in which Shares are to be registered. Include trust name if applicable: ______________________________________________________

[_] Mr [_] Mrs [_] Ms [_] Other ______________________

                         Taxpayer Identification Number

                         [_][_]-[_][_][_][_][_][_][_]

                         Social Security Number

                         [_][_][_]-[_][_]-[_][_][_][_]

         --------------------------------------------------------
         Street Address or P.O. Box

         --------------------------------------------------------
         City                 State            Zip Code

         --------------------------------------------------------
         Home                               Business

         --------------------------------------------------------
         Telephone No.                      Telephone No.




         5. INVESTOR NAME AND ADDRESS (complete only if different from registration name and address)

         [_] Mr  [_] Mrs  [_] Ms  [_] Other ______________

                         Taxpayer Identification Number

                         [_][_]-[_][_][_][_][_][_][_]

                         Social Security Number

                         [_][_][_]-[_][_]-[_][_][_][_]


         --------------------------------------------------------
         Street Address or P.O. Box

         --------------------------------------------------------
         City                 State            Zip Code

         --------------------------------------------------------
         Home                               Business

         --------------------------------------------------------
         Telephone No.                      Telephone No.

         --------------------------------------------------------
         Birthdate                          Occupation

         6. SUITABILITY

         Please indicate below your:

         -----------------------                    -------------------------
         Occupation                                 Birthdate

         $                                         $
          ----------------------                    -------------------------
          Net Worth                                 Annual Income

         -----------------------------------------------------------------------
         Investment Objectives

         -----------------------------------------------------------------------
         Nature of other investments or securities holdings

         7. SUBSCRIBER SIGNATURES

         Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the Prospectus.
                                                      ----------     -----------
                                                       Initials        Initials

(b) I accept and agree to be bound by the terms and
conditions of the Articles of Incorporation.
                                                      ----------     -----------
                                                       Initials        Initials

(c) I have (i) a net worth (exclusive of home,
home furnishings and automobiles) of $150,000 or
more; or (ii) a net worth (as described above) of
at least $45,000 and had during the last year or
estimate that I will have during the current tax
year a minimum of $45,000 annual gross income, or
that I meet the higher suitability requirements
imposed by my state of primary residence as set
forth in the Prospectus under "Suitability Standards.
                                                      ----------     -----------
                                                       Initials        Initials

(d) If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my
Shares, or any interest therein, or receive any consideration therefore, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner's Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.

                                                      ----------     -----------
                                                       Initials        Initials

(e) I am purchasing the Shares for my own account and acknowledge that the investment is not liquid.

                                                      ----------     -----------
                                                       Initials        Initials

         I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (i) I have provided herein my correct social security or taxpayer identification number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends (or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding).

                                         ---------------------------------------
                                         Signature of Investor or Trustee

                                         ---------------------------------------
                                         Signature of Joint Owner, if applicable

                                         ---------------------------------------
                                         Date

(MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

         8. DIVIDEND REINVESTMENT PLAN

Check the box to receive 100% of your dividends in the form of additional shares under the Dividend Reinvestment Plan: [_]

         9. BROKER-DEALER (to be completed by broker-dealer and registered representative)

         An authorized officer of the Broker-Dealer and the registered representative must sign below to complete your subscription. By signing below, the Broker-Dealer warrants that (i) it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different, (ii) it has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and (iii) it has informed the subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.


         ------------------                 ------------------
         Broker-Dealer Name                 Telephone No. (  )

         -----------------------------------------------------
         Broker-Dealer Street Address or P.O. Box

         -----------------------------------------------------
         City               State                 Zip Code

         -----------------------------------------------------
         Registered Representative Name      Telephone No. (  )

         -----------------------------------------------------
         Reg. Rep. Street              Address or P.O. Box



         -----------------------------------------------------
         City               State                 Zip Code

         -----------------------------------------------------
         Signature of Authorized Officer of Broker-Dealer

         -----------------------------------------------------
         Name of Authorized Officer

         -----------------------------------------------------
         Registered Representative Signature

         Agree to Deferred Commission Option or Fee only "Wrap Account"

         [_]  Yes

         [_]   No

         Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to:

         Dividend Capital Trust Inc.
         518 17th Street, 17th Floor
         Denver, Colorado 80202
         (303) 228-2200



                              FOR COMPANY USE ONLY

Acceptance by Dividend Capital Trust Inc.:

Accepted by:                                Date:
            -----------------------------        -------------------------------

Amount of Subscription:                     Stock Certificate Number:
                       ------------------                            -----------
Check Number:                               Broker Dealer Number:
             ----------------------------                        ---------------
Registered Representative Number:           Account Number:
                                 --------                  ---------------------

                                   APPENDIX C


                           DIVIDEND REINVESTMENT PLAN


         THIS DIVIDEND REINVESTMENT Plan ("Plan") is adopted by the Dividend Capital Trust Inc., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation. Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Articles of Incorporation (the "Articles").

         1. Dividend Reinvestment. As agent for the shareholders ("Shareholders") of the Company who (i) purchase shares of the Company's common stock (the "Shares") pursuant to the Company's initial public offering (the "Initial Offering"), or (ii) purchase Shares pursuant to any future offering of the Company ("Future Offering"), and who elect to participate in the Plan (the "Participants"), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the "Dividends"), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence.

         2. Effective Date. The effective date of this Plan shall be the date that the Registration Statement filed with respect to the Initial Offering is declared effective by the Securities and Exchange Commission (the "Commission").

         3. Procedure for Participation. Any Shareholder who purchases Shares pursuant to the Initial Offering or any Future Offering and who has received a prospectus, as contained in the Company's registration statement filed with the Commission, may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Dividend payable after receipt of a Participant's subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends are paid by the Company. The Company intends to pay Dividends on a quarterly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on Nasdaq, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.


         4. Purchase of Shares. Participants will acquire Plan Shares from the Company at a fixed price of $10 per Share until the earliest of (i) all 4,000,000 of the Plan Shares registered in the Initial Offering are issued, (ii) the Initial Offering terminates and the Company elects to deregister with the Commission the unsold Plan Shares, or (iii) there is more than a (i) de minimis amount of trading in our shares, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Company's Board of Directors by reference to the applicable sales price in respect to the most recent trades occurring on or prior to the relevant distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Ownership Limit as set forth in the Articles or otherwise would cause a violation of the share ownership restrictions set forth in the Articles. Notwithstanding the foregoing, Ohio residents will not be charged the 2.5% dealer manager fee or the 7.0% sales commission; instead, Ohio residents will be charged the actual expenses associated with administration of the Plan, which expenses will not exceed 2% of the price per share stated above.

         Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the Commission in connection with the Company's Initial Offering, (b) Shares to be registered with the Commission in a Future Offering for use in the Plan (a "Future Registration"), or (c) Shares of the Company's common stock purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the "Secondary Market").

         Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

         If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

         It is understood that reinvestment of Dividends does not relieve a Participant of any income tax liability which may be payable on the Dividends.

         5. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

         6. Reports. Within 90 days after the end of the Company's fiscal year, the Company shall provide each Shareholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.

         7. Commissions and Other Charges. In connection with Shares sold pursuant to the Plan, the Company will pay selling commissions of 7%; a dealer manager fee of 2.5%; and, in the event that proceeds from the sale of Plan Shares are used to acquire properties, acquisition and advisory fees and expenses in the amount of up to 3.5% of the purchase price of the Plan Shares.

         8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating

Participant's account will reflect the whole number of shares in his or her account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Dividends will be distributed to the Shareholder in cash.

         9. Amendment or Termination of Plan by the Company. The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon 10 days' written notice to the Participants.

         10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

================================================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS THAT ARE NOT CONTAINED IN THIS PROSPECTUS. IF ANY SUCH INFORMATION OR STATEMENTS ARE GIVEN OR MADE, YOU SHOULD NOT RELY UPON SUCH INFORMATION OR REPRESENTATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THOSE TO WHICH THIS PROSPECTUS RELATES, OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. THIS PROSPECTUS SPEAKS AS OF THE DATE SET FORTH BELOW. YOU SHOULD NOT ASSUME THAT THE DELIVERY OF THIS PROSPECTUS OR THAT ANY SALE MADE PURSUANT TO THIS PROSPECTUS IMPLIES THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS WILL REMAIN FULLY ACCURATE AND CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                           --------------------------


                                TABLE OF CONTENTS


                           --------------------------




QUESTIONS AND ANSWERS ABOUT THIS OFFERING ................................    5
PROSPECTUS SUMMARY .......................................................   12
RISK FACTORS..............................................................   20
SUITABILITY STANDARDS.....................................................   30
ESTIMATED USE OF PROCEEDS.................................................   32
MANAGEMENT................................................................   34
CONFLICTS OF INTEREST.....................................................   52
INVESTMENT OBJECTIVES AND CRITERIA........................................   56
PRIOR PERFORMANCE SUMMARY.................................................   64
FEDERAL INCOME TAX CONSIDERATIONS.........................................   65
ERISA CONSIDERATIONS......................................................   82
DESCRIPTION OF SECURITIES.................................................   87
THE OPERATING PARTNERSHIP AGREEMENT.......................................   98
PLAN OF DISTRIBUTION......................................................  102
LEGAL OPINIONS............................................................  107
EXPERTS...................................................................  107
ADDITIONAL INFORMATION....................................................  108
FINANCIAL STATEMENTS......................................................  F-1
APPENDIX A: PRIOR PERFORMANCE TABLES......................................  A-1
APPENDIX B: SUBSCRIPTION AGREEMENT........................................  B-1
APPENDIX C: DIVIDEND REINVESTMENT PLAN....................................  C-1




     Until ______________, 2002 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.


================================================================================



================================================================================




                        ---------------------------------

                           DIVIDEND CAPITAL TRUST INC.




                             UP TO 25,000,000 SHARES


                                 OF COMMON STOCK

                              OFFERED TO THE PUBLIC



                            -------------------------



                                   PROSPECTUS



                            ------------------------


                                 DIVIDEND INCOME

                                 SECURITIES LLC


                               ____________, 2002

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 31.  Other Expenses of Issuance and Distribution.



SEC registration fee....................................................   $    27,784
NASD filing fee.........................................................        30,500
Accounting fees and expenses............................................       300,000*
Escrow Agent's Fees.....................................................        15,000*
Sales and advertising expenses..........................................     6,000,000*
Legal fees and expenses.................................................       600,000*
Blue Sky fees and expenses..............................................       500,000*
Printing expenses.......................................................       500,000*
Miscellaneous...........................................................       726,716*
                                                                           -----------
                 Total                                                     $ 8,700,000*


       * Estimated through completion of offering, assuming sale of 29,000,000 shares.


Item 32. Sales to Special Parties.

                  Not Applicable.

Item 33. Recent Sales of Unregistered Securities.

         Effective April 12, 2002, the Company issued 200 shares of common stock to an affiliate of Dividend Capital Trust Advisors LLC for $2,000 in cash. The Company relied on Section 4(2) of the Securities Act of 1933, as amended, for the exemption from the registration requirements of such Act. The investor, by virtue of its affiliation with the Company, had access to information concerning the proposed operations of the Company and the terms and conditions of its investment. In addition, the investor acknowledged its intent to acquire the shares of the Company for investment purposes and not with a view toward the subsequent distribution thereof. Any certificates which may be issued with respect to the shares will contain a legend restricting transfer of the shares represented thereby.

Item 34. Indemnification of Directors and Officers.

         Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitees") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the

Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the results of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violation of securities laws. Pursuant to its Articles of Incorporations, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         The Company has entered into indemnification agreements with each of the Company's officers and Directors. The Indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with this agreement, the Company must indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company must also cover officers and Directors under the Company's directors' and officers' liability insurance.

Item 35. Treatment of Proceeds from Securities Being Registered.

         Not applicable.

Item 36. Financial Statements and Exhibits.

         (a) Financial Statements:

         The following financial statements are included in the Prospectus:

         (1) Report of Independent Public Accountants

         (2) Balance Sheet as of June 30, 2002.

         (3) Notes to Balance Sheet

         (b) Exhibits:


             +1.1      Form of Dealer Manager Agreement


             *1.2      Form of Selected Dealer Agreement

             *1.3      Form of Warrant Purchase Agreement

             *3.1      Dividend Capital Trust Inc. Articles of Incorporation

             +3.1.1 Dividend Capital Trust Inc. Amended and Restated Articles of Incorporation


             +3.2      Dividend Capital Trust Inc. Bylaws



             +4.1 Form of Subscription Agreement (Included in the Prospectus as Appendix B and incorporated herein by reference.)



             +4.2 Form of Dividend Reinvestment Plan (Included in the prospectus as Appendix C and incorporated herein by reference.)



             +5 Opinion of Moye, Giles, O'Keefe, Vermeire & Gorrell LLP as to the legality of the securities being registered



             +6 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain federal income tax considerations relating to Dividend Capital Trust Inc.

             +10.1 Form of Escrow Agreement between Dividend Capital Trust Inc. and Wells Fargo Bank West, N.A.


             +10.2 Advisory Agreement between Dividend Capital Trust Inc. and Dividend Capital Advisors LLC dated July 11, 2002



             +10.3 Management Agreement between Dividend Capital Trust Inc. and Dividend Property Management LLC dated July 11, 2002


             *10.4 Form of Indemnification Agreement between Dividend Capital Trust Inc. and the officers and directors of Dividend Capital Trust Inc.


             +10.5 Limited Partnership Agreement of Dividend Capital Operating Partnership LP.


             +10.6.1   Dividend Capital Trust Inc. Employee Stock Option Plan

             +10.6.2 Dividend Capital Trust Inc. Independent Director Stock Option Plan


             +23.1 Consent of KPMG LLP, Independent Public Accountants, dated July 12, 2002.



             23.2 Consent of Moye, Giles, O'Keefe, Vermeire & Gorrell LLP (contained in its opinion filed herewith as Exhibit 5 and incorporated herein by reference.



             23.3 Consent of Paul, Weiss, Rifkind, Wharton & Garrison (to be contained in its opinion filed herewith as Exhibit 6 and incorporated herein by reference).


             *24      Power of Attorney




--------------------------

+ Filed herewith.

*Previously filed.

Item 37. Undertakings

         The registrant undertakes (a) to file any prospectuses required by
Section 10 (a) (3) as post-effective amendments to this registration statement,
(b) during any period in which offers or sales are being made, to file a post-effective amendment to this registration statement (i) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (ii) to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement, (c) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (d) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (e) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the Advisor or its Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

              The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

              The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, only for properties acquired during the distribution period.

              The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended. The registrant also undertakes to include, in filings containing financial statements of the registrant, separate audited financial statements for all lessees leasing one or more properties whose cost represents 20% or more of the total assets or gross proceeds of the offering.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

              The undersigned registrant hereby undertakes that (a) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (b) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 12, 2002.




                                        DIVIDEND CAPITAL TRUST INC.


                                        By: /s/ Evan H. Zucker
                                           -------------------------------------
                                           Evan H. Zucker, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                              Title                             Date


      /s/ Evan H. Zucker               President,                                July 12, 2002
--------------------------------       (Principal Executive Officer) and
        Evan H. Zucker                 Director

      /s/ James R. Mulvihill           Chief Financial Officer                   July 12, 2002
--------------------------------       (Principal Accounting Officer) and
        James R. Mulvihill
        Director


      /s/ John A. Blumberg*            Director                                  July 12, 2002
--------------------------------
        John A. Blumberg

      /s/ Michael Dana*                Director                                  July 12, 2002
--------------------------------
        Michael Dana

      /s/ Tripp H. Hardin*             Director                                  July 12, 2002
--------------------------------
        Tripp H. Hardin


      /s/ Robert F. Masten*            Director                                  July 12, 2002
--------------------------------
        Robert F. Masten

      /s/ John C. O'Keeffe*            Director                                  July 12, 2002
--------------------------------
        John C. O'Keeffe


      /s/ Lars O. Soderberg*           Director                                  July 12, 2002
--------------------------------
        Lars O. Soderberg

*By:  /s/ Evan H. Zucker
    ---------------------------
        Evan H. Zucker
        Attorney-in-fact

                                 EXHIBIT INDEX




    EXHIBIT
    NUMBER     DESCRIPTION
    -------    -----------

     +1.1      Form of Dealer Manager Agreement

     *1.2      Form of Selected Dealer Agreement

     *1.3      Form of Warrant Purchase Agreement

     *3.1      Dividend Capital Trust Inc. Articles of Incorporation

     +3.1.1    Dividend Capital Trust Inc. Amended and Restated Articles of
               Incorporation

     +3.2      Dividend Capital Trust Inc. Bylaws

     +4.1      Form of Subscription Agreement (Included in the Prospectus as
               Appendix B and incorporated herein by reference.)

     +4.2      Form of Dividend Reinvestment Plan (Included in the prospectus as
               Appendix C and incorporated herein by reference.)

     +5 Opinion of Moye, Giles, O'Keefe, Vermeire & Gorrell LLP as to the legality of the securities being registered

     +6 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain federal income tax considerations relating to Dividend
               Capital Trust Inc.

     +10.1     Form of Escrow Agreement between Dividend Capital Trust Inc. and
               Wells Fargo Bank West, N.A.

     +10.2     Advisory Agreement between Dividend Capital Trust Inc. and
               Dividend Capital Advisors LLC dated July 11, 2002.

     +10.3     Management Agreement between Dividend Capital Trust Inc. and
               Dividend Capital Property Management LLC dated July 11, 2002.

     *10.4     Form of Indemnification Agreement between Dividend Capital Trust
               Inc. and the officers and directors of Dividend Capital Trust
               Inc.

     +10.5     Limited Partnership Agreement of Dividend Capital Operating
               Partnership LP.

     +10.6.1   Dividend Capital Trust Inc. Employee Stock Option Plan

     +10.6.2   Dividend Capital Trust Inc. Independent Director Stock Option
               Plan

     +23.1     Consent of KPMG LLP, Independent Public Accountants, dated July
               12, 2002.

     23.2      Consent of Moye, Giles, O'Keefe, Vermeire & Gorrell LLP
               (contained in its opinion filed herewith as Exhibit 5 and incorporated herein by reference.

     23.3 Consent of Paul, Weiss, Rifkind, Wharton & Garrison (contained in its opinion filed herewith as Exhibit 6 and incorporated herein by reference).

     *24       Power of Attorney



--------------------------

+ Filed herewith.

*Previously filed.